                                                            Exhibit 99.2



                            ACTUARIAL APPRAISAL OF

                           THE INSURANCE OPERATIONS

                           OF PROVIDIAN CORPORATION






                                        Prepared For:

                                        Providian Corporation

                                        Prepared By:

                                        Christine E. Dugan, F.S.A., M.A.A.A.
                                        Kathleen M. Dziedzic, A.S.A., M.A.A.A.
                                        Dawn E. Helwig, F.S.A., M.A.A.A.
                                        Gary R. Josephson, F.C.A.S., M.A.A.A.
                                        Donald E. Michalko, A.S.A., M.A.A.A.
                                        Edward P. Mohoric, F.S.A., M.A.A.A.
                                        Floyd R. Radach, F.C.A.S., M.A.A.A.
                                        John R. Roeger, A.S.A.
                                        Raymond T. Schlude, F.S.A., M.A.A.A.
                                        John P. Schreiner, F.S.A., M.A.A.A.
                                        James G. Stoltzfus, A.S.A., M.A.A.A.
                                        Bruce W. Winterhof, F.S.A., M.A.A.A.
                                        Laird D. Zacheis, F.S.A., M.A.A.A.

                                        November 2, 1996

                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page
-------                                                                    ----

   I        Introduction and Qualifications                                 1

   II       Summary of Results                                              9

   III      Development of Adjusted Statutory Book                         36

   IV       Methodology, Models and Actuarial Assumptions for              40
            Existing Business

   V        Methodology, Models and Actuarial Assumptions for Future       48
            Business


Appendix
--------

   A        Summary of Asset and Investment Assumptions and Capital        A-1
            Formula

   B        Providian Agency Group Liability Models and Assumptions        B-1

   C        Providian Direct Insurance Group Liability Models and          C-1
            Assumptions

   D        Providian Capital Management Group Liability Models and        D-1
            Assumptions

   E        Detailed Statutory Projection Output                       Attached




                                   SECTION I
                                   ---------
                        Introduction and Qualifications
                        -------------------------------

Milliman & Robertson, Inc. (M&R) was retained by Providian Corporation to perform certain actuarial analyses with respect to the insurance operations of Providian. Specifically, our assignment has been to develop projected statutory earnings arising from the existing and potential future business for the insurance operations of Providian, as of June 30, 1996, and to calculate present values of these future earnings.

Providian Corporation, directly or indirectly, owns and controls the following insurance companies.

     Commonwealth Life Insurance Company
     Peoples Security Life Insurance Company
     Capital Security Life Insurance Company
     Providian Life and Health Insurance Company
     First Providian Life and Health Insurance Company
     Veterans Life Insurance Company
     Academy Life Insurance Company
     Pension Life Insurance Company of America
     First Deposit Life Insurance Company
     Providian Property and Casualty Insurance Company
     Providian Fire Insurance Company
     Providian Auto and Home Insurance Company

All of the above insurance companies are included in our analysis with the exception of First Deposit Life Insurance Company. First Deposit Life Insurance Company is a wholly owned subsidiary of Providian Bancorp, Inc.

Providian has several non-insurance company subsidiaries, the most notable being Providian Bancorp, Inc. Our analyses exclude the assets and liabilities at Providian Corporation and exclude the non-insurance operations of Providian with the exception of certain fee based non-insurance products, described later in this report, that are marketed by the insurance operations.

Providian's insurance operations are divided into three major segments:

     Providian Agency Group (PAG)
     ----------------------------

     This segment consists primarily of individual life insurance sold through a captive home service agent distribution system. PAG also distributes and underwrites individual health, annuities, and several other miscellaneous product lines through the home service distribution system. PAG has developed partnerships with third-party insurance companies and marketing organizations providing and underwriting insurance products for these third parties.

     The business in PAG resides in Commonwealth Life Insurance Company, Peoples Security Life Insurance Company, and Capital Security Life Insurance Company.

     Providian Direct Insurance (PDI)
     --------------------------------

     Business offered by this segment includes life insurance, health insurance and automobile insurance. The majority of PDI sales are direct using telephone and direct mail solicitation (Core Business). Historically, PDI has also used television as a method of distribution but has de-emphasized this method for current sales. PDI also distributes in the military market using agents.

     The life and health business of PDI resides in Providian Life and Health Insurance Company, Veterans Life Insurance Company, First Providian Life and Health Insurance Company (New York business), and Academy Life Insurance Company (military business). Pension Life Insurance Company of America and First Deposit Life Insurance Company contain minimal business.

     The property-casualty business (primarily automobile) is in Providian Auto and Home Insurance Company, Providian Property and Casualty Insurance Company, and Providian Fire Insurance Company.

     Providian Capital Management (PCM)
     ----------------------------------

     This segment consists of fixed and floating rate guaranteed investment contracts, fixed and variable deferred annuities, single premium life insurance, payout annuities, and synthetic GICs. The business has been distributed through financial institutions, financial planners and other investment professionals, and specialized brokers.

     The insurance business of PCM resides in Commonwealth Life Insurance Company, Peoples Security Life Insurance Company, and Providian Life and Health Insurance Company.

M&R is frequently engaged to prepare such analyses of insurance companies. The approach followed in this situation is consistent with methodology we have generally employed in previous engagements.

We have prepared this report for the internal use of Providian Corporation. This report is intended to provide certain actuarial information and analyses as of June 30, 1996 that would assist a qualified actuary, technically competent in the area of actuarial appraisals, to develop an estimate of (1) the adjusted statutory book value of the Providian insurance operations as of June 30, 1996; (2) the projected amounts and present values of future statutory profits from insurance inforce at June 30, 1996; and (3) the projected statutory earnings and present values from insurance written after June 30, 1996.

This report may not be distributed, disclosed, copied or otherwise furnished to any party without our prior consent. Any distribution of this report must be in its entirety, and M&R must be informed of such distribution.

Nothing included in this report is to be used in any filings with any public body, such as but not limited to the Securities and Exchange Commission or State Insurance Departments, without prior written consent from M&R.

We have projected future statutory profits computed according to regulatory reporting criteria. The validity of these projections depends on how well future experience conforms to our assumptions. Our assumptions for future mortality, persistency, morbidity, casualty losses, expenses, investment return and other actuarial factors are based upon our evaluation of recent experience of Providian's insurance operations, management's expectations for the future and our knowledge of general industry experience within the segments in which Providian operates. The approach employed to develop the projection assumptions is described below.

     1. Persistency, mortality, and morbidity assumptions for life, health and annuity business are based upon the Company's experience and pricing assumptions.

     2. Claim assumptions on the property-casualty business are based upon Company plans modified to reflect our expectations for the maturity period of achieving an ultimate stable loss ratio for a seasoned book of business.

     3.   New business sales assumptions were provided by Providian.

     4. Total expenses equal budgeted expenses of Providian's insurance operations and were projected as a combination of: a) allowables based upon unit costs used in pricing, with certain adjustments for recent and expected experience; and b) expenses which equal the excess of total budgeted expenses over projected allowables.

     5. Future investment income reflects the run-off of the June 30, 1996 portfolio and new investments based on assumptions for asset yield, quality, and maturity provided by PCM. The projections are based upon the September 30, 1996 interest rate environment.

     6. Initial credited rates equal actual credited rates. Future credited rates are based upon the Company's target spreads, credited rate strategy, and index guarantees.

Actual experience may differ from that assumed in these projections. Sensitivity of results to changes in assumptions is provided as part of Section II, Summary of Results.

Rationale for Statutory Approach
--------------------------------

Our development of the projected amounts and actuarial values in this report reflect statutory accounting practices. Two reasons why we believe it is appropriate to analyze a life company using the statutory approach are:

     1. Statutory accounting determines the availability of earnings for dividends to insurance company shareholders.

     2. Statutory surplus constitutes the funds available for investments in new business or other ventures requiring capital.

Relationship to Market Value
----------------------------

An actuarial appraisal does not necessarily represent the value of a company's stock in the open market. Rather, it is derived from a carefully constructed projection of future earnings and therefore reflects the value of a company's earnings potential under a specific set of assumptions. Assignment of a value to any business enterprise is also a matter of informed judgement. In an actual transaction, purchase or sale price is determined by the parties involved, based on their respective evaluations of all relevant factors including:

     . the perspective of the buyer and the seller and the level of confidence regarding the assumptions underlying projected earnings,

     . the desired rate of return and the associated cost of capital,

     . the degree of urgency associated with a transaction,

     . economies of scale and scope associated with a potential transaction, and

     . significant tax or other consequences, unique to a proposed transaction, which can have an effect on fair market value.

Data Reliance
-------------

We have relied upon data and information supplied by Providian as well as on published financial information. We performed no audits or independent verification of the information furnished to us. To the extent that there are any material errors in the information provided, the results of our analysis will be affected as well. The principal materials relied upon include:

     1. Information contained in the public and internal financial statements of Providian and its insurance company subsidiaries.

     2. Inventories of Providian's insurance and annuity policies inforce as of June 30, 1995 and June 30, 1996, as supplied by Providian.

     3. Information on policies inforce, including schedules or computer tapes of gross premiums, cash values, statutory reserve factors, policy benefits, charges, commission rates, and other policy information as supplied by Providian.

     4. Information on financial reinsurance amounts for treaties currently in place.

     5. Information and analysis on recent mortality, morbidity, persistency, and policy loss experience along with assumptions as to future expected experience as incorporated in Company pricing and business plan.

     6. Information regarding expected fee income and loss experience on synthetic GIC contracts, both in place and those expected to be produced.

     7. Information provided by Providian on invested assets, interest rate swaps, hedging strategies, market values and other investment assumptions for assets in place at June 30, 1996. Providian also provided assumptions for mortgage defaults and investment of positive net cash flow.

     8.  Information on future budgeted expenses.

     9. Information on certain tax items such as loss carry forwards, statutory/tax reserve differences and tax DAC outstanding as of June 30, 1996 and other information with respect to federal income taxes.

    10. Information regarding new business production levels, as supplied by Providian.

    11. Information on the expected profitability of the fee based non-insurance products sold by the Providian insurance operations.

                                  SECTION II
                                  ----------
                              Summary of Results
                              ------------------

Summary of Actuarial Appraisal Values
-------------------------------------

The following tables summarize the results of our analysis of the components of value as of June 30, 1996. We have shown results for the insurance operations in total (Table 1) along with results for each of the separate segments; PAG (Table
1A), PDI (Table 1B), and PCM (Table 1C). The items included are: 1) Adjusted Statutory Book Value for the entire insurance operations along with an allocation of statutory capital to each of the insurance operations; 2) the present value of future statutory profits from business inforce at June 30, 1996; 3) the present value of future statutory profits for business written for the ten year period after June 30, 1996.

Future business production was valued based upon ten years of new business writings. Details regarding the new business production assumptions are provided later in this section.

Tables 2 and 3 provide a summary of ten years of projected after-tax statutory profits. The ten-year projections reflect an assumption that earnings in excess of required capital funding are distributed from the insurance operations. Required capital is projected as 200% of NAIC Company Action Level risk based capital (RBC). The projections are provided for the three major segments separately.

Summaries of actuarial appraisal values and assumptions for each line of business are provided in Sections IV, V, and the appendices. Detailed projections of annual statutory profits and present values of profit by line of business are provided in Appendix E.

                                    TABLE 1

=================================================================================
                 Providian Corporation - Insurance Operations
                          Summary of Actuarial Values
                              As of June 30, 1996
                                 (in millions)
=================================================================================
                                                               Discount Rate *
---------------------------------------------------------------------------------
Component of Value                                     Low      Middle     High
---------------------------------------------------------------------------------
1) Adjusted Statutory Book Value
   Business Units Capital                            1,130.2    1,130.2   1,130.2
   IMR                                                  31.6       29.7      28.0
   Additional Capital                                  529.2      529.2     529.2
                                                     -------    -------   -------
   Total Adjusted Book Value                         1,691.0    1,689.1   1,687.4
---------------------------------------------------------------------------------
2) Value of Business Inforce as of June 30, 1996
   Providian Agency Group (PAG)                      1,788.4    1,555.3   1,373.1
   Providian Direct Insurance (PDI)                  1,088.1      990.3     907.7
   Providian Capital Management (PCM)                  746.9      687.6     637.3
---------------------------------------------------------------------------------
   Subtotal Pre-Tax Existing Business                3,623.3    3,233.3   2,918.1
   Federal Income Taxes **                          (1,135.1)  (1,018.5)   (923.9)
                                                     -------    -------   -------
   Subtotal After-Tax Existing Business              2,488.2    2,214.8   1,994.2
---------------------------------------------------------------------------------
3) Subtotal (1) plus (2)
   Pre-Tax                                           5,314.3    4,922.4   4,605.6
   After-Tax                                         4,179.2    3,903.9   3,681.7
---------------------------------------------------------------------------------
4) Ten Years of New Business from June 30, 1996
   Providian Agency Group (PAG)                        180.7       82.9      13.5
   Providian Direct Insurance (PDI)                    441.0      310.8     213.2
   Providian Capital Management (PCM)                  699.3      556.0     447.7
---------------------------------------------------------------------------------
   Subtotal Pre-Tax Future Business                  1,321.0      949.7     674.5
   Federal Income Taxes                               (602.7)    (469.9)   (368.5)
                                                     -------    -------   -------
   Subtotal After-Tax Future Business                  718.3      479.9     305.9
---------------------------------------------------------------------------------
5) Total Actuarial Values (3) plus (4)
   Pre-Tax                                           6,635.2    5,872.1   5,280.0
   After-Tax                                         4,897.5    4,383.7   3,987.6
=================================================================================

*Note: The discount rates vary by insurance segment as shown on the following tables. The values shown under the low, middle, and high discount rate in this table represent the sum of the values for each of the three business segments under the respective low, middle, and high discount rate for each segment.

**Note: Total taxes do not equal the sum of the three business segments due to the inclusion of the Huddleston Amendment tax benefit.

                                   TABLE 1A

================================================================================
                         Providian Agency Group (PAG)
                          Summary of Actuarial Values
                              As of June 30, 1996
                                 (in millions)
-------------------------------------------------------------------------------
                                                             Discount Rate
-------------------------------------------------------------------------------
Component of Value                                     8.0%     10.0%     12.0%
-------------------------------------------------------------------------------
1) Adjusted Statutory Book Value                      166.2     166.2     166.2
-------------------------------------------------------------------------------
2) Value of Business Inforce as of June 30, 1996
   Industrial Life Premium-Paying                      35.7      31.7      28.4
   Industrial Life Paid Up and ETI                    152.1     133.4     118.5
   Ordinary Premium-Paying                            751.2     658.3     584.6
   Ordinary Paid Up and ETI                           183.1     160.3     142.2
   Universal Life                                     319.3     272.0     235.9
   Interest Sensitive Whole Life                       73.2      63.8      56.5
   Accident & Health                                   66.9      65.0      62.7
   Miscellaneous Lines                                 92.4      81.6      72.9
   Fee-Based Non-Insurance Product                      6.6       6.1       5.6
   ETI on Future Surrenders                           107.9      83.2      65.7
-------------------------------------------------------------------------------
   Subtotal Pre-Tax Existing Business               1,788.4   1,555.3   1,373.1
   Federal Income Taxes                              (592.0)   (517.3)   (458.8)
                                                    -------   -------   -------
   Subtotal After-Tax Existing Business             1,196.3   1,038.0     914.3
-------------------------------------------------------------------------------
3) Subtotal (1) plus (2)
   Pre-Tax                                          1,954.6   1,721.5   1,539.3
   After-Tax                                        1,362.5   1,204.2   1,080.5
-------------------------------------------------------------------------------
4) Ten Years of New Business from June 30, 1996
   Traditional Life                                   355.7     278.9     222.1
   Interest Sensitive Life                            239.5     197.7     164.4
   Accident & Health                                   34.0      26.6      21.1
   Fee-Based Non-Insurance Product                     19.1      15.6      12.9
   ETI on Future Surrenders                             8.8       5.9       4.0
   Unallocated Expense                               (476.4)   (441.6)   (411.0)
-------------------------------------------------------------------------------
   Subtotal Pre-Tax Future Business                   180.7      82.9      13.5
   Federal Income Taxes                               (92.3)    (57.0)    (31.2)
                                                    -------   -------   -------
   Subtotal After-Tax Future Business                  88.4      25.9     (17.6)
-------------------------------------------------------------------------------
5) Total Actuarial Values (3) plus (4)
   Pre-Tax                                          2,135.2   1,804.5   1,552.9
   After-Tax                                        1,450.9   1,230.2   1,062.8
===============================================================================

                                   TABLE 1B

                       Providian Direct Insurance (PDI)
                          Summary of Actuarial Values
                              As of June 30, 1996
                                 (in millions)

================================================================================
                                                              Discount Rate
-------------------------------------------------------------------------------
Component of Value                                     9.0%     11.0%     13.0%
-------------------------------------------------------------------------------
1) Adjusted Statutory Book Value                      159.1     159.1     159.1
-------------------------------------------------------------------------------
2) Value of Business Inforce as of June 30, 1996
   Academy Traditional Life                            79.1      71.7      65.4
   Academy Interest Sensitive Life                     63.7      58.4      53.8
   Academy Accident & Health                           16.7      15.4      14.3
   Core Traditional Life                              509.1     464.3     426.2
   Core Accident & Health                             249.1     227.7     209.6
   Property & Casualty                                158.8     143.3     130.3
   ETI on Future Surrenders                            11.6       9.6       8.0
-------------------------------------------------------------------------------
   Subtotal Pre-Tax Existing Business               1,088.1     990.3     907.7
   Federal Income Taxes                              (340.5)   (312.5)   (288.6)
                                                    -------   -------   -------
   Subtotal After-Tax Existing Business               747.6     677.8     619.1
-------------------------------------------------------------------------------
3) Subtotal (1) plus (2)
   Pre-Tax                                          1,247.2   1,149.4   1,066.8
   After-Tax                                          906.7     836.9     778.2
-------------------------------------------------------------------------------
4) Ten Years of New Business from June 30, 1996
   Academy Interest Sensitive Life                     17.2       6.7      (1.0)
   Academy Accident & Health                            0.4       0.4       0.3
   Core Traditional Life                              297.9     221.5     163.9
   Core Accident & Health                             184.2     141.7     109.4
   Property & Casualty                                  0.0       0.0       0.0
   ETI on Future Surrenders                            11.4       8.3       6.2
   Unallocated Expense                                (70.7)    (68.3)    (66.0)
   Unallocated Marketing Costs                          0.6       0.5       0.4
-------------------------------------------------------------------------------
   Subtotal Pre-Tax Future Business                   441.0     310.8     213.2
   Federal Income Taxes                              (229.7)   (181.5)   (143.8)
                                                    -------   -------   -------
   Subtotal After-Tax Future Business                 211.4     129.3      69.5
-------------------------------------------------------------------------------
5) Total Actuarial Values (3) plus (4)
   Pre-Tax                                          1,688.2   1,460.2   1,280.0
   After-Tax                                        1,118.0     966.2     847.7
===============================================================================

                                   TABLE 1C

                      Providian Capital Management (PCM)
                          Summary of Actuarial Values
                              As of June 30, 1996
                                 (in millions)
===============================================================================
                                                             Discount Rate
-------------------------------------------------------------------------------
Component of Value                                    10.0%     12.0%     14.0%
-------------------------------------------------------------------------------
1) Adjusted Statutory Book Value                      804.9     804.9     804.9
-------------------------------------------------------------------------------
2) Value of Business Inforce as of June 30, 1996
   SPWL                                                63.8      57.9      53.0
   General Account Deferred Annuity                   299.2     276.1     256.1
   Separate Account TRAC                                3.4       3.3       3.3
   Separate Account Deferred Annuity                   54.1      48.0      43.0
   SPIA                                               (74.1)    (64.5)    (57.1)
   General Account GIC                                312.8     289.4     269.6
   Trust GIC                                           87.5      77.5      69.4
-------------------------------------------------------------------------------
   Subtotal Pre-Tax Existing Business                 746.9     687.6     637.3
   Federal Income Taxes                              (240.5)   (220.8)   (204.2)
                                                    -------   -------   -------
   Subtotal After-Tax Existing Business               506.3     466.8     433.1
-------------------------------------------------------------------------------
3) Subtotal (1) plus (2)
   Pre-Tax                                          1,551.8   1,492.5   1,442.2
   After-Tax                                        1,311.2   1,271.7   1,238.0
-------------------------------------------------------------------------------
4) Ten Years of New Business from June 30, 1996
   General Account Deferred Annuity                   114.9      90.7      72.2
   Separate Account Deferred Annuity                  219.8     164.4     124.3
   SPIA                                                79.8      61.2      47.6
   General Account GIC                                236.2     205.3     179.7
   Trust GIC                                           55.2      40.8      30.3
   Unallocated Expense                                 (6.6)     (6.5)     (6.5)
-------------------------------------------------------------------------------
   Subtotal Pre-Tax Future Business                   699.3     556.0     447.7
   Federal Income Taxes                              (280.7)   (231.4)   (193.5)
                                                    -------   -------   -------
   Subtotal After-Tax Future Business                 418.5     324.6     254.1
-------------------------------------------------------------------------------
5) Total Actuarial Values (3) plus (4)
   Pre-Tax                                          2,251.0   2,048.5   1,889.9
   After-Tax                                        1,729.8   1,596.3   1,492.1
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             TABLE 2A

17CPL13-5                                                  Providian Agency Group (PAG)                    11/01/96
CPLCOMP                                                Line of Business Statutory Projection                          10:39 AM
                                                         (post-tax; in millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
Year Ending June 30,              1996     1997      1998      1999     2000      2001      2002      2003    2004    2005     2006
====================================================================================================================================
Existing Business at 06/30/96
Industrial Life Premium-Paying              5.4       5.0       4.6      4.3       4.0       3.8       3.5     3.3     3.1      2.9
Industrial Life Paid Up
 and ETI                                   20.5      19.2      18.2     17.3      16.4      15.8      14.9    14.2    13.6     13.0
Ordinary Premium-Paying                    97.4      96.8      90.8     86.5      82.8      79.5      75.1    71.3    67.1     63.2
Ordinary Paid Up and ETI                   24.8      22.7      21.7     20.6      19.7      18.9      17.8    17.0    16.3     15.6
Universal Life                             29.0      37.6      35.9     33.5      30.4      27.9      25.1    23.9    23.7     25.8
Interest Sensitive Whole
 Life                                       9.3       9.4       8.9      8.3       7.6       7.1       6.8     6.8     6.4      5.9
Accident & Health                          15.2      15.9      15.8     14.5      12.5      10.9       9.1     7.4     5.8      4.1
Miscellaneous Lines                        13.0      12.9      11.9     11.0      10.3       9.7       9.0     8.5     7.9      7.5
                                          -----     -----     -----    -----     -----     -----     -----   -----   -----    -----
 Total Existing Business                  214.5     219.5     207.8    196.1     183.9     173.7     161.4   152.5   143.8    138.0
------------------------------------------------------------------------------------------------------------------------------------
New Business from 06/30/96
Traditional Life                           (4.9)     (3.2)      5.3     12.7      19.5      26.1      33.0    40.1    47.2     54.4
Interest Sensitive Life                    (5.9)     (5.4)      0.7      9.5      20.5      29.8      38.1    45.6    51.9     54.5
Accident & Health                          (0.8)      0.2       0.9      1.4       1.8       2.3       2.9     3.6     4.3      5.0
                                          -----     -----     -----    -----     -----     -----     ------  -----   -----    -----
 Total New Business                       (11.6)     (8.5)      6.9     23.5      41.7      58.3      74.1    89.2   103.3    113.9
------------------------------------------------------------------------------------------------------------------------------------
Unallocated Expense                       (78.4)    (72.2)    (67.1)   (67.1)    (66.7)    (66.3)    (65.6)  (64.8)  (63.8)   (62.5)
------------------------------------------------------------------------------------------------------------------------------------
Fee-Based Non-Insurance
 Product                                    1.0       1.3       1.7      2.0       2.4       2.8       3.1     3.4     3.7      3.9
------------------------------------------------------------------------------------------------------------------------------------
Interest of Capital,
 Surplus, & AVR                            12.5      14.6      14.9     15.2      15.6      16.0      16.4    16.9    17.4     17.9
------------------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                    137.9     154.7     164.2    169.7     177.0     184.4     189.3   197.2   204.4    211.2
====================================================================================================================================
Federal Income Tax (35.0%)                (60.1)    (56.2)    (58.7)   (59.7)    (62.3)    (65.3)    (67.6)  (70.9)  (73.5)   (76.3)
------------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                         77.8      98.5     105.4    110.0     114.7     119.1     121.7   126.3   130.9    135.
====================================================================================================================================
Distributed Earnings                       49.3      95.0     101.1    105.0     109.3     113.3     115.5   119.6   123.7    127.2
====================================================================================================================================
Liabilities                    2,835.2  2,899.3   2,951.4   3,007.2  3,067.5   3,130.3   3,197.1   3,268.1 3,344.1 3,425.1  3,513.6
------------------------------------------------------------------------------------------------------------------------------------
Capital, Surplus & AVR           166.2    194.7     198.3     202.6    207.6     213.0     218.8     225.0   231.7   238.8    246.6
------------------------------------------------------------------------------------------------------------------------------------
RBC Ratio (Company Action
 Level)                          173.6%   200.0%    200.0%    200.0%   200.0%    200.0%    200.0%    200.0%  200.0%  200.0%   200.0%
------------------------------------------------------------------------------------------------------------------------------------

Note: Interest on Capital, Surplus, & AVR is based on a net earnings rate of 7.50%

                                    TABLE 2B

------------------------------------------------------------------------------------------------------------------------------
17CPL13-5                                        Providian Direct Insurance (PDI)                                     11/01/96
CPLCOMP                                       Line of Business Statutory Projection                                    11:38AM
                                                (post-tax; in millions of dollars)
------------------------------------------------------------------------------------------------------------------------------
   Year Ending June 30,         1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006
==============================================================================================================================
Existing Business at
 06/30/96
  Academy Traditional
   Life                                  13.9     12.7     12.1     11.1     10.0      9.2      8.5      7.8      7.1      6.5
  Academy Interest
   Sensitive Life                        12.5     11.8     10.8      9.7      8.6      7.1      6.2      5.7      5.2      4.9
  Academy Accident &
   Health                                 3.5      3.3      2.9      2.6      2.3      2.1      1.9      1.7      1.6      1.5
  Care Traditional Life                 100.1     86.2     79.4     73.5     68.3     61.9     54.8     48.5     42.6     37.1
  Core Accident & Health                 55.6     44.4     38.4     34.1     30.4     27.1     24.3     21.8     19.7     17.7
  Property & Casualty                    22.3     26.3     25.6     24.3     21.6     19.1     17.3     15.7     14.3     13.0
   Total Existing                        ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
    Business                            207.8    184.7    169.0    155.2    141.2    126.6    112.9    101.2     90.5     80.8
------------------------------------------------------------------------------------------------------------------------------
New Business from 06/30/96
  Academy Interest
   Sensitive Life                       (12.3)   (11.4)    (9.2)    (6.9)    (4.4)    (2.4)    (0.6)     1.0      2.6      4.1
  Academy Accident &
   Health                                (0.0)     0.0      0.0      0.1      0.1      0.1      0.1      0.1      0.1      0.1
  Core Traditional Life                 (28.2)   (32.3)   (20.1)   (11.2)     1.9     13.5     24.6     35.6     46.4     57.3
  Core Accident & Health                (10.8)   (14.9)    (8.2)    (1.4)     6.5     13.3     19.6     25.7     31.4     36.9
  Property & Casualty                     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                          ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
   Total New Business                   (51.3)   (58.6)   (37.4)   (19.5)     4.1     24.4     43.6     62.3     80.5     98.5
------------------------------------------------------------------------------------------------------------------------------
Unallocated Expense                     (26.1)   (20.1)   (14.5)   (11.0)    (7.4)    (4.1)    (0.9)     0.0      0.0      0.0
------------------------------------------------------------------------------------------------------------------------------
Unallocated Marketing Costs              (2.7)     3.6      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
------------------------------------------------------------------------------------------------------------------------------
Interest on Capital,
 Surplus, & AVR                          11.9     14.5     14.3     14.0     14.0     14.2     14.5     14.8     15.3     15.8
------------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                  139.6    124.1    131.4    138.8    151.8    161.1    170.2    178.3    186.3    195.0
==============================================================================================================================
Federal Income Tax (35.0%)              (53.0)   (52.0)   (57.2)   (61.4)   (66.9)   (70.6)   (74.1)   (77.2)   (80.1)   (82.8)
------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                       86.6     72.1     74.2     77.5     84.9     90.5     96.1    101.1    106.2    112.2
==============================================================================================================================
Distributed Earnings                     52.7     74.5     78.1     77.6     82.3     86.6     91.4     95.4     99.7    105.0
==============================================================================================================================
Liabilities                  1,095.4  1,124.3  1,155.0  1,189.5  1,232.2  1,284.8  1,347.1  1,417.3  1,494.4  1,577.0  1,663.7
------------------------------------------------------------------------------------------------------------------------------
Capital, Surplus & AVR         159.1    193.0    190.6    186.7    186.6    189.1    193.0    197.8    203.5    210.0    217.2
------------------------------------------------------------------------------------------------------------------------------
RBC Ratio (Company Action      166.1%   200.0%   200.0%   200.0%   200.0%   200.0%   200.0%   200.0%   200.0%   200.0%   200.0%
 Level)
------------------------------------------------------------------------------------------------------------------------------

Note: Interest on Capital, Surplus, & AVR is based on a net earnings rate of 7.50%. Beginning Capital, Surplus, & AVR consists of $76.8 million from Academy and Core, and $82.3 from P&C.

                                   TABLE 2C

------------------------------------------------------------------------------------------------------------------------------------
17CPL13-5                                        Providian Capital Management (PCM)                                        11/01/96
CPLCOMP                                        Line of Business Statutory Projection                                        10:39AM
                                                (post-tax; in millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
    Year Ending June 30,   1996      1997      1998      1999      2000      2001      2002      2003      2004    2005        2006
====================================================================================================================================
Existing Business at
 06/30/96
  SPWL                               11.8      11.3      10.4       9.5       8.7       7.7       7.0       6.3     5.8         5.3
  General Account
    Deferred Annuity                 65.3      64.0      54.7      47.1      41.8      34.4      29.2      24.7    21.8        18.9
  Separate Account TRAC               3.0       0.8       0.0       0.0       0.0       0.0       0.0       0.0     0.0         0.0
  Separate Account
     Deferred Annuity                 7.6       7.6       7.5       7.3       7.0       6.5       6.1       5.8     5.5         5.3
  SPIA                               (9.8)     (8.9)     (8.6)     (8.4)     (7.7)     (8.9)     (8.9)     (9.0)   (8.2)       (7.6)
  General Account GIC                97.3      75.0      50.0      37.9      29.8      21.5      21.1      19.1    18.1        17.1
  Trust GIC                           9.5      10.0       9.7      14.7      14.3      13.1      12.0      11.0    10.1         9.3
                                    -----     -----     -----     -----      ----      ----      ----      ----    ----        ----
    Total Existing Business         184.7     159.9     123.7     108.2      93.8      74.3      66.6      58.0    53.1        48.3
------------------------------------------------------------------------------------------------------------------------------------
New Business from
 06/30/96
  General Account
    Deferred  Annuity                (3.6)     (3.6)     (2.2)      1.1       5.8       8.9      12.5      17.2    21.9        26.3
  Separate Account
    Deferred  Annuity                (4.6)     (6.0)     (5.8)     (2.9)      2.0       7.1      12.1      19.0    26.8        35.4
  SPIA                               (3.1)     (2.0)     (0.8)      0.9       3.4       5.7       8.1      10.4    12.6        14.8
  General Account GIC                (2.4)     10.9      22.1      32.6      43.4      47.5      45.8      45.6    46.1        46.6
  Trust GIC                          (4.3)     (3.6)     (2.5)     (1.2)      0.2       2.3       4.8       7.1     9.3        11.2
                                     -----     -----     -----     -----     ----      ----      ----      ----   -----       -----
    Total New Business              (18.1)     (4.3)     10.8      30.5      54.7      71.6      83.3      99.3   116.6       134.2
------------------------------------------------------------------------------------------------------------------------------------
Unallocated Expense                  (6.9)      0.0       0.0       0.0       0.0       0.0       0.0       0.0     0.0         0.0
------------------------------------------------------------------------------------------------------------------------------------
Guarantee Fund
  Assessments                         0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0     0.0         0.0
------------------------------------------------------------------------------------------------------------------------------------
Interest on Capital,
  Surplus, & AVR                     60.4      62.2      64.8      68.7      75.4      79.7      80.6      82.6     85.0       87.1
------------------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings              220.1     217.8     199.4     207.4     223.9     225.7     230.5     240.0    254.7      269.7
====================================================================================================================================
Federal Income
  Tax (35.0%)                       (81.9)    (80.8)    (77.8)    (81.5)    (84.2)    (86.1)    (87.5)    (89.9)   (93.7)     (97.6)
------------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                  138.2     137.1     121.5     125.9     139.7     139.6     143.0     150.1    161.0      172.1
====================================================================================================================================
Distributed Earnings                113.8     102.7      69.6      36.6      81.3     128.5     115.8     118.5    132.4      146.2
====================================================================================================================================
General Account +
 TRAC Liabilities*     12,345.4  12,583.0  12,843.6  13,370.2  14,560.8  15,256.7  15,121.7  15,290.2  15,564.0  15,813.5  16,037.2
------------------------------------------------------------------------------------------------------------------------------------
Separate Account
  Liabilities           1,898.1   2,827.6   4,131.5   5,774.4   7,567.9   9,344.9  11,090.9  12,781.0  14,393.2  15,917.0  17,352.1
------------------------------------------------------------------------------------------------------------------------------------
Capital, Surplus
 & AVR                    804.9     829.2     863.6     915.6   1,004.9   1,063.3   1,074.3   1,101.5   1,133.1   1,161.8   1,187.7
------------------------------------------------------------------------------------------------------------------------------------
RBC Ratio
  (Company Action
   Level)                 194.3%    200.0%    200.0%    200.0%    200.0%    200.0%    200.0%    200.0%    200.0%    200.0%    200.0%
------------------------------------------------------------------------------------------------------------------------------------
* GIC + TRAC
    Liabilities         6,749.4   6,939.9   7,037.7   7,260.8   8,043.8   8,341.2   7,838.6   7,665.2   7,641.5   7,635.0   7,629.0
  Other General
   Account
   Liabilities          5,596.0   5,643.1   5,805.9   6,109.4   6,517.0   6,915.5   7,283.1   7,625.0   7,922.5   8,178.5   8,408.2
  Trust GIC
    Liabilities        12,494.3  13,779.6  15,040.9  16,199.2  17,257.6  18,228.6  19,119.7  19,936.7  20,686.0  21,373.0  22,003.0

Note: Interest on Capital, Surplus, & AVR is based on a net earnings rate of 7.50%.

                                                       TABLE 3A
----------------------------------------------------------------------------------------------------------------------
                                                    Providian Agency Group (PAG)
                                               Projected Statutory Operating Results
                                                     (in millions of dollars)
----------------------------------------------------------------------------------------------------------------------
Year Ending June 30,             1996   1997    1998    1999    2000    2001    2002    2003    2004    2005      2006
======================================================================================================================
Existing and New Business
 Premium Income                        483.8   496.9   516.3   539.4   564.5   591.1   619.5   650.0   682.7     717.8
 Investment Income                     248.8   252.7   255.5   258.6   262.8   267.9   270.7   276.7   282.4     289.6
 Other Income                            1.0     1.3     1.7     2.0     2.4     2.8     3.1     3.4     3.7       3.9
----------------------------------------------------------------------------------------------------------------------
 Total Income                          733.6   751.0   773.4   800.1   829.7   861.8   893.3   930.1   968.8   1,011.2
----------------------------------------------------------------------------------------------------------------------
Death Benefits                         198.9   204.6   210.7   218.5   228.1   239.0   250.9   263.9   277.6     292.1
Surrender and Other Benefits           110.0   112.4   111.4   111.5   113.7   115.3   117.5   120.1   123.5     127.4
Reserve Increase                        68.0    56.3    59.8    64.4    67.2    71.4    75.6    80.5    85.9      93.5
Expense                                134.3   129.5   126.1   128.3   130.4   132.7   134.9   137.3   139.7     142.2
Commission                              84.5    93.4   101.3   107.7   113.3   119.1   125.0   131.1   137.7     144.9
----------------------------------------------------------------------------------------------------------------------
 Total Benefits and Expenses           595.7   596.3   609.3   630.3   652.8   677.4   704.0   732.9   764.4     800.0
----------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                 137.9   154.7   164.2   169.7   177.0   184.4   189.3   197.2   204.4     211.2
======================================================================================================================
Federal Income Tax (35.0%)             (60.1)  (56.2)  (58.7)  (59.7)  (62.3)  (65.3)  (67.6)  (70.9)  (73.5)    (76.3)
----------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                      77.8    98.5   105.4   110.0   114.7   119.1   121.7   126.3   130.9     135.0
======================================================================================================================
Distributed Earnings                    49.3    95.0   101.1   105.0   109.3   113.3   115.5   119.6   123.7     127.2
======================================================================================================================

Note: Interest on Capital, Surplus, & AVR is based on a net earnings rate of 7.50%.

                                                           TABLE 3B
------------------------------------------------------------------------------------------------------------------------------
                                                Providan Direct Insurance (PDI)
                                               Projected Statutory Operating Results
                                                     (in millions of dollars)
------------------------------------------------------------------------------------------------------------------------------
   Year Ending June 30,          1996  1997    1998    1999    2000    2001     2002      2003      2004      2005      2006
------------------------------------------------------------------------------------------------------------------------------
Existing and New Business
Premium Income                         732.2   747.9   776.5   817.0   860.3     902.7     945.6     991.9   1,040.9   1,091.3
 Investment Income                      97.5    98.7    99.1    99.5   101.6     103.9     107.4     112.0     117.4     123.2
------------------------------------------------------------------------------------------------------------------------------
  Total Income                         820.6   846.6   875.6   916.5   961.6   1,006.6   1,053.0   1,104.0   1,158.2   1,214.4
------------------------------------------------------------------------------------------------------------------------------
 Death Benefits                        395.9   385.8   382.6   385.2   394.3     406.3     419.7     435.6     454.2     474.4
 Surrender and Other Benefits           46.5    51.9    53.5    55.0    56.8      59.1      62.1      65.6      69.5      73.8
 Reserve Increase                       32.5    42.2    43.1    51.7    60.4      69.0      76.6      83.8      89.5      93.7
 Expense                               171.6   205.7   225.5   243.4   253.7     264.5     275.8     290.1     306.1     322.8
 Commission                             34.7    36.9    39.7    42.4    44.6      46.6      48.6      50.6      52.6      54.8
------------------------------------------------------------------------------------------------------------------------------
  Total Benefits and Expenses          681.1   722.5   744.3   777.7   809.8     845.5     882.8     925.7     971.9   1,019.4
------------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                 139.5   124.1   131.3   138.8   151.8     161.1     170.2     178.3     186.3     195.0
==============================================================================================================================
Federal Income Tax (35.0%)             (53.0)  (52.0)  (57.2)  (61.4)  (66.9)    (70.6)    (74.1)    (77.2)    (80.1)    (82.8)
------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                      86.5    72.1    74.1    77.4    84.9      90.5      96.1     101.1     106.2     112.2
===============================================================================================================================
Distributed Earnings                    52.7    74.5    78.1    77.6    82.3      86.6      91.4      95.4      99.7     105.0
==============================================================================================================================

Note: Interest on Capital, Surplus, & AVR is based on a net earnings rate of 7.50%.

                                                             TABLE 3C
------------------------------------------------------------------------------------------------------------------------------------
                                                 Providan Capital Management (PCM)
                                               Projected Statutory Operating Results
                                                     (in millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
   Year Ending June 30,     1996   1997      1998      1999      2000      2001      2002      2003      2004      2005      2006
------------------------------------------------------------------------------------------------------------------------------------
General Account
Premium Income                    2,172.1   2,020.1   2,014.5   2,070.3   2,069.2   2,068.4   2,067.7   2,067.1   2,066.6   2,066.2
 Investment Income
  (Incl Interest on ABV)            962.3     986.0     991.7   1,041.6   1,130.9   1,167.9   1,165.7   1,178.2   1,199.9   1,219.6
-----------------------------------------------------------------------------------------------------------------------------------
 Total Income                     3,134.4   3,006.0   3,006.3   3,111.8   3,200.1   3,236.3   3,233.3   3,245.3   3,266.5   3,285.8
------------------------------------------------------------------------------------------------------------------------------------
 Death Benefits                      83.1      84.4      86.0      87.9      89.3      89.7      89.6      89.3      88.6      87.6
 Surrender and Other
  Benefits                        1,958.6   2,236.6   2,079.7   1,571.5   2,140.7   3,010.3   2,704.6   2,609.4   2,648.8   2,689.1
 Reserve Increase                   829.1     417.1     582.9   1,190.6     695.9    (135.0)    168.5     273.7     249.6     223.6
 Expense (Incl Unallocated           46.4      47.4      55.1      60.5      63.0      65.3      67.0      68.6      70.1      71.5
  & Separate Account)
 Commission                          21.7      30.5      36.4      39.3      39.3      39.2      39.1      39.1      39.1      39.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Benefits and
    Expenses                      2,939.0   2,816.0   2,840.1   2,949.8   3,028.3   3,069.4   3,068.8   3,080.1   3,096.2   3,110.8
------------------------------------------------------------------------------------------------------------------------------------
 Statutory Profits on
  General Account Business          195.4     190.0     166.2     162.1     171.8     166.9     164.6     165.2     170.3     175.0
====================================================================================================================================
Separate Account
 Fees on TRAC                         3.2       0.8       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
------------------------------------------------------------------------------------------------------------------------------------
 Fees on Separate Account
  Annuities                          10.7      14.6      19.8      25.5      31.2      36.8      42.4      49.8      58.1      67.2
------------------------------------------------------------------------------------------------------------------------------------
 Fees on Trust GIC                   10.8      12.3      13.4      19.8      20.9      22.0      23.5      25.0      26.3      27.5
------------------------------------------------------------------------------------------------------------------------------------
 Statutory Profits on                24.6      27.8      33.2      45.3      52.1      58.8      65.9      74.8      84.4      94.6
  Separate Account Business
====================================================================================================================================
Total Pre-Tax Earnings              220.1     217.8     199.4     207.4     223.9     225.7     230.5     240.0     254.7     269.7
====================================================================================================================================
Federal Income Tax (35.0%)          (81.9)    (80.8)    (77.8)    (81.5)    (84.2)    (86.1)    (87.5)    (89.9)    (93.7)    (97.6)
------------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                  138.2     137.1     121.5     125.9     139.7     139.6     143.0     150.1     161.0     172.1
====================================================================================================================================
Distributed Earnings                113.8     102.7      69.6      36.6      81.3     128.5     115.8     118.5     132.4     146.2
====================================================================================================================================

Note: Interest on Capital, Surplus, & AVR is based on a net earnings rate of 7.50%.

Discount Rates
--------------

The actuarial appraisal values were developed using discount rates which varied by business segment. Table 1 illustrates the importance of the discount rate in the determination of the value of profits from existing and future business. The discount rates are summarized below.

                                  Discount Rate
                         --------------------------------
                          Segment   Low   Medium   High
                         --------------------------------
                         PAG          8%    10%     12%
                         PDI          9     11      13
                         PCM         10     12      14
                         --------------------------------

We did not use discount rates in developing the Adjusted Statutory Book Value. The amount of Adjusted Statutory Book Value is equal to the market value of assets supporting statutory capital and surplus and related items. Assets allocated to capital and surplus are summarized in Appendix A.

IMR
---
The amounts shown in the table of consolidated actuarial values for IMR reflect the actual amortization schedule for the June 30, 1996 IMR, investment income on the annual outstanding balance, and discount rates equal to a 9%, 11%, and 13% discount rate for the low, middle, and high discount rates respectively.

Statutory Surplus Levels, Cost of Required Capital, and Risk Based Capital
--------------------------------------------------------------------------

The approach used to project yearly profits underlying the present values reflects an assumption that all future earnings from inforce business and from business to be produced over the next ten years are paid out as reported. No recognition has been given to the minimum level of statutory net worth required in order to continue favorable regulatory and rating agency treatment. The values for new business developed in our analysis reflect an assumption that adequate capital will be available to fund the projected new business volumes. Table II provides a projection of capital, surplus, and AVR levels assuming all statutory earnings are paid out in excess of the funds required to maintain a 200% RBC ratio. Projected NAIC RBC (Risk Based Capital - Company Action Level) ratios are illustrated based on the current asset portfolio distribution.

The actuarial values presented in Tables 1 do not include any specific provision for the cost of retaining capital in the Companies in order to support the ongoing insurance operations. The cost of retaining capital will depend on a) the level of capital believed necessary for the risks inherent in Providian's insurance operations and to achieve desired ratings from various rating agencies; and b) the differential between the rate of return realized on retained capital and a buyer's desired rate of return for an acquisition.

For purposes of this report we have illustrated required capital based upon an approximation of 175% and alternatively 200% of NAIC Company Action Level RBC for the life, health, and annuity operations. We used a 2/1 premium to capital ratio to estimate the property-casualty operation's required capital, and 75 bp to estimate required capital for variable annuities in the 200% RBC cost of capital calculation and 75% of those factors for the 175% RBC illustration. The cost of capital is shown on the following pages.

The factors used to estimate NAIC RBC are shown in Appendix A.


================================================================================
                 Providian Corporation - Insurance Operations
             Illustrated Cost of Capital Based on 200% of NAIC RBC
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                      Discount Rate
--------------------------------------------------------------------------------
                                             Low         Middle        High
--------------------------------------------------------------------------------
Net Capital at June 30, 1996               1,211.5      1,211.5      1,211.5
--------------------------------------------------------------------------------
Existing Business Cost of Capital            281.3        369.8        441.7
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital        257.4        308.0        340.0
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital         538.7        677.8        781.8
================================================================================


================================================================================
                         Providian Agency Group (PAG)
                          Illustrated Cost of Capital
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                       Discount Rate
--------------------------------------------------------------------------------
                                               8.0%        10.0%        12.0%
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                 191.5        191.5        191.5
--------------------------------------------------------------------------------
Existing Business Cost of Capital             55.7         79.5         97.3
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital         13.3         17.3         19.4
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital          68.9         96.8        116.7
================================================================================


================================================================================
                       Providian Direct Insurance (PDI)
                          Illustrated Cost of Capital
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                       Discount Rate
--------------------------------------------------------------------------------
                                               9.0%        11.0%        13.0%
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                 191.6        191.6        191.6
--------------------------------------------------------------------------------
Existing Business Cost of Capital             47.2         63.1         76.1
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital         23.3         28.5         31.5
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital          70.4         91.7        107.6

================================================================================


================================================================================
                      Providian Capital Management (PCM)
                          Illustrated Cost of Capital
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                       Discount Rate
--------------------------------------------------------------------------------
                                              10.0%        12.0%        14.0%
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                 828.5        828.5        828.5
--------------------------------------------------------------------------------
Existing Business Cost of Capital            178.5        227.2        268.3
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital        220.8        262.2        289.1
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital         399.3        489.4        557.4
================================================================================

================================================================================
                 Providian Corporation - Insurance Operations
             Illustrated Cost of Capital Based on 175% of NAIC RBC
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                            Discount Rate
--------------------------------------------------------------------------------
                                                       Low     Middle     High
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                         1,060.1   1,060.1   1,060.1
--------------------------------------------------------------------------------
Existing Business Cost of Capital                      246.2     323.6     386.5
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital                  225.2     269.5     297.5
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital                   471.3     593.1     684.1
================================================================================

================================================================================
                         Providian Agency Group (PAG)
                          Illustrated Cost of Capital
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                            Discount Rate
--------------------------------------------------------------------------------
                                                         8.0%     10.0%     12.0%
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                           167.5     167.5     167.5
--------------------------------------------------------------------------------
Existing Business Cost of Capital                       48.7      69.6      85.2
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital                   11.6      15.1      16.9
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital                    60.3      84.7     102.1
================================================================================

================================================================================
                       Providian Direct Insurance (PDI)
                          Illustrated Cost of Capital
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                            Discount Rate
--------------------------------------------------------------------------------
                                                         9.0%     11.0%     13.0%
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                           167.7     167.7     167.7
--------------------------------------------------------------------------------
Existing Business Cost of Capital                       41.3      55.2      66.6
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital                   20.4      25.0      27.6
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital                    61.6      80.2      94.2
================================================================================

================================================================================
                      Providian Capital Management (PCM)
                          Illustrated Cost of Capital
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                            Discount Rate
--------------------------------------------------------------------------------
                                                        10.0%     12.0%     14.0%
--------------------------------------------------------------------------------
Net Capital at June 30, 1996                           724.9     724.9     724.9
--------------------------------------------------------------------------------
Existing Business Cost of Capital                      156.2     198.8     234.8
--------------------------------------------------------------------------------
New Business (10 Yrs) Cost of Capital                  193.2     229.4     253.0
--------------------------------------------------------------------------------
Total Existing & New Cost of Capital                   349.4     428.2     487.8
================================================================================

Investments

Providian provided detailed information on the investment portfolios as of June 30, 1996. Substantially all of the bonds and mortgages were allocated to the modeled liabilities. Assets were allocated based on Providian's internal segmentation to PAG, PCM, and PDI. Policy loans were allocated to the associated policy liabilities. Preferred stock, common stock, Schedule BA assets, real estate, and certain Schedule D assets were allocated to capital, surplus, and AVR.

The actuarial values and projections are based on a level interest scenario and the September 30, 1996 yield curve. Details on the asset allocation, re-investment strategy, and other asset assumptions are provided in Appendix A. Interest sensitivity testing related to defined shifts in the yield curve is summarized later in this Section.

Federal Income Taxes

The actuarial appraisal values summarized in Table I have been adjusted for the effect of Federal income taxes, for the insurance company operating units, assuming a 35% rate and the tax characteristics of Providian's insurance operations discussed below:

 .    The impact of the Deferred Acquisition Cost (DAC) proxy tax is based on the establishment of an asset for purposes of calculating taxable income equal to 7.70% of individual life and health insurance premium, 2.05% of group life and health insurance premium and 1.75% of non-qualified annuity premium in future years.

     The resulting tax asset is amortized over ten years. A corresponding reduction in taxes due to the amortization of the existing tax DAC balance of $285 million in the Providian companies as of June 30, 1996 is reflected as well, as supplied by Providian.

 .    Capital gains and losses are capitalized into the Interest Maintenance
     Reserve (IMR) on incurred. The tax on capital gains and losses is reflected in full in the year it is incurred.

 .    The statutory reserves exceeded tax reserves by approximately $319 million at June 30, 1996 in the life companies. This difference represents reserves which will eventually flow into statutory income but not tax income. We projected the run-off of the existing difference along with future excess of statutory reserves over tax reserves on new business.

 .    The statutory basis of assets exceeded the tax basis of assets by approximately $45 million at June 30, 1996. This difference represents future taxable income in excess of statutory income. We have recognized this tax immediately on assets allocated to statutory book value and have recognized the tax on the remaining assets in the projection of inforce.

 .    The insurance operations had future deductions of $14.1 million related to amortization of VIF related to purchased blocks of insurance, along with $5.2 million of loss carry forwards. We have reflected these future deductions in our projections.

 .    The P&C operations invest primarily in tax-exempt securities. We have assumed the following adjustments to pre-statutory income to arrive at tax income based upon guidance from Providian:

        1)  85% of investment income is tax exempt;
        2)  90% of the increase in loss and LAE reserves are tax deductible;
        3)  80% of the increase in unearned premium reserve is tax deductible.

 .    Providian's taxes are impacted by the "Huddleston Amendment" which essentially provides for a tax credit of $3.7 million per year. We have reflected this credit in all years of our existing business projection.

We have not reflected tax deductions arising from the interest payments from Capital Liberty Limited Partnership, other than the deduction related to the Huddleston Amendment, nor have we reflected the tax on the associated income at Providian Corporation or any of its non-insurance subsidiaries.

Future Business Values and Production Levels

The values for business written after June 30, 1996 reflect ten years of new business production. The following table provides annualized issued and paid for premium production levels by major category as provided by the Providian business units. The appendices include projections for a single year of new business to facilitate analysis of alternative production scenarios.

================================================================================
                        Providian Insurance Operations
                            New Business Production
                                  (millions)
--------------------------------------------------------------------------------
                                      Projection Year Ending June 30,
                                      -------------------------------   Growth
                                        1997    1998    1999    2000  Thereafter
--------------------------------------------------------------------------------
Providian Agency Group
  Life - Commonwealth/Peoples         $   38  $   42  $   44  $   47     /(1)/
       - Capital Security                 14      15      16      17     /(1)/
  Health                                   2       3       3       4     /(1)/
  Partners Life                           15      20      25      27     /(1)/
--------------------------------------------------------------------------------
Providian Direct Insurance
  Core Life                           $   48  $   84  $   97  $  109        5%
  Core Health                             17      36      42      48        5%
  Military Life                           13      15      17      19        5%
--------------------------------------------------------------------------------
Providian Capital Management
  Traditional GICs                    $1,700  $1,375  $1,233  $1,215     Level
  Synthetic GICs                       2,415   2,500   2,500   2,500     Level
  Deferred Annuity
  - Variable                             935   1,315   1,663   1,825     Level
  - Fixed                                300     450     550     600     Level
  SPIA                                   163     188     225     250     Level
================================================================================

  /(1)/ Approximately 6% on life, 7% on health and 6% on Partners.

Additional details on production by product are provided in the appendices.

We have not included any provision for future property-casualty production.

Our analysis includes profits from non-insurance products distributed by PDI and PAG. These products include fee based non-indemnity products generally developed by Providian Bancorp. The most notable of these products to date is a discount prescription card. These products are expected to contribute directly to Providian's profits, and to generate sales opportunities for Agency and PDI distribution.

The amount of premium expected to be issued by the non-insurance operations, and included in the future business values is summarized below:

===============================================================================
                      Providian Non-Insurance Operations
                            New Business Production
                                  (millions)
-------------------------------------------------------------------------------
                              Projection Year Ending June 30,
-------------------------------------------------------------
                                                             Approximate Annual
                               1997    1998    1999    2000  Growth Thereafter
-------------------------------------------------------------------------------
Providian Agency Group        $ 3.1   $ 3.3   $ 3.6   $ 3.8          3%
-------------------------------------------------------------------------------
Providian Direct Insurance    $ 5.9   $ 7.4   $ 8.7   $ 9.1          5%
===============================================================================

General Expenses and Premium Taxes, Licenses, and Fees
------------------------------------------------------

Budgeted expenses were provided by Providian and were projected as a combination of allowable expenses using unit costs and expenses in excess of allowables. The unit expense assumptions used in the projections for PCM and PDI generally reflect pricing levels targeted by Providian's insurance units. For PAG, we utilized marginal expense factors developed and provided to us by PAG as appropriate for the unit expenses under a consolidation with another large home service provider. For the P&C operations, we used an estimate of marginal expense for the inforce business. These unit expenses do not fully cover the current expense levels based upon current inforce and production.

The budgeted expenses were adjusted by Providian to eliminate certain items such as expenses allocated to non-modeled business, non-recurring expenses and the portion of the Corporate Service Fees not directly allocable to service provided to the business segment. The budgeted expenses were provided for a three year period along with a growth factor thereafter.

The following table summarizes the budgeted expenses provided by PAG and amounts in excess of allowables based on the unit costs underlying the projections. The amounts exclude provision for premium taxes which is built directly into the projections.

================================================================================
                            Providian Agency Group
                              Projected Expenses
                                 (in millions)
--------------------------------------------------------------------------------
Year Ending                          Total                     Expense in Excess
  June 30,                     Budgeted Expense                  of Allowables
--------------------------------------------------------------------------------
   1997                            $127.0                             $78.4
   1998                             122.0                              72.2
   1999                             118.4                              67.1
   2000                             120.2                              67.1
   2001                             122.0                              66.7

   2002                             123.8                              66.3
   2003                             125.7                              65.6
   2004                             127.6                              64.8
   2005                             129.5                              63.8
   2006                             131.4                              62.5
================================================================================

     Note: Amounts in years ending June 30, 2000 and later reflect 1.5% annual growth in expenses.

PDI provided us with an expense budget, for direct response business, which identified direct marketing expenses.

The budgeted expenses provided in the following table exclude direct marketing expenses for Core Life and Health. The table also excludes provision for premium taxes, which is built directly into the projections.

================================================================================
                          Providian Direct Insurance
                              Projected Expenses
                                 (in millions)
--------------------------------------------------------------------------------
                                               Core Life and Health
                                   ---------------------------------------------
  Year                               Total                            Expense in
 Ending                            Budgeted                           Excess of
June 30,                            Expense                           Allowables
--------------------------------------------------------------------------------
  1997                               $69.8                                 $26.1
  1998                                66.5                                  20.1
  1999                                66.0                                  14.5
  2000                                68.0                                  11.0
  2001                                70.0                                   7.4

  2002                                72.1                                   4.1
  2003                                74.3                                   0.9
  2004                                76.5                                   0.0
  2005                                78.8                                   0.0
  2006                                81.2                                   0.0
--------------------------------------------------------------------------------

  Note: The amounts for years ending June 30, 2000 and later reflect 3% annual growth in expenses.


The Academy life unit expenses closely match actual expenses providing for no excess over allowables.

Our projections also reflect the following PDI direct marketing and issue expenses, as provided by the Company.

================================================================================
                                          Direct Marketing Expenses as a
                                           Percentage of Premium Written
                                   ---------------------------------------------
Projection Year                    Core Health                         Core Life
--------------------------------------------------------------------------------
       1                              70.2%                              88.3%
       2                              59.8                               82.1
       3-on                           62.4                               85.3
================================================================================

The property casualty operations were projected as a run-off book of business with 4.5% of premium provision for general expenses including premium tax. No adjustment was made for actual expenses in excess of allowables for the P&C operations.

PCM budgeted expenses, as provided by the Company are summarized below.

================================================================================
                         Providian Capital Management
                              Projected Expenses
                                 (in millions)
--------------------------------------------------------------------------------
Year Ending                          Total                     Expense in Excess
  June 30,                     Budgeted Expense                  of Allowables
--------------------------------------------------------------------------------
   1997                             $46.4                              $6.9
   1998                              46.6                               0
   1999                              47.6                               0
   2000                              49.0                               0
   2001                              50.5                               0

   2002                              52.0                               0
   2003                              53.6                               0
   2004                              55.2                               0
   2005                              56.8                               0
   2006                              58.5                               0
--------------------------------------------------------------------------------------------

  Note: The amounts for years ending June 30, 2000 and later reflect 3% annual growth in expenses.

The present value of expense in excess of allowables is shown separately in the actuarial values and projected profits previously illustrated in this Section.

Sensitivity Testing
-------------------

The actuarial appraisal values illustrated in Table I reflect a constant interest rate environment. We have analyzed the impact of certain defined changes in the interest environment on inforce general account business. Liability assumptions for the interest environment sensitivities are consistent with the base projections except for changes to credited interest rates and changes to lapse rates on interest sensitive products. The formulas for credited rates and interest sensitive lapse rates are provided in the appendices. Results are shown in the following table.

================================================================================
                        Providian Insurance Operations
     Interest Rate Sensitivity Testing of Inforce General Account Business
                      Present Value of Statutory Profits
                             Middle Discount Rate
                            (after-tax in millions)
--------------------------------------------------------------------------------
         Interest Sensitivity                PAG      PDI      PCM      Total
--------------------------------------------------------------------------------
1) Level Interest Rates                      $929.0   $521.4   $363.5   $1,813.9
--------------------------------------------------------------------------------
2) Rates increase 1.5% immediately            950.8    525.8    260.0    1,736.6
--------------------------------------------------------------------------------
3) Rates increase .25% per year for ten
   years, then level                          937.1    521.9    293.5    1,752.5
--------------------------------------------------------------------------------
4) Rates increase .50% per year for
   five years, then decrease .50% per
   year for five years, then level            952.2    525.0    280.2    1,757.4
--------------------------------------------------------------------------------
5) Rates fall 1.50% immediately               894.6    507.5    402.6    1,804.7
--------------------------------------------------------------------------------
6) Rates fall .25% per year for ten
   years, then level                          891.2    510.0    388.5    1,789.7
--------------------------------------------------------------------------------
7) Rates fall .50% per year for five
   years, then rise .50% per year for
   five years then level                      888.6    509.1    392.3    1,790.0
================================================================================

We also analyzed the sensitivity of existing business values to the following changes in base assumptions:

     1) 10% higher/lower mortality and morbidity. 10% higher/lower loss ratios on auto business.

     2) 20% higher/lower base lapse rates (e.g., a 10% lapse rate is adjusted to 8% or 12%) on PAG life insurance, PDI life and health insurance, and all of PCM.

     3) A 25 bp increase/decrease in investment income on general account liabilities. For declared rate products and for the PAG indexed products, this sensitivity is assumed to result in a 25 bp increase/decrease in spread.

     4) A 25% increase/decrease in unit expenses without an impact on unabsorbed expenses.

The table below illustrates the impact on the after-tax, after cost of capital, values reflected in Table I under the above changes to assumptions. The change in value is based upon the middle discount rate used in our analysis.

================================================================================
                        Providian Insurance Operations
                   Sensitivity Analysis - Existing Business
                      Change in Present Value of Profits
                           (after-tax, in millions)
--------------------------------------------------------------------------------
                                                                Change in Middle
                                                                  Discount Rate
                  Sensitivity Test                     Segment    Present Value
--------------------------------------------------------------------------------
10% lower mortality, morbidity, auto loss ratio     PAG
                                                      Life            $  70.5
                                                      Health             25.7
                                                    PDI
                                                      Life               53.1
                                                      Health             52.4
                                                      Auto               50.7
                                                    ----------------------------
                                                    Total             $ 252.4
--------------------------------------------------------------------------------
10% higher mortality, morbidity, auto loss ratio    PAG
                                                      Life            $ (68.4)
                                                      Health            (25.7)
                                                    PDI
                                                      Life              (51.5)
                                                      Health            (52.4)
                                                      Auto              (50.7)
                                                    ----------------------------
                                                    Total             $(248.7)
--------------------------------------------------------------------------------
20% lower lapse rate                                PAG               $  40.0
                                                    PDI                  23.7
                                                    PCM
                                                      Group              23.2
                                                      Individual         27.9
                                                    ----------------------------
                                                    Total             $ 114.8
--------------------------------------------------------------------------------
20% higher lapse rate                               PAG               $ (35.6)
                                                    PDI                 (19.7)
                                                    PCM
                                                      Group             (17.2)
                                                      Individual        (22.0)
                                                    ----------------------------
                                                    Total             $ (94.5)
--------------------------------------------------------------------------------

================================================================================
                        Providian Insurance Operations
                   Sensitivity Analysis - Existing Business
                      Change in Present Value of Profits
                           (after-tax, in millions)
--------------------------------------------------------------------------------
                                                                Change in Middle
                                                                  Discount Rate
                  Sensitivity Test                     Segment    Present Value
--------------------------------------------------------------------------------
25bp increase in earned rate/spread on general      PAG               $  41.9
account liabilities                                 PDI
                                                      Life                9.4
                                                      Health              1.0
                                                      Auto                1.3
                                                    PCM
                                                      Group              27.2
                                                      Individual         45.3
                                                    ----------------------------
                                                    Total             $ 126.1
--------------------------------------------------------------------------------
25bp decrease in earned rate/spread on general      PAG               $ (41.9)
account liabilities                                 PDI
                                                      Life               (9.4)
                                                      Health             (1.0)
                                                      Auto               (1.3)
                                                    PCM
                                                      Group             (27.2)
                                                      Individual        (45.3)
                                                    ----------------------------
                                                    Total             $(126.1)
--------------------------------------------------------------------------------
25% increase in unit expenses                       PAG               $  42.8
                                                    PDI
                                                      Life               22.2
                                                      Health             17.3
                                                      Auto                5.7
                                                    PCM
                                                      Group               3.0
                                                      Individual          8.1
                                                    ----------------------------
                                                    Total             $  99.1
--------------------------------------------------------------------------------
25% decrease in unit expense                        PAG               $ (42.8)
                                                    PDI
                                                      Life              (22.2)
                                                      Health            (17.3)
                                                      Auto               (5.7)
                                                    PCM
                                                      Group              (3.0)
                                                      Individual         (8.1)
--------------------------------------------------------------------------------

================================================================================
                        Providian Insurance Operations
                   Sensitivity Analysis - Existing Business
                      Change in Present Value of Profits
                      ----------------------------------
                           (after-tax, in millions)
--------------------------------------------------------------------------------
                                                              Change in Middle
                                                                Discount Rate
         Sensitivity Test                   Segment             Present Value
--------------------------------------------------------------------------------
                                     Total                       $ (99.1)
================================================================================

                                  SECTION III
                                  -----------


                 Development of Adjusted Statutory Book Values
                 ---------------------------------------------

The following table summarizes the development of the Adjusted Statutory Book Value as of June 30, 1996 for Providian's insurance operations.

      ========================================================================
                        Providian Insurance Operations
                         Adjusted Statutory Book Value
                                 June 30, 1996
      ------------------------------------------------------------------------
              Component                                  Amounts in millions
      ------------------------------------------------------------------------
      Capital and surplus                                        $1,237.3
      Asset Valuation Reserve                                       254.5
      Non-admitted Assets                                            41.8
      Financial Reinsurance                                         (18.5)
      Over funding of Employee Benefit Plans                        133.7
      Mark-to-Market on Assets Backing Surplus                       10.6
      -----------------------------------------------------------------------
      Total                                                      $1,659.4
      =======================================================================


The capital, surplus, and AVR is developed on a consolidated basis for the insurance operations later in this Section. For purposes of valuing each segment, the adjusted statutory book value was allocated to PAG, PDI, and PCM based upon internal allocations of capital, by line of business, developed by Providian. The excess of total adjusted book value over that allocated to the major segments is shown as an addition to the sum of the value for PAG, PDI, and PCM in the Section II Summary of Results.

We included a value for statutory non-admitted, non-invested assets based upon amounts provided by Providian.

Financial reinsurance adjusted for tax is deducted from book value. Financial reinsurance after-tax is $14.4 million in PAG and $4.1 million in PDI.

Providian has several employee benefit plans on which the Company believes assets are held in excess of best-estimate liabilities. These include:

     a) Providian's Qualified Retirement Plan for the insurance operations is over funded by $183.2 million based upon June 30, 1996 Company estimates. We tax-effected this over funding at a 35% rate to arrive at $119.1 million.

     b) PAG Companies hold statutory reserves in excess of GAAP reserves on employee life and long term disability. That excess is $5.1 million pre-tax, or $3.3 million after-tax at a 35% tax rate.

     c) The Companies medical plan assets are held in a VEBA (Voluntary Employee Benefits Account) trust. The Company estimates a $2.5 million pre-tax, or $1.6 million after-tax surplus in that account.

     d) The Company has accrued a liability for post retirement medical and life benefits equal to $9.7 million at June 30, 1996. Our projections reflect budgeted expenses which include for the estimated pay as you go cost and hence the Company believes this reserve is redundant. This is not a tax deductible liability.

The total excess of assets over liabilities, net of tax, is estimated by the Company to be $133.7 million.

The mark-to-market on assets backing capital, surplus, and AVR is based upon the difference in statutory carrying value and market value, as supplied by Providian, on assets allocated to capital, surplus, and AVR. This difference was tax effected at a 35% rate taking into account the difference between statutory and tax basis of assets allocated to capital, surplus, and AVR. Assets allocated to capital, surplus, and AVR are summarized below.

================================================================================
                   Asset Allocated to Capital, Surplus, AVR
                                  (millions)
--------------------------------------------------------------------------------
Asset Category                       Statutory Carrying Value     Market Value
--------------------------------------------------------------------------------
Common Stock/(1)/                           $  933.0               $943.0
Preferred Stock                                269.3                268.2
Real Estate                                    123.9                141.1
Schedule BA Assets                             354.4                334.1
Affiliated Bonds                                29.1                 29.1
CMOs                                             6.3                  6.1
Distressed Mortgages                            70.2                 62.5
NAIC 5 and 6 Bonds                                .9                   .9
Other Schedule D Assets                        285.7                295.5
Consolidating Adjustments                     (580.9)/(1)/         (580.9)/(1)/
-------------------------------------------------------------------------------
                                            $1,491.8             $1,499.6
===============================================================================


Tax basis of assets allocated to capital, surplus, and AVR exceeded the statutory carrying values by approximately $16 million.

The capital and surplus, along with the appropriate consolidating adjustments, for each of the insurance companies is shown in the following tables.

--------------------
     1 Reflects elimination of Common Stock and Schedule BA assets through consolidation.

=================================================================================================
                           Providian Life Companies
                         Statutory Capital and Surplus
                              As of June 30, 1996
-------------------------------------------------------------------------------------------------
                                     NAIC 6/30/96
                                   Statement Page 3,     Consolidating           Consolidated
                                        Line 38           Adjustments         Capital and Surplus
-------------------------------------------------------------------------------------------------
Commonwealth                        $  262,415,737       $ 53,241,991/(b)/      $  209,173,746
Capital Security                        28,169,907                                  28,169,907
Peoples Security                       270,615,961         13,310,578/(c)/         257,305,383
-------------------------------------------------------------------------------------------------
Academy                             $   18,306,352                              $   18,306,352
First Providian Life & Health           80,380,455                                  80,380,455
Pension Life                             7,994,100                                   7,994,100
Providian Life & Health                637,216,222       $382,117,596/(d)/         255,098,626
Veterans                               382,117,596         80,380,455/(e)/         301,737,141
-------------------------------------------------------------------------------------------------
Total Life Companies                $1,687,216,330       $529,050,620           $1,158,165,710
=================================================================================================

=================================================================================================
                           Providian Life Companies
                         Statutory Capital and Surplus
                              As of June 30, 1996
-------------------------------------------------------------------------------------------------
                                     NAIC 6/30/96
                                   Statement Page 3,     Consolidating           Consolidated
                                        Line 38           Adjustments         Capital and Surplus
-------------------------------------------------------------------------------------------------
Providian P&C                       $   18,818,510       $  6,717,887/(f)/      $   12,100,623
Providian Fire                           6,717,887                                   6,717,887
Providian Auto & Home                  105,458,887         45,118,962/(g)/          60,339,925
------------------------------------------------------------------------------------------------
Total P&C Companies                 $  130,995,284       $ 51,836,849          $    79,158,435
================================================================================================

     b CLICO owns 61% of the common stock of Providian Life and Health directly and holds an additional investment in Providian Life and Health indirectly through its partnership interest in Capital Liberty Limited Partnership.

     c PSI owns 15% of the common stock of Providian Life and Health directly and holds an additional investment in Providian Life and Health indirectly through its partnership interest in Capital Liberty Limited Partnership.

     d   Providian Life & Health owns 100% of Veterans.

     e   Veterans owns 100% of First Providian Life & Health.

     f   Providian P&C owns 100% of Providian Fire.

     g Providian Auto and Home owns 100% of Academy Insurance Group. The balance shown is equal to capital and surplus of Academy Life and Pension Life which are wholly owned subsidiaries of Academy Insurance Group, along with the capital and surplus of Providian P&C which is 100% owned by Providian Auto and Home.

                                  SECTION IV
                                  ----------

     Methodology, Models, and Actuarial Assumptions for Existing Business
     --------------------------------------------------------------------

Additional breakdown of the present values shown in the Summary of Results section is provided below.

======================================================================
                     Providian Insurance Operations - PAG
                           Summary of Pre-tax Values
                              As of June 30, 1996
                              -------------------
                                 (in millions)
----------------------------------------------------------------------
                                                  Discount Rate
                                        ------------------------------
        Line of Business                   8%         10%        12%
----------------------------------------------------------------------
Commonwealth and Peoples
------------------------
  Industrial Premium Paying             $   25.1   $   22.3   $   20.0
  Traditional Premium Paying Ordinary      635.4      556.6      494.3
  Universal Life - Core                    199.3      169.9      147.7
  Interest Sensitive Whole Life - Core      73.2       63.8       56.5
  Partners                                 120.0      102.1       88.2
  Paid Up                                  266.2      232.7      206.2
  ETI                                       34.7       31.0       28.0
  Individual Health                         59.2       57.7       55.7
  Miscellaneous Lines                       85.2       75.2       67.2
                                        ------------------------------
Subtotal Commonwealth & Peoples         $1,498.3   $1,311.3   $1,163.8
                                        ------------------------------
Capital Security
----------------
  Industrial Premium Paying             $   10.6   $    9.4   $    8.4
  Traditional Premium Paying Ordinary      115.8      101.6       90.4
  Paid Up                                   25.5       22.1       19.4
  ETI                                        8.8        7.9        7.1
  Individual Health                          7.6        7.3        7.1
  Miscellaneous Lines                        7.2        6.4        5.7
                                        ------------------------------
Subtotal Capital Security               $  175.5   $  154.7   $  138.1
                                        ------------------------------
Future ETI                              $  107.9   $   83.2   $   65.7
                                        ------------------------------
Fee-Based Non-Insurance Product         $    6.6   $    6.1   $    5.6
                                        ------------------------------
Subtotal Agency                         $1,788.3   $1,555.3   $1,373.2
======================================================================

                     Providian Insurance Operations - PDI
                           Summary of Pre-tax Values
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                         Discount Rate
                                                --------------------------------
        Line of Business                            9%        11%        13%
--------------------------------------------------------------------------------
Direct Insurance
    Academy Traditional Life                    $   79.1   $ 71.7       $ 65.4
    Academy Interest Sensitive Life                 63.7     58.4         53.8
    Academy Health                                  16.7     15.4         14.3
    Core Life                                      509.1    464.3        426.2
    Core Health                                    249.1    227.7        209.6
    Property-Casualty                              158.8    143.3        130.3
    Future ETI                                      11.6      9.6          8.0

--------------------------------------------------------------------------------
Subtotal Direct Insurance                       $1,088.1   $990.4       $907.6
================================================================================

                     Providian Insurance Operations - PCM
                           Summary of Pre-tax Values
                              As of June 30, 1996
                                 (in millions)
--------------------------------------------------------------------------------
                                                         Discount Rate
                                                --------------------------------
        Line of Business                           10%        12%        14%
--------------------------------------------------------------------------------
Capital Management
    Single Premium Whole Life                   $ 63.8     $  57.9     $ 53.0
    General Account SPDA                         299.2       276.1      256.1
    TRAC                                           3.4         3.3        3.3
    Variable Annuities                            54.1        48.0       43.0
    Payout Annuities                             (74.1)      (64.5)     (57.1)
    Traditional GIC                              312.8       289.4      269.6
    Trust GIC                                     87.5        77.5       69.4
--------------------------------------------------------------------------------
Subtotal Capital Management                     $746.7      $687.7     $637.3
================================================================================

Models

The existing business models were developed by selecting major plans inforce as model plans and modeling other similar plans into the model plans. The business was further segmented by issue age range and year of issue.

The models generally reflect the distribution systems in which the inforce was sold (e.g. premium notice ordinary vs. debit ordinary within Agency Group and direct response vs. military business within Direct Insurance Group).

Summary of actual inforce amounts, included in our analysis, by the major segments are shown below. These amounts do not include certain miscellaneous modelled lines. A more detailed description of the models is in the appendices.

================================================================================
                                Modeled Amounts
                                 (in millions)
================================================================================
         Segment                             Insurance                 Statutory
                                              Amount        Premium     Reserve
--------------------------------------------------------------------------------
PAG

    Traditional Life                            $13,779    $ 221       $1,939
    Interest Sensitive Life                      18,496      186          592
    Health                                          N/A       59           93
--------------------------------------------------------------------------------
PDI

    Core Life                                   $11,443    $ 276       $  518
    Core Health                                     N/A      148          109
    Military Life                                 7,496       66          217
    Military Health                                 N/A       14            6
    Property-Casualty                               N/A      165          182
--------------------------------------------------------------------------------
PCM

    Traditional GIC/1/                              N/A        N/A     $6,749
    Deferred Annuity                                N/A        N/A      2,625
    Single Premium Life                             N/A        N/A        695
    Payout Annuity                                  N/A        N/A      1,499
    Variable Annuity                                N/A        N/A      1,880
    MVA                                             N/A        N/A        792
    Synthetic GICs/2/                                                      21
================================================================================


-----------------------------
         /1/  Includes $804 million of TRAC product reserve.

         /2/  Off Balance Sheet account value of $12,473 million.

A brief description of the principal products follows below. Detailed product descriptions for each major segment appear in the appendices.


     Agency Group

     Traditional Life: The traditional premium paying business consists primarily of whole life type plans, limited pay plans, endowment plans, and term insurance sold by home service agents. In addition the traditional business contains a very substantial amount of business in a paid-up status or on extended term. Within the traditional life model we segmented the business by regular ordinary, monthly debit ordinary, and industrial. We also segmented the business by Capital Security and Peoples Security/Commonwealth. The business has been restructured by legal entity such that Capital Security's business is characterized by relatively low policy sizes within the home service market, while the Peoples/Commonwealth business is characterized by higher policy sizes within Providian's home service market.

     Interest Sensitive Life: The inforce is comprise of several front loaded universal life plans generally issued through 1985 along with back loaded plans issued after 1985. The Company also has fixed premium interest sensitive whole life inforce. The business is sold both through the company's career agents and through various partnership arrangements described below. The segmentation of the home service business was the same as for the traditional business.

     Partners Business: Agency Group has formed partnerships with several independent marketing groups and insurance companies. Generally these partnerships market a universal life product. The largest partnership has been with PEBSCO, which markets payroll deduction universal life to public employees (state, country, and local) unions and organizations.

     Individual Health: The majority of PAG's individual health business is cancer The business also includes hospital indemnity, accident, and long term care insurance.



Direct Insurance

PDI markets products through direct media. This includes direct mail, television, print, and telephone. Most of the current efforts are focused on mail and telephone. This is done primarily on a broad market basis but some of the business is third party endorsed. PDI also sells to the military market on military bases using counselors (commissioned salesmen) through the Non-Commissioned Officers Association (NCOA). A small amount of Medicare Select product is distributed through independent agents.

The direct response life business in force consists primarily of a): guaranteed issue Graded Death Benefit whole life and term products; and b): simplified underwritten (short form 3-4 question application) level premium, step-rated premium and decreasing face amount term products. Most current marketing efforts are going into the Universal Model product which is a Whole Life and Accidental Death combination; for a given premium level the split between life and AD is determined on response to underwriting questions.

The majority of direct response health products in force consists of the following fixed benefit products: Hospital Indemnity (HIP), Hospital Accident
(HAP), and Accidental Death Benefit (ADB). A large Medicare Supplement block is also inforce. Hospital Accident Plan represents the largest amount of current sales.

The military market consists of both fixed and flexible premium interest sensitive life along with traditional permanent and term insurance life products.

Capital Management

Providian Capital Management's insurance operations reflect a wide variety of products. In the retail (individual) market these include general account deferred annuities, variable annuities, single premium life, structured settlements and other payout annuities. Institutional products include, fixed and floating rate GICs, GICs tied to the S&P 500 or Lehman bond indexes, and an off balance sheet synthetic GIC.



Investments

Net investment earnings rates are based upon a projection of the Providian Insurance operations existing general account asset portfolio as of June 30, 1996. Historically, Providian has maintained segmentation accounts for its assets by major line of business. For purposes of this analysis we followed Providian's segmentation with certain minor adjustments. The assets and liabilities for each segment (PAG, PDI, PCM) were projected independently of the other segments. Projecting all segments in total would likely produce somewhat more favorable results than what is shown in this analysis.

Separate account assets were assumed to grow at 9% per year before mortality and expense risk charges and other insurance company charges.

The allocation of assets and other detailed investment assumptions are summarized in Appendix A.

Credited Rate Strategies and Spreads

Based on PCM practice, credited rates on discretionary rate products were determined based on the segmented portfolio net earnings rate and PCM's target spreads. Those products which guarantee a credited rate at least equal to an external index were projected to be credited that index, based on PCM practice.

Credited rates in PDI (Academy) were projected based on its segmented portfolio net earnings rates and target spreads provided by PDI. Credited rates in PAG reflect the current level of credited rate with an adjustment to credited rate as the portfolio yield declines to reflect target spreads. Current spreads in PAG are in excess of target.



Mortality and Morbidity

Mortality and morbidity assumptions for the PAG and PDI segments are based upon Providian's recent experience. Mortality and morbidity assumptions for new business are based upon Providian's pricing which is consistent with experience. No future improvement in mortality is assumed.

Mortality for PCM accumulation products is based upon industry mortality tables. Mortality for payout annuity reflect PCM's GAAP assumptions as detailed in their schedule of projected benefits.



Detailed mortality and morbidity assumptions are included in the appendices.

Persistency

Lapse and surrender assumptions are based upon our review of experience for the calendar year 1995 and the twelve months ending June 30, 1996, along with discussions with Providian management and our knowledge of experience within companies with similar block of business. The assumptions for benefit responsive withdrawals on GICs and termination rates on GICs without stated maturities were based upon recent PCM experience and management expectations.



Expenses

Expenses are based upon unit expenses outlined in appendices B, C, and D. Projected expenses based upon unit expenses were compared to the insurance operation's projected budgeted expense. The budgeted expenses were adjusted to eliminate certain items not directly allocable to the business lines (e.g., certain corporate service fees).

We reflected the excess of projected budgeted expense over projected unit expense in the actuarial appraisal values developed. Projected budgeted expense in excess of projected unit expense was included in the actuarial appraisal values for the same number of years of projected new business.



Business Not Modeled

Certain miscellaneous segments were not modeled. Although we would expect positive statutory profits from this business, the level of profit is not expected to be material relative to the entire insurance operations. We did not include third party fee income earned by PCM on investment management. PCM estimates this income to be approximately $3 million per year.

                                   SECTION V
                                   ---------
           Summary of Methodology, Models, and Actuarial Assumptions
           ---------------------------------------------------------
                              For Future Business
                              -------------------

Additional breakdown of the present values shown in the Summary of Results section is provided below for ten years of production.

=================================================================================================================
                                     Providian Insurance Operations - PAG
                                            Summary of Pre-Tax Values
                                               As of June 30, 1996
                                               -------------------
                                                  (in millions)
----------------------------------------------------------------------------------------------------------------
                                                                   Discount Rate
----------------------------------------------------------------------------------------------------------------
                Line of Business                    8%                10%               12%
----------------------------------------------------------------------------------------------------------------
Agency Group
------------

Commonwealth and Peoples
------------------------
     Traditional Life                             $274.9            $214.9            $170.8
     Interest Sensitive Life - Direct               97.6              78.7              64.5
     Interest Sensitive Life - Partners            141.9             118.9              99.9
     Individual Health                              29.7              23.2              18.4

Capital Security
----------------
     Traditional Life                               80.8              63.9              51.4
     Individual Health                               4.2               3.4               2.7
     Future ETI                                      8.8               5.9               4.0
     Fee-Based Non-Insurance Product                19.1              15.6              12.9
-----------------------------------------------------------------------------------------------------------------
Subtotal Agency                                   $657.0            $524.5            $424.6
=================================================================================================================

=================================================================================
                     Providian Insurance Operations - PDI
                           Summary of Pre-Tax Values
                              As of June 30, 1996
                              -------------------
                                 (in millions)
---------------------------------------------------------------------------------
                Line of Business                      Discount Rate
                                          ---------------------------------------
                                                9%          11%          13%
---------------------------------------------------------------------------------
Direct Insurance
----------------
     Academy Life                            $ 17.2       $  6.7        $(1.0)
     Academy Health                             0.4          0.4          0.3
     Core Life                                297.9        221.5        163.9
     Core Health                              184.2        141.7        109.4
     Future ETI                                11.4          8.3          6.2
----------------------------------------------------------------------------------
Subtotal Direct Insurance                    $511.1       $378.6       $278.8
==================================================================================

==================================================================================
                     Providian Insurance Operations - PCM
                           Summary of Pre-Tax Values
                              As of June 30, 1996
                              -------------------
                                 (in millions)
----------------------------------------------------------------------------------
                                                      Discount Rate
                                          ----------------------------------------
                Line of Business               10%          12%          14%
----------------------------------------------------------------------------------
Capital Management
------------------
     General Account SPDA                    $114.9        $ 90.7       $ 72.2
     Variable Annuities                       219.8         164.4        124.3
     Payout Annuities                          79.8          61.2         47.6
     Traditional GICs (incl. TRAC)            236.2         205.3        179.7
     Synthetic GICs                            55.2          40.8         30.3
----------------------------------------------------------------------------------
Subtotal Capital Management                  $705.9        $562.4       $454.1
==================================================================================

Models and Products
-------------------

The future business model reflects products currently being issued. New business premium, by product was provided by the business units. Distribution within each product by issue age, sex and average policy size reflects actual sales for the twelve month period ending June 30, 1996 for business inforce at that date.

Assumptions underlying the new business projections are generally consistent with those used for existing business. Detailed assumptions are in the appendices.

     PAG
     ---

     The following premium distribution, which reflects actual 1995 sales by plan of insurance, was used to distribute future issues in all years of the projection.

          =============================================================
                      Commonwealth/Peoples Security Life
          -------------------------------------------------------------
                      Product                   Premium Distribution
          -------------------------------------------------------------
            Universal Life                             20.1%
            Whole Life (5,000 MDO)                     13.4
            Whole Life (10,000 MDO)                     6.3
            Whole Life (5,000 PNO)                      4.6
            Whole Life (10,000 PNO)                     2.0
            Select WL (MDO)                             9.6
            Select WL (PNO)                             9.7
            Easy Acceptance (MDO)                      11.1
            Easy Acceptance (PNO)                       6.6
            Term                                       12.7
            Child Rider                                 3.9
          --------------------------------------------------------------
            Total                                     100.0%
          ==============================================================


          ===========================================================
                             Capital Security Life
          -----------------------------------------------------------
                Product                      Premium Distribution
          -----------------------------------------------------------
            Whole Life (10,000)                      33.6%
            Whole Life (5,000)                       23.7
            Easy Acceptance                          26.6
            Term                                      5.6
            Child Rider                               5.5
            Other                                     4.9
          -----------------------------------------------------------
            Total                                   100.0%
          ===========================================================

Aggregate production levels were provided by PAG split between core life and health and marketing partnership sales. Calendar year amounts were interpolated to convert to a projection year basis as provided in the table below.

=============================================================================================
                            PAG Premium Production
                                 (in millions)
---------------------------------------------------------------------------------------------
                       Commonwealth/Peoples        Capital Security
 Year Ending           ---------------------------------------------           Marketing
  June 30,              Life        Health        Life        Health         Partnerships
---------------------------------------------------------------------------------------------
    1997               $38.2         $2.0        $14.1         $1.0             $14.6
    1998                41.8          2.7         15.1          1.0              20.2
    1999                44.0          3.2         15.9          1.0              25.0
    2000                46.6          3.5         16.8          1.1              27.3
    2001                50.3          3.9         18.1          1.2              28.7
---------------------------------------------------------------------------------------------
    2002                54.1          4.2         19.5          1.3              30.2
    2003                57.3          4.5         20.6          1.5              31.8
    2004                60.8          4.8         21.8          1.6              33.6
    2005                64.5          5.1         23.1          1.8              35.4
    2006                68.4          5.5         24.4          2.0              37.4
=============================================================================================

PDI
---

Premium issued was provided by PDI by a combination of product and market types. We assigned model plans as follows:

==========================================================================
                             Core Life Production
                             --------------------
                                     (000)
--------------------------------------------------------------------------
                                             Year Ending June 30,
                                    --------------------------------------
                                         1997     1998     1999      2000
--------------------------------------------------------------------------
Level Term Underwritten               $ 8,519  $13,105  $14,520  $ 15,840
Simplified Underwritten Whole Life      8,530   12,786   14,366    15,573
Universal Model                        22,119   48,164   57,500    66,625
ADB Rider                               4,202    5,088    5,687     6,173
Whole Life                              4,957    4,673    4,588     4,703
--------------------------------------------------------------------------
Total                                 $48,327  $83,816  $96,661  $108,913
==========================================================================

==========================================================================
                            Core Health Production
                            ----------------------
                                     (000)
--------------------------------------------------------------------------
                                             Year Ending June 30,
                                    --------------------------------------
                                         1997     1998     1999      2000
--------------------------------------------------------------------------
ADD                                   $ 5,373  $ 8,367  $ 9,983   $11,483
HIP                                     1,739    6,281    7,326     8,780
HAP                                     5,851   13,759   17,616    20,120
Medicare Select                         3,685    7,749    7,564     7,878
Fee Base Non-Insurance Production       5,913    7,402    8,650     9,123
--------------------------------------------------------------------------
Total                                 $22,561  $43,557  $51,140   $57,384
==========================================================================


New premium is projected to grow at 5% annually after the period ending June 30, 2000.

New premium for military business is summarized below.

          ===============================================
                Military Business Production
                ----------------------------
                          (000)
          -----------------------------------------------
            Year Ending
             June 30,            Life          Health
          -----------------------------------------------
               1997             $12.9            $.2
               1998              14.8             .2
               1999              17.0             .2
               2000              18.7             .2
          ===============================================


The life business was split 77% GS-4 and 23% GS-1. The health new business was based on recent CHAMPUS Supplement pricing.

PCM
---
The following table summarizes future PCM production amounts in the model. We interpolated the calendar year amounts supplied by Providian to convert to projection year amounts.

===========================================================================
                                PCM Production
                                --------------
                                 (in millions)
---------------------------------------------------------------------------
     Line & Business             1996     1997     1998     1999 & Later
---------------------------------------------------------------------------
Floating GIC                    $  385   $  150   $  150       $  150
Fixed GIC (5 year bullet)        1,287    1,150      900          865
TRAC                               230      200      200          200
SPDA (Tax Smart)                    50      250      350          450
NASL                               150      150      150          150
SPIA                               150      175      200          250
Vanguard                           500      600      700          800
Advisors Edge                       75      250      350          450
Marquee                            165      280      450          575
Trust GIC                        2,330    2,500    2,500        2,500
===========================================================================

                                   APPENDIX A
                                   ----------

                             Providian Corporation
                  Summary of Assets and Investment Assumptions
                  --------------------------------------------



Asset Portfolio
---------------

General account assets were allocated among PCM, PDI, Agency, and Academy based on Providian's internal allocations. Amounts are summarized below.

================================================================================
                         PCM General Account Portfolio
                              As of June 30, 1996
                              -------------------
                             (dollars in millions)
--------------------------------------------------------------------------------
                                      Book      Effective   Market       Par
Investment Type                       Value       Yield     Value       Value
--------------------------------------------------------------------------------
Fixed Rate
 .  Bonds                            $ 3,934.8       8.00%  $ 3,901.6  $ 4,077.4
 .  ABS                                  510.5       7.64       504.6      508.1
 .  CMO                                  321.8       7.80       320.3      322.9
 .  Commercial Loans                   1,258.0       8.93     1,266.8    1,258.3
 .  Residential Loans                    739.5       7.81       725.7      738.4
--------------------------------------------------------------------------------
Floating Rate
 .  Bonds                            $   347.7       7.53%  $   357.7  $   395.9
 .  ABS                                  568.8       6.82       570.7      536.1
 .  CMO                                  645.4       6.89       639.3      636.0
 .  Commercial Loans                     541.0       7.40       537.6      541.0
 .  Residential Loans                  1,916.7       7.97     1,942.2    1,912.9
Cash & Short Term                       309.9       5.78       309.9      309.9
--------------------------------------------------------------------------------
Subtotal Invested                   $11,094.1       7.71%  $11,076.4  $11,236.9
--------------------------------------------------------------------------------
Policy Loans                        $   130.6       4.71%  $   130.6  $   130.6
Net Deferred Premium                      0.0          -         0.0        0.0
Due & Accrued Inv. Income               102.0          -       102.0      102.0
--------------------------------------------------------------------------------
Total Assets                        $11,326.7       7.68%  $11,309.0  $11,469.5
================================================================================

================================================================================
                                 PAG Portfolio
                              As of June 30, 1996
                              -------------------
                             (dollars in millions)
--------------------------------------------------------------------------------
                                       Book      Effective   Market      Par
Investment Type                        Value       Yield     Value      Value
--------------------------------------------------------------------------------
Fixed Rate
 .  Bonds                             $1,813.6       8.86%   $1,884.9   $1,788.0
 .  ABS                                   29.1       8.86        30.0       30.1
 .  CMO                                  131.6       8.95       138.1      142.5
 .  Commercial Loans                     575.8       9.01       587.6      576.0
 .  Residential Loans                      4.0       9.17         4.0        4.0
--------------------------------------------------------------------------------
Floating Rate
 .  Bonds                             $    8.6       7.54%   $    8.4   $    8.6
 .  ABS                                    0.0          -         0.0        0.0
 .  CMO                                    5.8       7.90         5.8        5.8
 .  Commercial Loans                      16.8       7.47        16.6       16.8
 .  Residential Loans                      0.1       8.50         0.1        0.1
Cash & Short Term                         0.0          -         0.0        0.0
--------------------------------------------------------------------------------
Subtotal Invested                    $2,585.6       8.88%   $2,675.5   $2,571.9
--------------------------------------------------------------------------------
Policy Loans                         $  196.7       6.21%   $  196.7   $  196.7
Net Deferred Premium                     50.1          -        50.1       50.1
Due & Accrued Inv. Income                53.0          -        53.0       53.0
--------------------------------------------------------------------------------
Total Assets                         $2,885.4       8.69%   $2,975.3   $2,871.7
================================================================================

================================================================================
                        PDI Portfolio: Core and Academy
                              As of June 30, 1996
                              -------------------
                             (dollars in millions)
--------------------------------------------------------------------------------
                                        Book     Effective   Market      Par
Investment Type                         Value      Yield     Value      Value
--------------------------------------------------------------------------------
Fixed Rate
 .  Bonds                               $590.2       8.02%   $  615.6   $  593.6
 .  ABS                                   37.6       7.45        37.1       37.4
 .  CMO                                   49.3       9.14        51.2       52.3
 .  Commercial Loans                     147.7       8.76       149.1      147.8
 .  Residential Loans                      1.4      10.32         1.4        1.3
--------------------------------------------------------------------------------
Floating Rate
 .  Bonds                               $  0.0          -    $    0.0   $    0.0
 .  ABS                                    0.0          -         0.0        0.0
 .  CMO                                    0.0          -         0.0        0.0
 .  Commercial Loans                       1.0       9.65%        1.0        1.0
 .  Residential Loans                      0.0          -         0.0        0.0
Cash & Short Term                         0.0          -         0.0        0.0
--------------------------------------------------------------------------------
Subtotal Invested                      $827.1       8.20%   $  855.4   $  833.4
--------------------------------------------------------------------------------
Policy Loans                           $ 53.1       5.74%   $   53.1   $   53.1
Net Deferred Premium                     84.6          -        84.6       84.6
Due & Accrued Inv. Income                33.0          -        33.0       33.0
--------------------------------------------------------------------------------
Total Assets                           $997.8       8.05%   $1,026.1   $1,004.1
================================================================================

================================================================================
                              PDI Portfolio: P&C
                              As of June 30, 1996
                              -------------------
                             (dollars in millions)
--------------------------------------------------------------------------------
                                        Book    Effective     Market      Par
Investment Type                         Value     Yield       Value      Value
--------------------------------------------------------------------------------
Fixed Rate
 .  Bonds                               $171.9       6.63%     $179.7     $177.7
 .  ABS                                    8.8       6.53         9.2        8.8
 .  CMO                                    1.4      12.13         1.5        1.4
 .  Commercial Loans                       0.3      10.43         0.3        0.3
 .  Residential Loans                      0.0          -         0.0        0.0
--------------------------------------------------------------------------------
Total Assets                           $182.4       6.67%     $190.7     $188.2
================================================================================

Corporate bonds, mortgage pass-throughs, and asset-backed securities were projected on a seriatim basis, recognizing call features and anticipated levels of prepayments. CMO's were projected using the Global Advanced Technology (GAT) Precision software.

Assets allocated to surplus and AVR are summarized below.

           =========================================================
                 Assets Allocated to Capital, Surplus and AVR
                              As of June 30, 1996
                              -------------------
                             (dollars in millions)
           ---------------------------------------------------------
                                                    Book     Market
           Investment Type                          Value    Value
           ---------------------------------------------------------
           Common Stock (Including Affiliates)    $  933.0  $  943.0
           Preferred Stock                           269.3     268.2
           Real Estate                               123.9     141.1
           Schedule BA                               354.4     334.1
           Affiliated Bonds                           29.1      29.1
           CMOs                                        6.3       6.1
           Distressed Mortgages                       70.2      62.5
           NAIC 5 or 6 Bonds                           0.9       0.9
           Other Schedule D Assets                   285.7     295.5
           ---------------------------------------------------------
           Total                                  $2,072.8  $2,080.5
           =========================================================

Swaps
-----

Providian generally employs swaps to adjust its asset/liability match profile. Swaps are typically entered into to convert new fixed rate GICs to floating rate liabilities. Certain deferred annuity blocks have swaps specifically allocated to them, as well. Outstanding swap amounts are summarized below.

===================================================================================
                                 Outstanding Swaps
                                As of June 30, 1996
-----------------------------------------------------------------------------------
Line of Business     Notional          Market Value    Pay           Receive
-----------------------------------------------------------------------------------
Fixed Rate GIC   $3,698.2 million      $10.5 million   LIBOR          Fixed
Bond TRAC           184.8                0.0           LIBOR  Lehman Brothers Index
Providian MTN        50.0                0.0           Fixed  Lehman Brothers Index
NASL                393.4               (3.8)          LIBOR          Fixed
--                  104.5               (0.4)          Prime          LIBOR
Structured GIC      158.5                1.7           LIBOR          Fixed
Spread Lock II      250.0                0.2           Fixed          LIBOR
Synthetic Floater    60.4                0.8           Fixed          LIBOR
===================================================================================

The outstanding swaps for the fixed rate GICs, structured GIC, and NASL were projected on a seriatim basis under the illustrated interest rate environments. Gains or losses were allocated to the PCM line of business, based on Providian's internal allocations and strategy. The Bond TRAC swaps were reflected on a net basis by projecting a net cost of funds. The other swaps in place are not material, and have not been reflected in this analysis.

Alternative Investment Strategies (AIS)
---------------------------------------

PCM employees certain alternative investment strategies to enhance yield for the portfolio. As of June 30, 1996, $457.5 million was held under credit and other alternative strategies, with an expected yield of approximately 10.5%. This enhanced yield is allocated across the PCM portfolio internally. For purposes of these projections, the benefit from AIS was reflected as a net enhancement to yield of 12 bp for all of PCM's inforce business. This enhanced yield was developed and provided to us by PCM. No benefit from AIS was reflected in the future business projections or for PDI or PAG.

Reinvestment Assumptions
------------------------

The following is representative of the future investment strategy for positive cash flow, as specified by Providian.

================================================================================
                             Reinvestment Strategy
--------------------------------------------------------------------------------
                                                      Percentage of Cashflow
                                               ---------------------------------
                        Years to    Spread to
Asset Type              Maturity   Treasury/1/     PCM      PAG    PDI    P&C
--------------------------------------------------------------------------------
1 Year ARM                 30     1 YT + 190 bp     18%      --     --     --
5/1 Residential             5     3 YT + 150 bp      5       --     --     --
7/1 Residential             7     5 YT + 155 bp      4       --     14%    --
Fixed Commercial            5     5 YT + 130 bp     12       30%    22     --
Floating Commercial        10     3 ML + 150 bp      3       --     --     --
Fixed Bond - Public A       5     5 YT + 50 bp      14       --     32     --
Fixed Bond - Public A      10     10 YT + 70 bp     --       30     32     --
Fixed Bond - Public A      30     30 YT + 80 bp     14       20     --     --
Fixed Bond - Private A      5     5 YT + 100 bp      5       --     --     --
Fixed Bond - Private A     10     10 YT + 120 bp     5       20     --     --
Floating Bond(ABS)         10     3 ML + 60 bp      14       --     --     --
Fixed Bond - BB rated      10     10 YT + 275 bp     6       --     --     --
Tax-exempt                  5     5 YT - 30 bp      --       --     --    100%
Cash                        0     3 ML              --       --     --     --
================================================================================

     /1/  "3ML" represents 3-month LIBOR.  "YT" represents -year Treasury.

Resulting new money rates are illustrated in the following table.

                          Yield on Future Investments
                    Based on September 30, 1996 Yield Curve
================================================================================
                                                               Rate Assumed on
Business Unit    Gross Effective Yield   Net Effective Yield    Future Issues
--------------------------------------------------------------------------------
PAG                      7.86%                  7.58%             7.60%
PDI                      7.61                   7.33              7.35
PCM                      7.74                   7.33              6.50 (GIC)
                                                                  7.75 (SPIA)
                                                                  7.35 (Other)
--------------------------------------------------------------------------------

Assets are assumed to be purchased at zero discount, i.e., coupon rates are equal to statutory yields.

A cash balance of 5% in PCM and 2% in the other business units is maintained before net positive cash flow is reinvested. Assets are not liquidated in order to meet this constraint.

Disinvestment Assumptions
-------------------------

Assets are liquidated in order of minimum capital gain or loss as sales are needed in order to fund net cash outflow. Investment-grade bonds are assumed to be liquid and available for sale. CMOs, while liquid, were not sold for purposes of these projections. Non-investment grade bonds are assumed to be illiquid. Capital gains and losses were amortized into income through the Interest Maintenance Reserve (IMR).

Prepayment Provisions
---------------------

     Corporate Bonds: Initial call dates and premiums on existing bonds were provided by Providian. The call premium is assumed to grade to zero at maturity. Bonds are assumed to be called if the market price of the bond, excluding the impact of the call provision, exceeds the call price by 3% or more for investment grade bonds or 5% or more for non-investment grade bonds.

     Mortgage Backed Securities: Prepayment rates on mortgage pass-throughs are based on the following formula, subject to a maximum of 600% of PSA (for spreads in excess of 2.25%), and a minimum of 100% PSA (for spreads below .45%).

             Prepayment Rate = [-2.06 + 6.98 . Arctan (sp)] . PSA

     where, SP = spread between coupon on collateral and the current market coupon for a comparable mortgage, as a percent.

           PSA = Public Securities Association (PSA) standard prepayment model.
                 The model grades linearly from 0% to 6% over the first two and a half years of the mortgage lifetime, and remains at 6% thereafter.

                 Prepayment rates on CMOs are based on the standard GAT Precision payment model consistent with the projected interest rate environments.

                 Floating Rate MBS: ARMs are assumed to prepay at a rate of 18% per year. Fixed rate mortgage (5/1, 7/1, and 10/1) are assumed to prepay entirely after the guaranteed rate period.

                 Commercial Mortgage Loans: Commercial mortgage loans are assumed to repay at the balloon payment date. The mortgage loan portfolio is generally protected from prepayments by make whole provisions. Any cost incurred by refinancing at below market rates following the balloon date is assumed to be covered by general default provision.

                 Floating Rate ABS: Floating rate ABS, which are primarily SBA loans, are assumed to prepay at a rate of 10% per year.

Default Cost
------------

Annual default costs on fixed income securities were based on Edward Altman studies of historical defaults during the period 1971-1994. Mortgage loan default rates were provided by Providian. Rates are summarized below.

               =========================================
                       S&P                   Annual
                   Bond Rating            Default Cost
               -----------------------------------------
               Cash                     0.0 basis points
               Treasuries               0.0
               AAA                      0.8
               AA                       3.0
               A                        5.0
               BBB                     21.0
               BB                      95.0
               B                      307.0
               CCC                    690.0

               Commercial Mortgages    35.0
               Residential Mortgages   10.0
               =========================================

Investment Expenses
-------------------

Investment expenses are assumed to be 10 basis points on cash and bonds. Expenses on direct mortgage loans are assumed to be 16 basis points for commercial loans and 22 basis points for residential loans.

The cost to trade a bond due to the bid/ask spread is assumed to be 5 basis points.

Treasury Yield Curve (Corporate Bond Equivalent)
------------------------------------------------

The projections are based on a current yield curve. Yields on intermediate Treasuries were interpolated.

                 ============================================
                             Treasury Yield Curve
                 --------------------------------------------
                 Maturity                September 30, 1996
                 --------------------------------------------
                 90-day                          5.03%
                 1 year                          5.71
                 2 year                          6.10
                 3 year                          6.28
                 5 year                          6.46
                 7 year                          6.60
                 10 year                         6.72
                 20 year                         7.06
                 30 year                         6.93
                 ============================================

                 ============================================
                                  Index Rates
                           As of September 30, 1996
                 --------------------------------------------
                 3-month LIBOR                   5.63%
                 6-month LIBOR                   5.73
                 CP 30-day                       5.44
                 CP 90-day                       5.49
                 CD 90-day                       5.51
                 CD 180-day                      5.51
                 10-year Industrial AAA          7.02
                 10-year Utility AA              7.15
                 10-year Utility A               7.23
                 Prime                           8.25
                 ============================================

Separate Account Funds
----------------------

Based on the distribution of separate account amounts among funds and long term average returns by fund type, separate account funds are assumed to grow 9% per year net of mutual fund fees.

NAIC Risk Based Capital
-----------------------

The factors employed to illustrate future risk based capital amounts are summarized below.

============================================================
 Risk Based Capital Factors - General Account Liabilities
            (100% of NAIC Company Action Level)
------------------------------------------------------------
Risk Component               Base                    Factor
------------------------------------------------------------
     C-1           Liabilities                        2.300%
     C-2           Net Amount at Risk (PDI Life)       .096
                   Net Amount at Risk (PAG Life)       .088
                   Premium (PDI Health)               9.000
                   Premium (PAG Health)              12.000
                   Claim Reserve (Health)             5.000
     C-3           Liabilities
                      -     Life                      0.500
                      -     Deferred Annuity          1.667
                      -     SPIA                      0.750
                      -     GIC                       0.500
     C-4           Premium
                      -     Life and G.A. Annuity     2.000
                      -     Health                    0.500
                      -     GIC and S.A. Annuity      0.000
============================================================

The factors are based upon the actual mix of assets and liabilities currently in the Companies.

The cost of capital calculation is based on the cost of retaining capital to support the liabilities of Providian, assuming earnings on capital at the after-tax net new money rate of 4.875%.

Modified separate account liabilities (MVP and TRAC) are assumed to be treated as general account funds. In addition, we treated required capital on variable annuities as 75 bp, and maintained a 2/1 premium to capital ratio for the property casualty operations for purposes of capital requirements at a 200% RBC level.

Off balance sheet liabilities, i.e. Trust GIC, are assumed to have zero capital requirement beyond the statutory reserve held.

                                   APPENDIX B
                                   ----------

                             Providian Agency Group
                             ----------------------
                        Liability Model and Assumptions
                        -------------------------------



Life Insurance Models and Assumptions
-------------------------------------

The models for existing traditional life insurance inforce were separated into the following major categories:

     .    Industrial

     .    Monthly Debit Ordinary

     .    Regular Ordinary

The business within Peoples Security and Commonwealth was projected separately from the business with Capital Security. The Capital Security business represents the smaller policy sizes in the debit market and contains relatively
little regular ordinary.   Peoples and Commonwealth contain generally the higher
policy sizes in the debit market along with regular ordinary and the partnership business.

Within each of these major groupings, we prepared several separate projections which reflect characteristics such as marketing differences, issue eras, term vs. permanent, paid up vs. premium paying, etc. Assumptions used in the profit studies vary by the characteristics of the business and are based generally on PAG's product development assumptions which reflect experience.

For premium paying plans, model issue ages were based on the distribution of inforce business by issue age within model plan. In force for paid up, reduced paid up and extended term insurance was distributed by attained age in the model.

For extended term, we had available the number of years to run and calculated an attained age based on actual reserve per $1,000 relationships. A summary of model plans and modelled policies, insurance amount, reserves and premium is provided on the following pages.

Actual inforce (i.e., amounts from the computer tapes supplied by PAG) was compared to expected amounts to validate the model. The ratios of actual to modelled as of June 30, 1996 for policy count, insurance amount, statutory reserve and gross premium are summarized in the following table.

================================================================================
                  Providian Agency Life Insurance Operations
                     Summary of Traditional Life Model Fit
                          June 30, 1996 Modeled Inforce
                          -----------------------------
                            ($ amounts in millions)
--------------------------------------------------------------------------------
Life                            Policy       Insurance   Statutory   Premium
Segment                          Count         Amount     Reserve    Inforce
--------------------------------------------------------------------------------
Industrial
----------
  Actual                       1,945,421   $   876.9    $  449.3    $  8.7
  Model                        1,941,470       871.9       448.8       8.1
  A/M                              100.2%      100.6%      100.1%    108.0%
--------------------------------------------------------------------------------
Ordinary
--------
  Actual                       2,043,578   $12,891.8    $1,489.4    $212.1
  Model                        2,026,739    12,588.0     1,490.4     215.8
  A/M                              100.8%      102.4%       99.9%     98.3%
--------------------------------------------------------------------------------
Total Traditional
-----------------
  Actual                       3,988,999   $13,768.7    $1,938.7    $220.8
  Model                        3,968,209    13,459.9     1,939.2     223.9
  A/M                              100.5%      102.3%      100.0%     98.6%
================================================================================

====================================================================================================================================
                                              CAPITAL SECURITY LIFE INSURANCE COMPANY
                                              ---------------------------------------
                                                  Ordinary Inforce as of 6/30/96
                                                  ------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                Regular Billed                        Debit Billed
                                                    --------------------------------------------------------------------------------
                                                                       Statutory  Annual                       Statutory   Annual
                 SAP                                         Insurance Reserves  Premium           Insurance   Reserves    Premium
Insurance Type   Code        Description            Policies ($1,000)  ($1,000) ($1,000) Policies  ($1,000)    ($1,000)    ($1,000)
------------------------------------------------------------------------------------------------------------------------------------
Whole Life      1700AX  WL, 1958 CSO ALB 3.0%          5,691   37,131   14,471     894    32,637      74,646      21,957      2,557
                1100AA  WL, 1958 CSO ALB 4.0%          1,524    6,242    1,433     234    43,827      98,434      17,884      4,007
                110LAA  LP95, 1958 CSO ALB 4.5%        1,043   12,066    2,069     230    19,503     117,954      12,694      2,780
                110KCJ  LP90, 1980 CSO S&U 4.5%        1,940   20,554      577     490    53,758     375,834       7,833      9,801
                110KC3  LP90, 1980 CSO S&U 5.5%        1,305    8,114      727     278    22,085     113,948       6,508      3,399
                1100X9  WL, 1941 CSO ANB 3.0%          1,255    6,103    3,648     120     3,907       5,270       2,524        144
-----------------------------------------------------------------------------------------------------------------------------------
Life Paid @ 65  170FAC  LP65, 1958 CSO ALB 4.5%           42      464       23       8     2,354      20,829         810        402
                170FEC  LP65, 1958 CSO ALB 4.0%        1,168    7,601    2,425     130     7,989      20,761       4,401        555
------------------------------------------------------------------------------------------------------------------------------------
Limited Pay     1103C1  10 Pay Life, 1980 CSO 5.0%       862    6,178      277     152    11,881      68,756       2,562      1,597
                1705FK  20 Pay Life, 1980 CSO 5.0%       694    5,844      181     124    13,584      91,523       2,430      2,076
                1105AA  20 Pay Life, 1958 CSO
                          ALB 4.0%                       847    3,678      939      95     9,953      30,439       5,512        958
------------------------------------------------------------------------------------------------------------------------------------
Indeterminate
  Prem.         1A0LAE  LP95 Capitalizer, 1958
                         CSO ALB 4.5%                  1,127   16,181    2,571     237     5,923      66,193       7,840        830
------------------------------------------------------------------------------------------------------------------------------------
Easy Acceptance 14CPC1  20 Pay, 1980 CSO
                          Unisex 5.5%                    334      971      177     116     4,235       8,224       1,337      1,210
Life            14CPC6  20 Pay, 1980 CSO
                          Unisex 5.0%                  1,804    3,339      885     719    29,457      37,259       9,127      8,113
------------------------------------------------------------------------------------------------------------------------------------
Endowments      27FOAC  Endowment @ 65, 1958
                          CSO ANB 3.0%                   830    3,424    1,833      85     9,899      20,022       6,563        595
------------------------------------------------------------------------------------------------------------------------------------
Family Plan     44FK4C  Family Plan                        4       35        7       5       103         447          96          9
------------------------------------------------------------------------------------------------------------------------------------
Decreasing Term 6177C6  Decreasing Mortgage Term         465   15,617      172     116       688      17,535         174        141
------------------------------------------------------------------------------------------------------------------------------------
R&C Term        0133IG  10 Year Renewal Term           1,804  113,229      524     548     8,473     201,830         804      1,458
------------------------------------------------------------------------------------------------------------------------------------
Child Term
  Rider         54UAC1  Child Term Rider                   0   24,428       47      72         0     494,804         698      1,474
------------------------------------------------------------------------------------------------------------------------------------
Par Plan        1P00IA  Participating Whole Life         815   11,757    1,898     183       838       8,536         538        167
------------------------------------------------------------------------------------------------------------------------------------
Paid Up                 1958 CSO ANB 3.0%             10,478   24,514    9,975       -    43,071      36,168      13,722          -
------------------------------------------------------------------------------------------------------------------------------------
Extended Term           1958 CET ANB 3.0%              2,618   13,306    1,410       -    52,886     140,063       7,469          -
------------------------------------------------------------------------------------------------------------------------------------
Total Traditional Ordinary                            36,650  340,774   46,268   4,833   377,051   2,049,474     133,486     42,273
====================================================================================================================================

                                              CAPITAL SECURITY LIFE INSURANCE COMPANY
                                                 Industrial Inforce as of 6/30/96
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Statutory    Annual
                                                                                                 Insurance    Reserves     Premium
                                                                                     Policies    ($1,000)     ($1,000)     ($1,000)
------------------------------------------------------------------------------------------------------------------------------------
Industrial Paying              17006E     88 Whole Life                               67,444       47,581       15,322      2,121
                               18732C     Life Paid Up @ 74                           13,002       10,201        3,890        429
                               27F02E     Endowment @ 65                               9,727        8,337        3,028        387
------------------------------------------------------------------------------------------------------------------------------------
Paid Up                                   1941 Standard Industrial Age Next 3.0%      89,587       45,071       25,084          -
------------------------------------------------------------------------------------------------------------------------------------
Extended Term                             1961 CIET Age Next 3.5%                     53,856       42,105        5,483          -
------------------------------------------------------------------------------------------------------------------------------------
Total Industrial                                                                     233,616      153,295       52,807      2,937
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                     PEOPLES AND COMMONWEALTH
                                                  Ordinary Inforce as of 6/30/96
------------------------------------------------------------------------------------------------------------------------------------
                                                             Regular Billed                              Debit Billed
                                                 ----------------------------------------------------------------------------------
                                                                      Statutory  Annual                          Statutory  Annual
                    SAP                                    Insurance  Reserves   Premium              Insurance  Reserves   Premium
Insurance Type      Code       Description       Policies  ($1,000)   ($1,000)   ($1,000)  Policies   ($1,000)   ($1,000)   ($1,000)
------------------------------------------------------------------------------------------------------------------------------------
Whole Life         110LGM   LP95, 1980 CSO 5.5%   21,534      88,513     9,756     4,413      57,577    200,945    14,664     9,000
                   1100AF   WL, 1958 CSO ALB      36,271     210,219    47,191     6,282     132,818    376,605    81,722    15,428
                              4.0%
                   1700KV   WL, 1958 CSO ALB      50,777     332,720   124,054     7,503     102,881    279,859    97,108     8,465
                             3.0%
                   110LGN   LP95, 1988 CSO 4.5%   29,137     279,101     4,564     7,816      75,629    516,331     6,054    13,919
                   1100KH   WL, 1941 CSO ANB      29,168     147,979    83,796     2,588      18,657     51,601    27,748     1,016
                              3.0%
                   1100NL   WL, 1958 CSO 2.75%    11,083     116,660    44,269     2,796       5,425     42,727    13,827       907
------------------------------------------------------------------------------------------------------------------------------------
Limited Pay @ 65   110FLK   LP65, 1958 CSO ALB    31,203     208,125    66,359     3,276      46,999    161,770    43,429     3,440
                              3.0%
------------------------------------------------------------------------------------------------------------------------------------
Limited Pay        1105NS   20 Pay Life, 1958     19,226      69,403    19,432     1,819      78,054    186,238    46,894     6,117
                              ALB 4.0%
                   1105GM   20 Pay Life, 1980     19,569     116,499     4,560     3,422      46,700    228,318     7,254     6,940
                              CSO 5.5%
                   1103GM   10 Pay Life, 1980      4,012      22,801     1,899       707       7,297     35,488     1,606       933
                              CSO S&U 5.5%
------------------------------------------------------------------------------------------------------------------------------------
Indeterminate      1A0LA5   LP95 Capitalizer NS,  10,455     182,635    34,368     2,703      13,349    164,273    24,123     2,333
                              1958 CSO ALB 4.5%
Premium            1AOLA4   LP95 Capitalizer SK,   3,095      45,774     6,073       598       7,595     90,317     9,440     1,105
                              1958 CSO ALB 4.5%
------------------------------------------------------------------------------------------------------------------------------------
Easy Acceptance    14CPGT   20 Pay, 1980 CSO      20,960      50,687     7,929     7,244      32,064     51,478     7,943     9,234
                              Unisex 5.5%
Life               14CPBG   20 Pay, 1980 CSO       9,882      19,097     6,392     3,575      25,877     39,621    14,103     7,284
                              Unisex 4.5%
------------------------------------------------------------------------------------------------------------------------------------
Endowments         27F0KB   Endt. @ 65, 1958      12,441      56,979    36,006     1,442      11,266     34,905    16,872       972
                              CSO ALB 3.0%
------------------------------------------------------------------------------------------------------------------------------------
Family Plan        44FGUW   Family Plan            1,234      14,591     2,505       163       2,278     23,448     3,991       285
------------------------------------------------------------------------------------------------------------------------------------
Decreasing Term    6155GG   Decreasing Mortgage    6,139     270,026     1,999     1,752       2,153     92,842       714       498
                              Term
------------------------------------------------------------------------------------------------------------------------------------
R&C Term           0133GG   10 Year Renewal Term  35,575   2,357,372     9,700     9,121      21,018    590,529     2,134     3,322
 -----------------------------------------------------------------------------------------------------------------------------------
Child Term Rider   54UAGR   Child Term Rider           1     262,244       285       952           0  1,180,687       538     2,198
------------------------------------------------------------------------------------------------------------------------------------
Par Plan           1P00IA   Participating WL       8,158     115,225    18,291     1,804       8,833     85,800     6,352     1,662
------------------------------------------------------------------------------------------------------------------------------------
Paid Up                     1941 CSO ANB 3.0%    125,419     156,564   105,920         -      53,216     56,625    36,479         -
                            American Experience    2,634       2,081     1,583         -         178        178       125         -
                              (Craig) ANB 3.0%
                            1958 CSO ALB 3.0%     70,206     167,925    74,619         -         172    207,193    95,126         -
------------------------------------------------------------------------------------------------------------------------------------
Extended Term               1958 CET ALB 3.0%     27,321     122,885    12,853         -     122,343    387,625    26,962         -
------------------------------------------------------------------------------------------------------------------------------------
Total Traditional Ordinary                       585,500   5,416,105   724,403     69,976  1,044,377  5,085,435   585,207    95,058
====================================================================================================================================


====================================================================================================================
                                  PEOPLES AND COMMONWEALTH
                                  ------------------------
                              Industrial Inforce as of 6/30/96
                              --------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                               Statutory   Annual
                                                                                    Insurance   Reserves   Premium
                                                                         Policies    ($1,000)   ($1,000)   ($1,000)
--------------------------------------------------------------------------------------------------------------------
Premium Paying       11006Q     Whole Life Funeral                         65,798      27,997      14,696        890
                     110H2K     Life Paid Up @ 75                         107,740      57,205      27,798      1,960
                     17006N     23 Whole Life                              62,410      42,646      20,606      2,170
                     17056N     20 Pay Life                                12,835      14,015       6,566        766
--------------------------------------------------------------------------------------------------------------------
Paid Up                         1941 Standard Industrial 3.0%             689,927     272,006     180,635          -
                                American Experience (Craig), 3.5%         491,152     111,069      76,162          -
                                1961 CSI ALB 3.0%                         136,894     101,311      53,145          -
--------------------------------------------------------------------------------------------------------------------
Extended Term                   1961 CIET ALB 3.0%                         96,095      97,362      16,882          -
--------------------------------------------------------------------------------------------------------------------
Total Industrial                                                        1,662,851     723,611     396,490      5,786
====================================================================================================================

The model for existing interest sensitive business reflects several products. Within each product we divided inforce by sex, issue age, year of issue, size band, and relative account value size. For relative account value size we looked at each policy and calculated the account value per thousand. We split the policies into relatively low funded (policies in lowest 25 percentile as measured by account value per thousand of insurance), relatively high funded (policies in highest 25 percentile as measured by account value per thousand of insurance), and all others. This segmentation of universal life business by funding level can be critical in some blocks of universal life although we believe this differentiation is less important in PAG's market.

The model inforce is summarized later in this section by major product.

Major interest sensitive life products are described below.

CLI/PSI/CSI
-----------

UL1 is a front end loaded universal life product issued from 1981 through 1982. A monthly per policy and per unit administrative fee was assessed in the first twelve months with a 8% premium load in all years. A surrender charge was assessed if surrender was in the first policy year.

UL2 is a front end loaded universal life product issued from 1982 through 1983. A monthly per unit administrative fee was assessed in the first twelve months with a 8% premium load in all years. No charge is assessed on surrenders.

UL3 is a front end loaded universal life product issued in 1983 through 1984. A monthly per unit administrative fee assessed in the first twelve months and a 9% premium load in all years. No charge is assessed on surrenders. A $750 interest corridor is credited the guaranteed rate of 4% with account values in excess of $750 credited the current rate.

UL4 is a front end loaded universal life product issued in 1984 through 1985. A monthly per unit administrative fee was assessed in the first twelve months. A premium load and monthly per policy fee is charged in all policy years dependent on policy size at issue. A surrender charge is assessed on surrenders in the first three policy years.

BUL is a back end loaded universal life product introduced in 1985. A 5% premium load and monthly per policy administrative fee is charged in all years. Surrender charges are per unit for nineteen years through issue age 45, to attained age 65 for issue ages 46-55, and a 10 year surrender charge for issue ages 56 and older. In addition to the per unit surrender charge, a charge equal to amount of interest credited in excess of the guaranteed minimum for the previous twelve months is assessed.

The BUL product has two additional benefits. First, if the policyholder continues to pay the target premium for the first ten years, the policy is guaranteed to stay inforce regardless of cash value being less than zero just so the policyholder's account value remains positive. Second, there is a 25% increase in death benefit if death occurs in the first policy year.

TBUL is a back end loaded universal life product introduced in 1989. TBUL is essentially the BUL product modified for the tax limitations imposed by the enactment of TAMRA.

The current TBUL being issued is a variation of the previous TBUL product. Additional monthly policy fees are charged for premium payments of less than $50 per month or if the policyholder is directly billed on a quarterly or monthly basis. For policy sizes under $250,000 the target premium must continue to be paid or the policyholder will be assessed the guaranteed cost of insurance charges as well as being credited the minimum rate of interest. Other than the previously mentioned changes, the policy features remain the same.

The majority of the universal life inforce has a non-guaranteed index. The index currently produces a credited rate of 5.37%. PAG plans to soon replace the current index with a less generous index that also will not be guaranteed. The planned new index would be the lesser of a ten year treasury minus 250 bp, or 75% of a ten year treasury. The contracts also include a 4% guaranteed minimum rate. This new index will establish a floor interest rate, for as long as it is in place, with PAG establishing credited rates based upon management judgement. Management's minimum target spread is 250 bp. Our projections reflect the current credited rates of 5.37% held constant until the portfolio rate minus 250 bp produces a lower rate, at which time we drop credited rates to maintain a minimum target spread of 250 bp.

ISWL is an interest sensitive whole life product began issuing in 1985 through the present. Expense loads are the modally loaded gross premiums less the net premium. Surrender charges are per unit for nineteen years or until attainment of age 65. Whole life minimum cash values are provided as well as account value less surrender charge. Policies issued after age 65 have a nine year surrender charge period.

Durham
------

The Durham product is a back end loaded fixed premium universal life product issued from 1988 through 1992. A monthly per unit fee is assessed in all years. Policyholders are billed a stipulated premium including a policy fee and are modally loaded. If premium payments are discontinued, it is considered a lapse of the policy. Surrender charges are per unit for the first fifteen policy years. Credited interest is currently based on the AAA Industrial Index less a spread with a guaranteed minimum of 4%. The spread is dependent on policy size at issue.

ISWL is an interest sensitive whole life product issued from 1984 through 1989. Expense loads are the modally loaded gross premiums less net premiums. Surrender charges are a percent of account value.

PEBSCO
------

BUL is a back end loaded universal life product which began being issued in 1983. This product is sold primarily through payroll deduction to public employees (state, county, local). A 5% premium load and monthly administrative fee is assessed in all years. The product was updated for TAMRA and started being issued in 1989. A 3% premium load is charged but with slightly higher monthly policy fees than the previous BUL. Both products are modelled after the Providian back loaded plans with similar surrender charges per unit, excess interest charge on surrender and ten year policy continuation of coverage. Death benefits were not increased in the first policy year as with the Providian product.

The current TBUL product being issued is similar to the previous PEBSCO product. Surrender charges are per unit for ten years which is a slight variation from the past surrender charges.

Fortis
------

The Fortis product is a back end loaded universal life product that is currently being sold by the Fortis agents. The product is issued on Fortis paper with 100% reinsurance to PAG. A monthly per policy fee and monthly per unit fee which varies by policy year is assessed. A premium load of 6% is charged in all policy years. A per unit surrender charge is assessed on surrenders in the first fifteen policy years. Credited rates are portfolio less a projected spread of 1.4% in policy years 1-10 and .9% thereafter with a guaranteed minimum of 4%.

The Fortis product includes a bonus to account value on the 10th, 15th and 20th policy anniversaries. The bonus is expressed as a percentage return of total accumulated COI charges paid to date less any bonus previously credited. The percentage is based on sex, issue age, policy year and amount of premiums paid.


                                             Insurance        Account      Statutory        Cash
                                Policy         Amount          Value        Reserve         Value
          Product                Count        (000's)         (000's)       (000's)        (000's)     Premium
---------------------------------------------------------------------------------------------------------------
CLI/PSI/CSI  UL1                  6,576     $   453,994      $ 51,974       $ 51,974      $ 51,974
             UL2                 11,456         701,388        50,315         50,315        50,315
             UL3                 11,288         651,289        41,273         41,273        41,273
             UL4                 10,289         527,600        42,861         42,861        42,861
             BUL                 44,705       2,771,764       159,903        125,371       110,028
             TBUL                71,955       4,274,946        85,594         52,577        29,605
             ISWL                85,084       2,045,157        62,826         54,054        30,869
Durham       TBUL                30,189         675,095        31,668         26,721        21,028
             ISWL                12,293         309,801        33,746         34,437        29,086
PEBSCO       BUL                 43,053       1,900,118        77,258         54,443        40,820
             TBUL                49,301       1,756,858        19,268          9,014         3,710

Other Marketing Partnerships      7,691         988,336        59,517         49,175           N/A
Other Insured Riders                  -       1,459,696             -              -             -
---------------------------------------------------------------------------------------------------------------
Total                           383,880     $18,496,042      $716,203       $592,215      $451,569     $185,911
================================================================================================================

Mortality
---------

The mortality assumptions used to project PAG business are expressed as multiples of PAG's own mortality tables. The base mortality tables themselves vary for CLI/PSI and CSI as well as for PNO vs. MAO sold business. The tables are band and sex distinct as well as distinguish between smokers and nonsmokers where applicable. The tables are banded as summarized below.

                 ===============================
                      Mortality Table Bands
                 -------------------------------
                  Band         Insurance Amount
                 -------------------------------
                   1            $    0  - $2,499
                   2             2,500  -  4,999
                   3             5,000  -  9,999
                   4            10,000  - 14,999
                   5            15,000  - 24,999
                   6            25,000  - 49,999
                   7            50,000  - 99,999
                   8           100,000  and over
                 ===============================

Separate mortality tables are used for the Easy Acceptance Plan which is a graded death benefit whole life product.

Providian's own actual to expected mortality studies were used to develop our mortality assumption. The mortality assumption is expressed as multiples of PAG's base tables. A study of death claims occurring during 1992-1994 was used for CLI/PSI and CSI. Separate mortality studies for 1993-1994 were used for the Durham Life business which, historically, has had slightly less favorable experience than CLI/PSI.

Multiples of PAG base tables are illustrated below. We have utilized an aggregate mortality multiple which varies for the select period (years 1-15) compared to the ultimate period (years 16-on) and also reflects an adjustment for paid up business.

================================================================================
                          CLI/PSI Mortality Multiples
                 (multiples of PAG tables which vary by band)
--------------------------------------------------------------------------------
                         Regular Underwritten Business
--------------------------------------------------------------------------------
                                   PNO                              MAO
                          ------------------------------------------------------
                          Select        Ultimate           Select       Ultimate
--------------------------------------------------------------------------------
Male Insureds             101.74%        82.72%*           99.20%       83.84%*
Female Insureds           102.39         93.71*            99.03        96.65*
--------------------------------------------------------------------------------

* Note: Ultimate mortality multiples are reduced by 15% in the paid up period for limited pay plans to reflect more favorable paid up experience.

  Fully Paid Up and Reduced Paid Up: Males - 70%

                                     Females - 80%

  Extended Term:                     Males and Females - 50%
--------------------------------------------------------------------------------

                                  Easy Acceptance Plan
--------------------------------------------------------------------------------
                                                   Issue Age
                               -------------------------------------------------
Policy Year                      45             55            65           75
--------------------------------------------------------------------------------
    1                            80%            80%           80%          80%
    2                            80             80            80           80
   3-5                          100            100           100           95
   6-15                       GR120          GR130         GR105           95
  16-on                        GR95           GR95          GR95           95
--------------------------------------------------------------------------------

                                  Industrial
--------------------------------------------------------------------------------
                              Premium Paying 80%

                               Paid Up/RPU - 55%

                              Extended Term - 35%
================================================================================

================================================================================
                            CSI Mortality Multiples
                 (multiples of PAG tables which vary by band)
--------------------------------------------------------------------------------
                         Regular Underwritten Business
--------------------------------------------------------------------------------
                                   PNO                              MAO
                          ------------------------------------------------------
                          Select        Ultimate           Select       Ultimate
--------------------------------------------------------------------------------
Male Insureds             101.42%        89.57%*           100.08%       84.14%*
Female Insureds           118.97         82.62*            100.14       104.66
--------------------------------------------------------------------------------

* Note: Ultimate mortality multiples are reduced by 20% in the paid up period for limited pay plans to reflect more favorable paid up experience.

  Fully Paid Up and Reduced Paid Up: Males - 50%

                                     Females - 70%

  Extended Term:                     Males and Females - 35%
--------------------------------------------------------------------------------

                                  Easy Acceptance Plan
--------------------------------------------------------------------------------
Policy Year                      45             55            65           75
--------------------------------------------------------------------------------
     1                           90%            90%           90%          90%
     2                           90             90            90           90
   3-5                          120            100           100          100
  6-10                          120            105           105           95
  1-15                         GR95           GR95          GR95         GR80
 16-on                           95             95            95           80
--------------------------------------------------------------------------------

                                  Industrial
--------------------------------------------------------------------------------
                              Premium Paying - 100%

                               Paid Up/RPU - 50%

                              Extended Term - 25%
================================================================================

================================================================================
                          Durham Mortality Multiples
                               UL and ISWL Plans
--------------------------------------------------------------------------------
                                   PNO                              MAO
                          ------------------------------------------------------
                          Select        Ultimate           Select       Ultimate
--------------------------------------------------------------------------------
Male Insureds             107.95%        97.15%            114.68%        93.21%
Female Insureds           116.15        100.59%            114.52         88.65
--------------------------------------------------------------------------------

Separate mortality assumptions were used for the partners universal life (PEBSCO and Fortis). PEBSCO mortality is based upon PAG's mortality studies for this business. The Fortis mortality assumption is based upon pricing assumptions.

Lapse Assumptions
-----------------

Lapse assumptions were developed based on our review of lapse studies provided by termination studies prepared using June 30, 1995 and June 30, 1996 modelled inforce and assumptions used by PAG in recent pricing work. Lapse assumptions vary by company and for PNO vs MAO sales, as well as by plan and issue age. Lapse assumptions used in the projections are illustrated below.

==================================================================================================
                                             CLI/PSI
                 Ordinary Lapse Assumptions - Whole Life, Life Paid Up @ 65 Plans
--------------------------------------------------------------------------------------------------
                       PNO By Issue Age                             MAO By Issue Age
Policy    ----------------------------------------------------------------------------------------
 Year      0    5   15   25   35   45   55   65   75    0    5   15   25   35   45   55   65   75
--------------------------------------------------------------------------------------------------
  1       20%  20%  25%  30%  30%  22%  17%  12%  12%  38%  38%  50%  60%  55%  45%  35%  20%  14%
  2       15   14   17   18   16   13   10    6    5   19   19   25   25   25   20   13    6    5
  3       11   11   11   13   11    9    6    5    5   17   13   18   20   18   13    9    5    5
  4        9    9   11   11    9    7    5    4    4   13   11   15   15   14    8    6    4    4
  5        8    8   10   10    9    6    4    4    4   10   10   12   13   11    7    5    4    4
  6        7    8   10   10    8    6    4    3    3    9    9   11    9    9    6    4    3    3
  7        6    8    9    9    8    5    4    3    3    9    9   10    8    8    5    4    3    3
  8        6    7    8    8    8    5    4    3    3    8    8    9    8    7    5    3    3    3
  9        6    6    7    7    7    5    4    3    3    7    7    8    7    7    4    3    3    3
  10       6    6    6    6    6    5    4    3    3    6    6    7    7    7    4    3    3    3
  11       5    5    5    6    5    5    4    3    3    5    5    6    6    6    4    3    3    3
  12       5    5    5    6    5    4    4    3    3    5    5    5    5    5    4    3    3    3
  13       5    5    5    6    4    4    4    3    3    5    5    5    5    5    4    3    3    3
14-15      5    5    5    5    4    3    3    3    3    5    5    5    5    4    3    3    3    3
16-25      5    5    4    4    4    3    3    3    3    5    5    4    4    4    3    3    3    3
26-35      5    4    4    4    3    3    3    3    3    5    4    4    4    3    3    3    3    3
36-45      4    4    4    3    3    3    3    3    3    4    4    4    3    3    3    3    3    3
46-55      4    4    3    3    3    3    3    3    3    4    4    3    3    3    3    3    3    3
56-65      4    3    3    3    3    3    3    3    3    4    3    3    3    3    3    3    3    3
66-on      3    3    3    3    3    3    3    3    3    3    3    3    3    3    3    3    3    3
--------------------------------------------------------------------------------------------------
                                     Paid Up 2.5% - All Years
==================================================================================================

Note: Above lapse assumptions also apply to Indeterminate Premium Whole Life,
      Endowment, Family Plan, Child Term Rider and Par plans.

==================================================================================================
                                             CLI/PSI
                 Lapse Assumptions - 10 Pay Life, 20 Pay Life Plans
--------------------------------------------------------------------------------------------------
                       PNO By Issue Age                             MAO By Issue Age
Policy    ----------------------------------------------------------------------------------------
 Year      0    5   15   25   35   45   55   65   75    0    5   15   25   35   45   55   65   75
--------------------------------------------------------------------------------------------------
 1        20%  20%  20%  25%  25%  18%  15%  12%  12%  30%  30%  40%  45%  45%  35%  30%  18%  12%
 2        10   12   15   15   15   12   10    6    5   17   17   20   25   20   18   12    6    5
 3         8    9    9   10   10    9    6    5    5   13   13   13   16   14   12    9    5    5
 4         7    7    8    9    9    7    5    4    4    9   10   11   11   11    8    6    4    4
 5         6    6    7    9    9    6    4    4    4    7    9   10   10    9    7    5    4    4
 6         5    6    6    8    8    6    4    3    3    6    8    9    9    9    6    4    3    3
 7         5    5    5    7    7    5    4    3    3    5    7    8    8    8    5    4    3    3
 8         5    5    5    7    7    5    4    3    3    5    6    7    7    7    4    3    3    3
 9         4    5    5    7    7    5    4    3    3    4    6    6    6    7    3    3    3    3
10         4    4    4    6    6    4    4    3    3    4    5    6    6    6    3    3    3    3
11         4    4    4    5    5    4    4    3    3    4    5    5    5    5    3    3    3    3
12         4    4    4    4    4    3    3    3    3    4    4    5    4    4    3    3    3    3
13         3    3    3    4    4    3    3    3    3    3    3    4    4    4    3    3    3    3
14-on      3    3    3    3    3    3    3    3    3    3    3    3    3    3    3    3    3    3
--------------------------------------------------------------------------------------------------
                                     Paid Up 2.5% - All Years
==================================================================================================


     ======================================================================
                                         CLI/PSI
              Ordinary Lapse Assumptions - Graded Death Benefit Whole Life
     ----------------------------------------------------------------------
                  PNO By Issue Age                   MAO By Issue Age
     Policy ---------------------------------------------------------------
      Year     35   45   55   65   75            35   45   55   65   75
     -----------------------------------------------------------------------
       1       35%  30%  25%  20%  15%           55%  50%  45%  35%  26%
       2       15   13   10    8    6            22   17   15   12    8
       3        8    8    7    6    5            12   11    9    7    5
       4        7    6    6    5    4            10    8    6    5    4
       5        7    5    5    4    4             9    6    5    4    4
       6        7    4    4    3    3             8    5    4    3    3
       7        6    4    4    3    3             7    5    4    3    3
       8        6    4    4    3    3             7    5    4    3    3
       9        6    4    4    3    3             6    5    4    3    3
       10       6    4    4    3    3             6    5    4    3    3
       11       5    4    3    3    3             5    4    3    3    3
       12       5    4    3    3    3             5    4    3    3    3
       13       5    4    3    3    3             5    4    3    3    3
       14-15    4    3    3    3    3             4    3    3    3    3
       16-25    4    3    3    3    3             4    3    3    3    3
       26-on    3    3    3    3    3             3    3    3    3    3
     ======================================================================

     ===================================================================
                                    CLI/PSI
                 Ordinary Lapse Assumptions - Decreasing Term
     -------------------------------------------------------------------
                   PNO By Issue Age                   MAO By Issue Age
     Policy ------------------------------------------------------------
      Year        25    35   45   55                 25   35    45   55
     -------------------------------------------------------------------
        1         40%   40%  35%  30%                65%  55%   50%  45%
        2         30    25   18   18                 45   40    35   30
        3         20    15   15   15                 20   20    20   15
        4         14    14   14   14                 19   19    19   15
        5         13    13   13   13                 18   18    18   15
        6         12    12   12   12                 17   17    17   15
        7         11    11   11   11                 16   16    16   15
        8         10    10   10   10                 15   15    15   15
        9         10    10   10   10                 15   15    15   15
        10        10    10   10   10                 15   15    15   15
        11        10    10   10   10                 15   15    15   15
        12-on     10    10   10   10                 15   15    15   15
      ==================================================================


     ======================================================================
                                    CLI/PSI
                    Ordinary Lapse Assumptions - Other Term
     ----------------------------------------------------------------------
                  PNO By Issue Age                   MAO By Issue Age
     Policy ---------------------------------------------------------------
      Year     15   25   35   45   55            15   25   35   45   55
     ----------------------------------------------------------------------
      1        35%  35%  30%  25%  25%           55%  60%  55%  50%  40%
      2        25   25   20   20   20            35   30   25   20   15
      3        20   20   17   15   15            20   20   20   15   15
      4        17   17   15   12   12            18   18   18   14   14
      5        15   15   15   10   10            16   16   16   12   12
      6        15   15   15   10   10            14   14   14   10   10
      7        15   15   15   10   10            12   12   12    8    8
      8        15   15   15   10   10            10   10   10    6    6
      9        15   15   15   10   10             8    8    8    6    6
     10        15   15   15   10   10             8    8    8    6    6
     11        15   15   15   10   10             8    8    8    6    6
     12        15   15   15   10   10             8    8    8    6    6
     13        15   15   15   10   10             8    8    8    6    6
     14        15   15   15   10   10             8    8    8    6    6
     15-on     15   15   15   10   10             8    8    8    6    6
     ======================================================================

     ======================================================================
                                      CSI
         Ordinary Lapse Assumptions - Whole Life and Limited Pay Plans
     ----------------------------------------------------------------------
     Policy                              Issue Age
      Year ----------------------------------------------------------------
              0       5       15     25     35     45     55     64     75
     ----------------------------------------------------------------------
       1     45%     45%      55%    70%    65%    60%    45%    30%    25%
       2     20      20       25     30     30     23     20     10     10
       3     15      15       18     20     20     15     12      8      6
       4     13      13       15     16     15     11      9      7      5
       5     11      11       13     14     12      9      7      6      4
       6     10      10       11     12     10      8      6      5      4
       7      9       9       10     10      9      7      5      4      4
       8      8       8        9      9      8      6      5      4      4
       9      7       7        8      8      7      6      4      4      4
      10      7       7        7      7      6      6      4      4      4
      11      7       7        6      6      6      5      4      4      4
      12      7       7        6      6      5      4      4      4      4
      13-25   6       6        6      5      4      4      4      4      4
      26-35   5       5        5      4      4      4      4      4      4
      36-on   4       4        4      4      4      4      4      4      4
     ----------------------------------------------------------------------
                            Paid Up - 2% all years
     ======================================================================

     Note: Above lapse assumptions apply to Indeterminate Premium Whole Life, Endowment, Family Plan, Child Term Rider and Par plans.

     ======================================================================
                                      CSI
         Ordinary Lapse Assumptions - Graded Death Benefit Whole Life
     ----------------------------------------------------------------------
                                      Issue Age
      Policy --------------------------------------------------------------
       Year               35      45         55         65      75
     ----------------------------------------------------------------------
        1                 65%     60%        60%        50%     45%
        2                 25      20         18         15      12
        3                 20      12         11         10       9
        4                 15       8          8          7       6
        5                 12       7          7          6       5
        6                 10       6          6          5       4
        7                  9       6          5          4       4
        8                  8       6          5          4       4
        9                  7       5          5          4       4
        10                 6       5          5          4       4
        11                 5       5          5          4       4
        12                 5       5          5          4       4
        13-on              4       4          4          4       4
     ======================================================================

     ======================================================================
                                      CSI
                 Ordinary Lapse Assumptions - Decreasing Term
     ----------------------------------------------------------------------
                                      Issue Age
      Policy --------------------------------------------------------------
       Year            25           35             45          55
     ----------------------------------------------------------------------
        1              65%          60%            55%         50%
        2              35           30             25          20
        3              20           20             20          20
        4              19           19             19          19
        5              18           18             18          18
        6              17           17             17          17
        7              16           16             16          16
        8              15           15             15          15
        9              14           14             14          14
        10             13           13             13          13
        11             12           12             12          12
        12             11           11             11          11
        13-on          10           10             10          10
     ======================================================================

                                      CSI
                    Ordinary Lapse Assumptions - Other Term
--------------------------------------------------------------------------------
                                     Issue Age
   Policy   --------------------------------------------------------------------
    Year                15              25                 35                 45
--------------------------------------------------------------------------------
1                 55%             65%                60%                55%
2                 25              35                 30                 25
3                 20              20                 20                 20
4                 16              16                 16                 16
5                 13              13                 13                 13
6                 11              11                 11                 11
7-on              10              10                 10                 10
--------------------------------------------------------------------------------

                         Industrial Lapse Assumptions
--------------------------------------------------------------------------------
CLI/PSI:  Premium Paying     Same as MAO Whole Life During Premium Paying Period
          Paid Up/ETI        2% all years
CSI:      Premium Paying     Same as CSI Whole Life During Premium Paying Period
          Paid Up/ETI        2% all years
--------------------------------------------------------------------------------


The inforce we were provided included policies within the grace period at June 30, 1996. To reflect the fact that PAG will not collect premium on the majority of these policies we applied the following factors to premium, commissions, and premium taxes in our projection.


              Inforce Business          One Years Issue New Business
          ----------------------------------------------------------
          Projection                       Policy
             Year          Factor           Year        Factor
          ----------------------------------------------------------
              1            .985               1          .943
              2            .987               2          .967
              3            .988               3          .972
              4            .989               4          .977
              5-on         .990               5          .980
                                              6          .983
                                              7-on   same as inforce
          ----------------------------------------------------------

The factors were developed based upon an assumption that grace period policies represent approximately 1/6 of the annual projected lapsed policies. We did not adjust surrender and deaths paid for uncollected premium as this is thought to be immaterial.

Universal life lapse rates are summarized on the following page.

================================================================================
                                Universal Life
                               Lapse Assumptions
--------------------------------------------------------------------------------
                                  Issue Age
 Policy  -----------------------------------------------------------------------
  Year       5         15        25        35        45        55        65
--------------------------------------------------------------------------------
                                 Low AV Bucket
--------------------------------------------------------------------------------
   1         21%       22%       32%       25%       20%       11%       9%
   2         16        16        17        15        12        10        8
   3         15        15        15        14        11        10        8
   4         14        14        14        13        10        10        8
   5         13        13        13        12        10        10        8
   6         12        12        12        11        10        10        8
   7         10        10        10         9         8         8        6
   8          8         8         8         7         7         7        6
   9        6.5       6.5       6.5         6         6         6        5
  10-on       5         5         5         5         5         5        5
--------------------------------------------------------------------------------
                               Middle AV Bucket
--------------------------------------------------------------------------------
   1         16%       17%       20%       18%       15%       10%       8%
   2         11        11        12        10         8         7        6
   3         10        10        10         9         7         6        5
   4          9         9         9         8         6         5        4
   5          8         8         8         7         5         4        3
   6          7         7         7         6         4         3        3
   7          6         6         6         5         3         3        3
   8          5         5         5         4         3         3        3
   9          4         4         4         3         3         3        3
  10-on       3         3         3         3         3         3        3
--------------------------------------------------------------------------------
                                High AV Bucket
--------------------------------------------------------------------------------
   1          9%       10%       13%       11%        8%        4%       3%
   2          8         8         9         7         5         4        3
   3          7         7         7         6         4         3        3
   4          6         6         6         5         3         3        3
   5          5         5         5         4         3         3        3
   6          4         4         4         3         3         3        3
   7          3         3         3         3         3         3        3
   8          3         3         3         3         3         3        3
   9          3         3         3         3         3         3        3
  10-on       3         3         3         3         3         3        3
================================================================================

               ================================================
                                  Fortis UL
               ------------------------------------------------
                    Policy Year           Lapse Assumption
               ------------------------------------------------
                       1                        15%
                       2                        13
                       3                        11
                       4                         9
                       5-on                      7
               ================================================

================================================================================
                        Interest Sensitive Whole Life
--------------------------------------------------------------------------------
                                  Issue Age
Policy             -------------------------------------------------------------
 Year               5        15        25        35       45        55       65
--------------------------------------------------------------------------------
 1                 38%       45%       50%       50%      40%       30%      15%
 2                 20        25        25        25       20        15       10
 3                 15        18        18        18       12        10        9
 4                 10        12        12        12        8         8        8
 5                  9        10        10        10        8         7        7
 6                  8         9         9         9        8         6        6
 7                  7         8         8         8        7         6        6
 8                  6         7         7         7        6         6        6
 9                  6         6         6         6        6         6        6
10                  6         6         6         6        6         6        6
11                  6         6         6         6        6         6        6
12                  6         6         6         6        6         6        6
13-on               6         6         6         6        6         6        6
--------------------------------------------------------------------------------
Note: Durham ISWL/UL - same as interest sensitive whole life above.
================================================================================

The above lapse rates for universal life and ISWL are subject to the following interest sensitive lapse adjustment, as a percent:

          (MR - CR - SC/4)/2/   if   MR Greater-than CR + SC
                                                          --
                                                          4

                        0       if   CR Less-than MR Less-than CR + SC
                                                                    --
                                                                    4

                 (MR - CR)/2/   if   MR Less-than CR

     where, MR = The market competitor rate, as a percent. This was modelled as the Seven Year Treasury rate.
            CR = The current credited rate, as a percent.
            SC = The surrender charge, as a percent of account value.

Premium Suspension
------------------

Premium suspension rates were based upon PAG's experience and consistent with the assumptions. Premium suspension has been extremely favorable. On the back-loaded products this is likely a result of the ten year no lapse guarantee as long as premium is paid. Premium suspension rates are summarized in the table below.

================================================================================
Policy                Front Load                Policy                 Back Load
 Year                   Product                  Year                   Product
--------------------------------------------------------------------------------
  1                       5%                         1                     5%
  2                       5                       2-10                     0
  3                       5                         11                    10
  4-on                    0                      12-on                     0
================================================================================


Commissions
-----------

Commission rates were provided by PAG and reflect actual amounts paid exclusive of amounts for employee benefits which are provided and reported as part of general expenses. We did provide for projected agent subsidies which are accounted for as commissions. Commission assumptions are illustrated below.

============================================================================================================
                                                  CLI/PSI
                                              Commission Rates
                                   (Applicable to Model Issue Ages 0-65)
------------------------------------------------------------------------------------------------------------
                                       Select Whole  Easy Acceptance
            Traditional Whole Life         Life          (GDBWL)
          ----------------------------------------------------------
             $5,000       $10,000                                               Child              Interest
Policy    ---------------------------                                           Term   Universal   Sensitive
 Year     PNO    MAO    PNO    MAO     PNO    MAO    PNO       MAO      Term    Rider    Life     Whole Life
------------------------------------------------------------------------------------------------------------
 1        78.7%  86.2%  96.1%  103.7%  87.4%  91.1%  61.2%     68.8%    78.7%  102.1%    85.1%      85.1%
 2         7.0   16.4    7.0    16.4    8.0   12.5    7.0      16.4      7.0    14.8      6.0        6.0
 3         6.2   16.4    6.2    16.4    6.2   12.5    6.2      16.4      6.2    14.8      5.6        5.6
 4         6.0   16.4    6.0    16.4    6.0   12.5    6.0      16.4      6.0    14.8      5.4        5.4
 5         5.7   16.4    5.7    16.4    5.7   12.5    5.7      16.4      5.7    14.8      5.3        5.3
6-10       5.5   16.4    5.5    16.4    5.5   12.5    5.5      16.4      5.5    14.8      5.2        5.2
11-on      2.9   16.4    2.9    16.4    2.9   12.5    2.9      16.4      2.9    14.8      3.9        3.9
------------------------------------------------------------------------------------------------------------
Note: Excludes Agent Employee Benefits EBP. Additional one percentage point was added to above rates to reflect subsidies.
============================================================================================================

============================================================================================
                                            CSI
                                      Commission Rates
                            (Applicable to Model Issue Ages 0-65
--------------------------------------------------------------------------------------------
          Traditional   Easy Acceptance           Child Term   Universal  Interest Sensitive
          Whole Life        (GDBWL)       Term      Rider        Life         Whole Life
--------------------------------------------------------------------------------------------
1            92.5%           70.8%        83.3%    92.5%         89.4%          83.0%
2            18.9            18.9         18.9     18.9           4.7            7.2
3            18.9            18.9         18.9     18.9           4.7            6.7
4            18.9            18.9         18.9     18.9           4.7            6.5
5            18.9            18.9         18.9     18.9           4.7            6.2
6-10         18.9            18.9         18.9     18.9           4.7            4.9
11-on        18.9            18.9         18.9     18.9           3.4            3.4
--------------------------------------------------------------------------------------------
Note: Excludes EBP. Additional one percentage point was added to above rates to reflect subsidies.
============================================================================================

Credited Rates
--------------

Credited rates are based upon the portfolio rate minus a target spread. Target spreads are summarized below.

                     =========================================
                     Product              Target Spread
                     -----------------------------------------
                     PEBSCO        250 bp (1-10), 150 bp (11+)
                     Fortis        140 bp (1-10),  90 bp (11+)

                     All Other               250 bp
                     =========================================

Credited rates were adjusted in the interest sensitivity analysis to lag the market up and follow the market down.

For new sales of core universal life the Company has changed COIs and reduced target spreads to 50 bp. This is included in our analysis.

General Expenses and Taxes, Licenses and Fees
---------------------------------------------

Unit expense rates used to project the life business were developed and provided by PAG. These unit expenses are designed to reflect the marginal expenses associated with operating PAG under a consolidation with another large home service carrier. The unit expenses are summarized below:

=======================================================================================
                                     Unit Expenses
---------------------------------------------------------------------------------------
                                                                     Interest Sensitive
Expense Description    Industrial   Ordinary Life   Universal Life       Whole Life
---------------------------------------------------------------------------------------
Maintenance per Policy
---------------------------------------------------------------------------------------
PNO Premium Paying        NA           $6.95           $17.60               $14.29
Paid Up                   NA            1.14               --                   --
MAO Premium Paying     $2.38            2.38               --                10.00
Paid Up                  .36             .36               --                   --
---------------------------------------------------------------------------------------
Sales Support, Meetings and Sales Support Maintenance - % of premium in all years
---------------------------------------------------------------------------------------
                         .92%            .92%             .92%                 .92%
---------------------------------------------------------------------------------------
Employee Benefit Plan - % of Commissions in all years
---------------------------------------------------------------------------------------
                          13%             13%              13%                  13%
---------------------------------------------------------------------------------------
Premium Taxes - % of premium
---------------------------------------------------------------------------------------
                         1.5%            1.5%             1.5%                 1.5%
---------------------------------------------------------------------------------------
Issue Expense - Per Policy Issued
---------------------------------------------------------------------------------------
                         N/A          $14.29           $35.71               $35.71
=======================================================================================

In addition to the above unit expenses, there are unit expenses built into the model for deaths, surrenders/maturities and expiries per PAG's specifications. These expenses generally range from $25 to $43 per death claim plus $1.30 - $3.08 per $1,000 of death benefit, from $17 to $26 per surrender, and from $1.67 to $2.62 per lapse depending upon distribution and band size.

As discussed in the report, aggregate expense amounts produced by the unit expense assumptions were adjusted to reproduce total budgeted expenses as provided by PAG for the first ten years of the projection consistent with ten years of new business.

Gross Premiums, Policy Fees and Modal Distributions and Loadings
----------------------------------------------------------------

Gross premiums, policy fees, and modal loadings were developed from rate books and other information provided by PAG. Modal distributions reflect the actual distributions for PAG's inforce.

ETI from Existing Business
--------------------------

Upon surrender, not all of the surrender value is paid out in cash but rather some of the cash is retained within the Company under nonforfeiture options other than cash surrender. The vast majority of PAG's non-cash nonforfeiture elections are for extended term insurance, which is the automatic option.

To reflect the profit from extended term expected to arise from the June 30, 1996 in force, as well as from new business written, we applied two factors to every dollar of projected surrender value paid from traditional premium paying business.

The first factor reflects the proportion of surrender values we assume will be retained by the Company as extended term. This factor was developed based upon PAG's valuation of how much business went into extended term as a percentage of total gross surrender values paid (before reflecting amounts going on to extended term). The factor was estimated as 35% for traditional ordinary insurance and for industrial and weekly insurance.

The second factor reflects the present value of profit per dollar of cash value which is retained as extended term or reduced paid-up. We calculated this based on the relationship of present value of profit to reserve that resulted from the existing business projections of extended term included in this analysis.

The pre-tax value then attributable to extended term arising from the June 30, 1996 in force is:

================================================================================
                                (2)              (3)       (4) = (1) x (2) x (3)
               (1)         Proportion of   P.V. Profit per    P.V. Profit of
          P.V. of Gross   (1) Retained As  $1.00 Retained      Extended Term
Discount Cash Surrenders   Extended Term     As Extended       Arising From
  Rate      Projected        Insurance     Term Insurance    Existing Inforce
--------------------------------------------------------------------------------
  8%     $513.9 million        .35              .60          $107.9 million
 10%      440.2                .35              .54            83.2
 12%      383.2                .35              .49            65.7
================================================================================

The amounts from surrenders arising from projected new sales was similarly developed as shown below.

================================================================================
                                (2)              (3)       (4) = (1) x (2) x (3)
               (1)         Proportion of   P.V. Profit per    P.V. Profit of
          P.V. of Gross   (1) Retained As  $1.00 Retained      Extended Term
Discount Cash Surrenders   Extended Term     As Extended       Arising From
  Rate      Projected        Insurance     Term Insurance    Existing Inforce
--------------------------------------------------------------------------------
  8%      $41.8 million        .35              .60            $8.8 million
 10%       31.1                .35              .54             5.9
 12%       23.6                .35              .49             4.0
================================================================================

Statutory Reserves, Net Premiums and Cash Values
------------------------------------------------

Reserves, net premiums and cash values were supplied by PAG on tape.

Insurance Schedules
-------------------

Insurance schedules for model plans with death benefits other than a level $1,000 per unit were provided by PAG.

Investment Income
-----------------

Investment income was based upon investments allocated to PAG, along with a new money assumption on cash flow. Those assumptions are detailed in Appendix A. The starting portfolio yield is 8.88% gross effective before investment expenses and default cost and provision for policy loans. The traditional line also has policy loans equal to $197 million at June 30, 1996 with a composite yield of 6.2%. The gross effective yield assumed on new money is 7.86%.

Miscellaneous Benefits and Other Reserves
-----------------------------------------

PAG has a variety of miscellaneous benefits for which we constructed a simple model to calculate projected profits on inforce business.

Specifically, we applied an incurred (paid claims, plus increase in reserve) loss ratio to projected premium for miscellaneous benefits. The incurred loss ratio is based upon PAG experience. We also included investment income on reserve at the PAG projected earnings rate, along with projected premium tax and commissions at PAG's aggregate rate. We ran the inforce off in proportion to the runoff of the traditional premium paying inforce.

The starting amounts and loss ratios are summarized below:


                            Miscellaneous Benefits
------------------------------------------------------------------------
                   ADB          Waiver      Dismemberment    Substandard
                             Active Lives                       Extra
------------------------------------------------------------------------
Premium       $8.3 million   $3.6 million   $0.6 million    $4.1 million
Reserve       17.8            7.5            8.4             2.0
------------------------------------------------------------------------
Loss Ratio      45%            85%            85%             45%
------------------------------------------------------------------------

PAG also has the following miscellaneous reserves which generally have a required interest rate less than the portfolio rate. We projected these reserves to runoff at the aggregate ordinary inforce termination rate. PAG believes the reserves are sufficient at the required interest rate (i.e., no gain or loss from mortality or morbidity), thus we projected profits based upon earning the PAG portfolio rate and crediting the required reserve rate. Those reserves are:



                                                     Required
Reserve                                  Amount      Interest
-------------------------------------------------------------
IBNR and ICOS                         $21.7 million      0%
Exhibit 10 Individual Life Amounts     18.0              4
Exhibit 8 Disabled Lives               40.2              4
Exhibit 8 Supplemental Contracts        5.8              4
Exhibit 8 Credit Life                   4.0              4
-------------------------------------------------------------
                                      $89.7 million      3.03%
-------------------------------------------------------------


Finally, we included the relatively small block of individual annuity reserves in the miscellaneous lines. The majority of these reserves have a surrender charge of 9% in policy year one grading off 1% per year. The key assumptions used to project this run-off business are.


                               Inforce Amounts
-------------------------------------------------------
Policy Count                   13,977
Account Value                 $111.8 million
Surrender Value                110.5
Statutory Reserve              111.2
-------------------------------------------------------
Surrenders:          10% minus surrender charge percent
-------------------------------------------------------
Mortality:           100% 1983 Basic Table
-------------------------------------------------------
Credited Rate        Level 5.37%
-------------------------------------------------------
Earned Rate          PAG portfolio rate
-------------------------------------------------------

PAG Individual Health Model and Assumptions
-------------------------------------------

The following table summarizes the policies inforce and the annualized premiums inforce as of the end of June 1996, for each projection cell, along with the 1995 and first half 1996 premiums and loss ratios.

========================================================================================
                   6/30/96                              1995     1st H'96   1st H'96
Line of             Prem.      6/30/96   1995 Prem.   Incurred     Prem.    Incurred
 Business          Inforce    Policies     Earned*      Loss      Earned*     Loss
                   (000's)     Inforce     (000's)     Ratio**    (000's)    Ratio**
 ---------------------------------------------------------------------------------------
CLICI/PSI:
   Cancer          $35,188     259,405     $33,837       61.6%    $17,035       62.9%
   Accident          3,038     100,152       3,170       23.2       1,500       14.2
   All Other         3,898      25,263       4,248       64.2       1,930       46.5

CSI:
   Cancer          $ 1,272      18,499     $ 1,310       88.6     $   641       64.6
   Accident          1,029      31,534       1,077       17.2         494       18.4
   All Other         3,993      47,322       4,379       25.1       1,969       28.3

Partners:
   Med. Supp.      $ 1,803       1,109     $ 2,479       76.5     $   961       67.0
   Long Term
      Care           8,735       2,792       9,925      124.5       4,627      136.0
----------------------------------------------------------------------------------------
Total              $58,956     486,076     $60,425       67.9%    $29,157       68.0%
========================================================================================

*   Premiums earned = premium written less change in UPR
**  Incurred loss ratios exclude change in additional (active life) reserves

Policies and premiums inforce were developed from data supplied by Providian. Premiums inforce include modal loads and policy fees, if any. Policy counts for the cancer line include rider counts.

For the Partners long term care block of business, we relied on the "high estimate" projections made a couple of years ago by another M&R office. According to Providian, actual emerging experience has been favorable relative to those projections.

Assumptions
-----------

Morbidity
---------

Claim costs were developed for each policy modelled by M&R, based on pricing we have done for similar policies. The aggregate claim costs for each model were validated to the actual claim levels incurred in calendar year 1995 and the first half of 1996. These claim costs were then "aged" based on the average current duration and the claim cost curve developed by the asset share modeling. For the cancer and "all other" lines, additional costs were added in for the second half of 1996, for 1997, and for 1998, to reflect the impact of claims antiselection from policies moving out of their early policy durations.

The cancer and Medicare Supplement lines of business were assumed to be subject to annual inflationary trends. For the cancer lines, this was assumed to be 12% per year; for Med. Supp., a 10% annual trend was used. In addition to trend, the CLICI/PSI claims were assumed to increase another 3% in 1997, due to antiselection from the planned "Wave 7" rate increases, and 2% for each of 1998 and 1999, due to expected above-trend rate increases in those years.

Providian's accident and "all other" lines of business were assumed to not be subject to the impact of inflation. Some HIP products may have benefitted from negative secular trends over the recent past, since hospitalization rates and hospital length of stays have been declining. These negative secular trends have not been reflected in the projections.

Issue Ages
----------

The age at issue of the policies inforce as of June 30, 1996 was used in our asset share modelling, in order to determine the claims aging curve. For policies sold with optional spouse and child coverage, estimates were made of the number of additional insureds added, so that the age distribution of the insureds could be used.

Termination Rates
-----------------

Lapse rate assumptions were developed so that voluntary lapses plus mortality would tie to actual historical termination rates by policy for the blocks of business being projected, as summarized in amortization schedule work supplied by Providian. Mortality was added to voluntary lapse for policy years 3 and later and was assumed to be equal to US life mortality (79-81 Basic Tables Unisex). Lapse rates for years 1 and 2 were developed to include mortality. The following table summarizes, by policy year, the voluntary lapse assumption used for each product line:

==============================================================================
                             Voluntary Lapse Rates for Policy Year (%):
                      --------------------------------------------------------
      Product:           1    2    3    4    5    6    7    8    9    10-on
------------------------------------------------------------------------------
CLICI/PSI Cancer        26   16   12   11   11   11   10   10    9       9
CLICI/PSI Acc. &
 Other                  42   26   21   17   14   12   12   12   11      11
CSI Cancer              49   23   18   14   13   12   11   11   11      10
CSI Acc. & Other        50   30   23   19   15   14   13   13   13      12
Partners Med. Supp.     30   20   15   10    8    8    8    8    8       8
==============================================================================

The effect of lapse and mortality combined throughout the term of the projection is dependent on the mix of business by duration. The following table summarizes the effective lapse plus mortality rate by projection cell, for each of the next 5 calendar years.

=====================================================================
                             Composite Lapse Plus Mortality Rate (%)
                                        Assumed for:
                         --------------------------------------------
      Business Segment        1996    1997    1998    1999    2000
---------------------------------------------------------------------
CLICI/PSI Cancer              11.9    10.8    10.4    10.3    10.3
CLICI/PSI Acc.                12.8    12.1    11.8    11.7    11.7
CLICI/PSI Other               13.1    12.4    12.1    11.9    11.9
CSI Cancer                    14.1    12.4    12.1    12.0    12.0
CSI Acc.                      15.2    13.8    13.5    13.4    13.3
CSI Other                     14.8    14.0    13.8    13.7    13.7
Partners Med. Supp.           14.8    15.1    15.5    16.0    16.5
=====================================================================


In additional to the above, an extra 6% lapse was added for 1997 for the CLICI/PSI Cancer product, to reflect shock lapse from the Wave 7 rate increases, and an extra 4%/year was added to all 3 companies for 1998 and 1999 shock lapses.

Premium Increases
-----------------

For the cancer products, no rate increases were assumed for the second half of 1996. For the CLICI/PSI block, as 23% rate increase was assumed for 1997, followed by 20% rate increases in 1998 and 1999. Annual rate increases equal to trend (12%) were assumed thereafter. For the CSI cancer products, no rate increases were assumed until 1998; 20% rate increases were assumed for 1998 and 1999; trend increases were assumed thereafter.

Annual increases equal to trend (10%) were assumed for the Medicare Supplement policy.

We have not assumed any premium reductions or benefit increases being made on policies that have lower loss ratio experience than what was assumed in pricing.

Expenses/Commissions
--------------------

The following table summarizes the commissions assumed.

       ==================================================================
                      Commission as a Percent of Premium:
       ------------------------------------------------------------------
            Business Segment            1996        1997        1998+
       ------------------------------------------------------------------
         CLICI/PSI Cancer               10.0%        8.5%        7.0%
         CLICI/PSI Acc.                 13.7        13.2        12.6
         CLICI/PSI Other                13.1        12.9        12.6
         CSI Cancer                     16.7        15.7        14.6
         CSI Acc.                       16.4        15.5        14.6
         CSI Other                      15.2        14.9        14.6
         Partners Med. Supp.*            9.1         8.0         7.0
       ==================================================================

       * Med. Supp. commissions were assumed to continue decreasing by 12% per year, due to a portion of the commission being paid based on original premium.

The above commissions were developed, based on the assumed distribution of business by first year and renewal, and assuming the following policy year commission scales:

     CLICI/PSI Cancer - 63.1% first year, 7% renewal
     CLICI/PSI Accident and All Other - 63.6% first year, 12.6% renewal CSI Cancer, Accident and All Other - 63.6% first year, 14.6% renewal

These commission assumptions have been reduced by 25% to exclude employee benefits and have had 2.4 percentage points subtracted for subsidies. (These costs were added into the expenses shown below.)

Unit expenses were assumed to be as follows:

     1.5% premium taxes
     2.69% of premium
     36.22% of commissions
     $4.70 per policy
     4.0% of claims

Reserves
--------

The following table summarizes the starting (6/30/96) unearned premium reserves
(UPR), claim reserves and additional policy reserves.

          =====================================================================
                                                         6/30/96      6/30/96
                                        6/30/96           Claim      Additional
                                          UPR            Reserve      Reserves
            Projection Cell:             (000)            (000)       (000)
          ----------------------------------------------------------------------
            CLICI/PSI Cancer             $4,138          $32,202       $37,318
            CLICI/PSI Acc.                  308              227         4,267
            CLICI/PSI Other                 314            3,616         4,519
            CSI Cancer                      118              596         1,171
            CSI Acc.                         69               65           623
            CSI Other                       280              387         1,903
            Partners Med. Supp.*            533              443             0
          ======================================================================

UPR reserves were modelled to be a consistent percentage of premiums inforce.

Claim reserves were modelled assuming that they stay constant as a percent of claims incurred, and that there are no margins being released.

Additional policy reserves were modelled based on the reserve pattern developed from our asset share modeling. We assumed the cancer reserves were gradually strengthened over the next ten years.

Investment Income
-----------------

Net investment earnings rates are based upon assets allocated to PAG.

                                   APPENDIX C
                                   ----------

                Providian Direct Insurance Liability and Models
                -----------------------------------------------


Property-Casualty Models and Assumptions
----------------------------------------

Providian's property & casualty operations (Providian) reflect personal lines coverages, primarily private passenger automobile. The group's products are distributed through three companies:

     Providian Auto & Home Insurance Company
     Providian Property & Casualty Insurance Company
     Providian Fire Insurance Company

The group's core business is generated through its Direct Response programs, utilizing direct mailings and telephone solicitation. Retention and growth of this business is the group's primary strategic objective for the near future. The book of business is actively reunderwritten at each renewal to more accurately price the risk on a basis which is consistent with the exposure to loss. This reunderwriting process has resulted in an improved loss ratio for the retained book of business.

An additional business segment for private passenger business is administered by Response International Corporation (RISC). This book of business was acquired form Skandia Insurance Company in 1994. The company is also engaged in retaining and growing this business segment.

The group also has a relatively small segment of business written through agency channels, largely as an accommodation product for life insurance products offered by affiliated companies. This business segment is not accepting new risks. Any subsequent accommodation business will be placed with another private passenger insurer.

The company has historically provided personal property coverage, however it does not represent a significant proportion of the book of business. The company is not accepting new personal property business and is in the process of implementing an exit strategy for personal property coverage.

As a writer of private passenger exposure, the company has a participation in assigned risk business.

Projected Underwriting Results
------------------------------

Direct response marketing requires that a significant amount of up-front costs are expended in developing and maintaining the mailing lists and marketing materials. In addition, personal lines business in general and direct response business specifically is characterized by loss ratios on renewal business typically being lower than loss ratios on new business. As such, a key component in achieving future earnings projections is the ability to meet the growth targets and achieve pricing improvements upon renewal.

The Company has provided a projection of the expected statutory underwriting results for 1996 through 1999. In addition, a forecast for the runoff of the in-force book of business as of December 31, 1996 was provided by Providian. Using these estimates as a baseline, we have modified some of the assumptions and developed additional assumptions in order to project the expected results for the runoff book. We developed calendar year projections and interpolated on these to arrive at projected June 30th fiscal year projections. The change in assumptions reflect M&R's analysis of the provided historical results and are confined mainly in the expected maturity period for achieving an ultimate stable loss ratio for a seasoned book of business.

Model Assumptions
-----------------

The runoff forecast was developed by separately modeling five business segments for Providian, namely: direct voluntary automobile, RISC automobile, assigned risk automobile, agency automobile and personal property, including other miscellaneous lines.

The following assumptions were determined directly from the historical experience of Providian. At times the analysis of historical experience and ultimate selection of a specific assumption was supplemented by Providian's expected future provision for an item.

     . provision for allocated & unallocated loss adjustment expense . provision for salvage & subrogation
     . loss and loss adjustment payment patterns
     . salvage & subrogation payment patterns
     . cost and performance of ceded reinsurance
     . persistency curve
     . premium taxes
     . commissions
     . earnings pattern
     . service fees (premium financing)

In many of the above assumptions there were differences between the business segments. For example, the loss & loss adjustment and salvage payment patterns were determined by business segment.

General expenses are projected as 4.5% of premium. This level reflects anticipated expenses which would arise from a consolidation with another large automobile insurance provider.

Investment income reflects assets equal to unearned premium reserves plus loss and LAE reserves. Investment earnings rates reflect the actual PDI portfolio
plus reinvestment of new money.   The starting portfolio yield is 6.67% gross
effective. The majority of bonds are tax-exempt. The gross effective yield assumed on new money is 5 Year Treasury minus 30 bp. These also are assumed to be tax-exempt. Investment assumptions are detailed in Appendix A.

Core Life Models and Assumptions
--------------------------------

The table on the following page provides a summary of the model used to project the direct response life business in future years. Similar but separate models were developed for the direct business and the CUNA Mutual business. Additionally, some small blocks, such as old agency business, were projected separate from the overall model. Issue ages within model plan were selected based on the relative amounts of inforce by age. Minor plans were modelled into the model plans which were most similar to the minor plan being modelled.

A summary of overall model fit for insurance amount, policies, premium and reserves is provided below.

==========================================================================
                                      PDI
                             Direct Response Life
                               Model Validation
                               ----------------
                                 June 30, 1996
--------------------------------------------------------------------------
                               Core         CUNA
                             Business      Mutual      ETI        Total
--------------------------------------------------------------------------
Face:         Actual        $7,851,903   3,444,705   146,602   11,443,210
(000s)        Model          7,849,927   3,374,225   146,602   11,370,754
              Actual/Model       99.97%     102.09%    100.0%       99.37%
--------------------------------------------------------------------------
Policies:     Actual           959,648     190,316    34,199    1,184,163
              Model            961,507     189,097    34,199    1,184,803
              Actual/Model      100.19%     100.64%    100.0%      100.05%
--------------------------------------------------------------------------
Annualized    Actual           235,980      40,252         0      276,232
Premium:      Model            235,925      40,019         0      275,944
(000s)        Actual/Model      100.00%     100.58%    100.0%      100.10%
--------------------------------------------------------------------------
Reserve:      Actual           458,031      48,684    10,828      517,543
(000s)        Model            457,989      47,547    11,111      516,647
              Actual/Model       99.99%     102.39%    97.45%       99.83%
==========================================================================

The CUNA Mutual business is 50% assumed by PDI. The ULLICO business is modelled into the core block and is at 80% which is the percent assumed by PDI. The CUNA Mutual model is not precise as we could not obtain detailed data as of June 30, 1996. We worked from available inforce data at December 31, 1995 and total data only for June 30, 1996.

=========================================================================================
                                Providian Direct Insurance
                             Traditional Life Insurance Model
-----------------------------------------------------------------------------------------
               Providian
    M&R          Major                                                         Model
Model Plan     Plan Code                    Description                      Issue Ages
-----------------------------------------------------------------------------------------
                                   Segment: Life
-----------------------------------------------------------------------------------------
PR01             082     Whole Life - 1980 CSO                                45,55,65,75
PR02             050     Whole Life- 1958 CSO                         5,15,25,35,45,55,65
PR03             053     GBL - 58 CSO modified                                45,55,65,75
PR04             60C     GBL Substandard - 58 CSO modified                    45,55,65,75
PR05*            6A2     GBL - 80 CSO modified                                45,55,65,75
PR06             639     Whole Life - 1980 CSO Rider                          45,55,65,75
PR07             608     Juvenile - Whole Life - 1980 CSO                         5,15,25
PR08             642     Whole Life - Simplified Underwriting                    55,65,75
-----------------------------------------------------------------------------------------
                                   Segment: Family Plan
-----------------------------------------------------------------------------------------
PR09             650     Child Rider                                                    5
-----------------------------------------------------------------------------------------
                                   Segment: Level Term
-----------------------------------------------------------------------------------------
PR10            15A      Substandard Step Rated Term to Age 70                25,35,45,55
PR11*           150      Step Rated Term to Age 70                            25,35,45,55
PR12*           193      Term to Age 75                                  35,45,55,65,75**
-----------------------------------------------------------------------------------------
                                   Segment: Other Term
-----------------------------------------------------------------------------------------
PR13            680      Decreasing Term, Graded DB first two                 35,45,55,65
                         years, Guaranteed Issue
==========================================================================================

*   CUNA Mutual model plan also

**  Age 75 treated as ten year term

Assumptions
-----------

Assumptions used to project the direct response life business are based on our review of recent PDI experience as well as industry experience. The assumptions are described below.

     Mortality -- Mortality assumptions are based on PDI's historic experience levels with greater weight being given to recent experience. Mortality multiples are expressed as percentages of either the 1969-71 U.S. Population Table (for Guaranteed Issue business) or the 1965-70 Select and Ultimate Table (for underwritten business).

     PDI changed their underwriting procedures and improved their market targeting in 1994. They believe the 94-96 life business may have better mortality than would be recognized by reviewing historic experience. If this emerges, actual results may be better than our projections.

The following assumptions were used for the core life business:

=======================================================================
                          Model Plan: PR12
            Level Term Underwritten Mortality Assumptions
              Multiples of 1965-70 Select and Ultimate
-----------------------------------------------------------------------
               Male for Ages Under            Female for Ages under
Duration   ------------------------------------------------------------
            54      59      64      99      54      59      64      99
-----------------------------------------------------------------------
    1      3.44    2.92    2.42    2.00    2.99    3.10    2.41    2.00
    2      3.33    2.87    2.44    2.14    3.06    3.11    2.18    1.84
    3      3.25    2.81    2.45    2.18    3.05    3.11    2.13    1.83
    4      2.79    2.51    2.21    1.95    2.72    2.76    1.89    1.60
    5      2.46    2.30    2.05    1.77    2.50    2.58    1.67    1.43
    6      2.33    2.25    2.02    1.70    2.46    2.56    1.56    1.37
    7      2.25    2.22    1.99    1.66    2.38    2.52    1.55    1.35
    8      2.16    2.17    1.92    1.58    2.25    2.33    1.56    1.29
    9      2.09    2.11    1.84    1.51    2.11    2.11    1.57    1.25
   10      2.04    2.03    1.76    1.47    2.03    2.00    1.57    1.22
   11      1.95    1.92    1.65    1.42    1.96    1.94    1.50    1.18
   12      1.83    1.78    1.53    1.37    1.89    1.84    1.38    1.13
   13      1.70    1.65    1.40    1.31    1.81    1.65    1.24    1.08
   14      1.61    1.56    1.34    1.27    1.71    1.47    1.10    1.03
   15      1.53    1.48    1.29    1.22    1.61    1.32    1.00    1.00
   16      1.44    1.39    1.23    1.18    1.51    1.17    0.92    1.00
   17      1.36    1.31    1.17    1.13    1.40    1.10    0.92    1.00
   18      1.27    1.22    1.11    1.09    1.30    1.03    0.92    1.00
   19      1.19    1.14    1.06    1.04    1.20    0.98    0.92    1.00
   20+     1.10    1.05    1.00    1.00    1.10    0.95    0.92    1.00
=======================================================================

=====================================================================================
                               Model Plan: PR13
                Guaranteed Issue GT2/GLT Mortality Assumptions
                     Multiples of 1969-71 White Population
-------------------------------------------------------------------------------------
            Male for Ages Under                        Female for Ages Under
-------------------------------------------------------------------------------------
Duration    47     52     57     62     67        47     52     57     62     67
-------------------------------------------------------------------------------------
1          3.36   2.03   1.75   1.19   1.05      3.22   1.86   1.47   1.09   0.74
2          3.96   2.64   2.16   1.50   1.32      3.18   2.64   1.86   1.56   1.20
3          4.13   2.85   2.18   1.80   1.50      3.15   2.55   2.03   1.73   1.43
4          3.23   2.40   1.95   1.73   1.43      2.85   1.95   1.80   1.65   1.43
5          2.63   2.25   1.88   1.65   1.35      2.55   1.88   1.73   1.58   1.35
6          2.40   2.10   1.80   1.58   1.35      2.33   1.80   1.73   1.50   1.35
7          2.10   1.95   1.73   1.50   1.35      2.10   1.73   1.65   1.50   1.35
8          1.89   1.81   1.60   1.38   1.31      1.81   1.60   1.60   1.38   1.31
9          1.75   1.68   1.47   1.26   1.26      1.61   1.47   1.47   1.33   1.26
10         1.69   1.62   1.42   1.22   1.22      1.55   1.42   1.42   1.28   1.22
11         1.63   1.56   1.37   1.17   1.17      1.50   1.37   1.37   1.24   1.17
12         1.56   1.50   1.31   1.13   1.13      1.44   1.31   1.31   1.19   1.13
13         1.50   1.44   1.26   1.08   1.08      1.38   1.26   1.26   1.14   1.08
14         1.44   1.38   1.22   1.04   1.04      1.34   1.21   1.21   1.09   1.04
15         1.39   1.33   1.19   0.99   0.99      1.30   1.16   1.16   1.05   0.99
16         1.33   1.27   1.15   0.99   0.99      1.26   1.13   1.12   1.04   0.99
17         1.27   1.22   1.11   0.99   0.99      1.22   1.11   1.07   1.03   0.99
18         1.21   1.16   1.07   0.99   0.99      1.18   1.09   1.06   1.02   0.99
19         1.16   1.11   1.04   0.99   0.99      1.14   1.07   1.03   1.01   0.99
20+        1.10   1.05   1.00   0.99   0.99      1.10   1.05   1.00   1.00   0.99
=====================================================================================


=================================================================================
                            Model Plans: PR10, PR11
                         Term 70 Mortality Assumptions
                   Multiples of 1965-70 Select and Ultimate
---------------------------------------------------------------------------------
                    Male for Ages Under              Female for Ages Under
             --------------------------------------------------------------------
  Duration      29      39      49      70        29      39      49      70
---------------------------------------------------------------------------------
     1         1.88    1.38    1.47    1.33      1.37    0.96    1.24    1.40
     2         1.92    1.60    1.42    1.29      1.11    0.88    1.10    1.29
     3         2.33    2.10    1.68    1.64      1.47    1.36    1.54    1.71
     4         1.86    1.82    1.29    1.27      1.27    1.16    1.29    1.49
     5         1.74    1.73    1.20    1.22      1.21    1.16    1.24    1.43
     6         1.66    1.66    1.13    1.18      1.16    1.16    1.19    1.37
     7         1.60    1.56    1.04    1.13      1.16    1.11    1.15    1.31
     8         1.52    1.52    1.00    1.08      1.11    1.11    1.10    1.31
     9         1.44    1.41    0.95    1.08      1.11    1.11    1.05    1.26
    10         1.35    1.37    0.91    1.03      1.05    1.05    1.00    1.26
    11         1.34    1.37    0.96    1.04      1.08    1.08    1.04    1.22
    12         1.32    1.37    1.02    1.06      1.12    1.11    1.06    1.18
    13         1.30    1.36    1.08    1.07      1.15    1.15    1.09    1.14
    14         1.27    1.36    1.10    1.08      1.17    1.17    1.13    1.10
    15         1.26    1.36    1.19    1.09      1.20    1.20    1.15    1.06
    16         1.24    1.33    1.18    1.09      1.20    1.20    1.15    1.06
    17         1.22    1.30    1.18    1.09      1.20    1.20    1.15    1.06
    18         1.21    1.27    1.18    1.09      1.20    1.20    1.15    1.06
    19         1.19    1.25    1.18    1.08      1.20    1.20    1.15    1.06
    20+        1.16    1.22    1.18    1.08      1.20    1.20    1.15    1.06
=================================================================================


===========================================================================
                               Model Plan: PR08
               Simplified Issue Whole Life Mortality Assumptions
                   Multiples of 1965-70 Select and Ultimate
---------------------------------------------------------------------------
                 Male for Ages Under               Female for Ages Under
             --------------------------------------------------------------
  Duration       59       69       79               59       69       79
---------------------------------------------------------------------------
      1         2.98     2.47     2.04             3.12     2.43     2.01
      2         2.88     2.45     2.15             3.11     2.19     1.84
      3         2.81     2.45     2.18             3.11     2.13     1.83
      4         2.51     2.21     1.95             2.76     1.89     1.60
      5         2.30     2.05     1.77             2.58     1.67     1.43
      6         2.25     2.02     1.70             2.56     1.56     1.37
      7         2.22     1.99     1.60             2.52     1.55     1.35
      8         2.15     1.90     1.57             2.31     1.55     1.31
      9         2.13     1.86     1.53             2.14     1.58     1.26
     10         2.05     1.78     1.49             2.02     1.58     1.23
     11         1.94     1.67     1.44             1.96     1.51     1.19
     12         1.80     1.55     1.39             1.86     1.39     1.14
     13         1.67     1.42     1.32             1.66     1.25     1.09
     14         1.53     1.29     1.25             1.48     1.11     1.04
     15         1.40     1.18     1.18             1.33     1.01     0.99
     16         1.33     1.15     1.15             1.18     0.93     0.95
     17         1.26     1.13     1.13             1.11     0.93     0.95
     18         1.19     1.10     1.10             1.04     0.92     0.95
     19         1.12     1.08     1.08             0.99     0.92     0.95
     20+        1.05     1.05     1.05             0.96     0.92     0.95
===========================================================================

================================================================================================
                         Model Plans: PR01, PR02, PR06
                       Whole Life Mortality Assumptions
                   Multiples of 1965-70 Select and Ultimate
------------------------------------------------------------------------------------------------
                        Male for Ages Under                       Female for Ages Under
             -----------------------------------------------------------------------------------
Duration         29     39      49      59      99          29      39      49      59      99
------------------------------------------------------------------------------------------------

    1           2.97   2.27    2.49    2.10    2.03        2.00    1.33    2.00    1.78    1.68
    2           2.48   1.97    2.28    1.91    1.82        1.60    1.18    1.75    1.48    1.38
    3           2.18   1.83    2.16    1.82    1.75        1.38    1.13    1.58    1.38    1.20
    4           1.99   1.71    2.04    1.73    1.66        1.30    1.10    1.48    1.33    1.15
    5           1.87   1.62    1.92    1.63    1.56        1.25    1.10    1.40    1.28    1.13
    6           1.75   1.53    1.80    1.54    1.49        1.20    1.05    1.35    1.25    1.08
    7           1.65   1.44    1.68    1.45    1.42        1.18    1.05    1.30    1.20    1.08
    8           1.56   1.35    1.59    1.38    1.13        1.13    1.04    1.25    1.18    1.08
    9           1.50   1.31    1.53    1.35    1.12        1.11    1.04    1.23    1.17    1.08
   10           1.44   1.28    1.47    1.31    1.12        1.10    1.03    1.20    1.15    1.08
   11           1.38   1.24    1.41    1.28    1.11        1.08    1.02    1.18    1.14    1.07
   12           1.32   1.21    1.36    1.25    1.10        1.07    1.01    1.16    1.13    1.07
   13           1.27   1.18    1.31    1.22    1.10        1.05    1.01    1.14    1.12    1.07
   14           1.22   1.15    1.26    1.19    1.09        1.04    1.00    1.11    1.10    1.07
   15           1.17   1.11    1.21    1.16    1.08        1.02    0.99    1.09    1.09    1.06
   16           1.12   1.08    1.16    1.13    1.07        1.01    0.99    1.07    1.07    1.05
   17           1.08   1.06    1.12    1.10    1.05        1.00    0.98    1.05    1.06    1.04
   18           1.03   1.03    1.07    1.07    1.03        0.98    0.97    1.03    1.04    1.03
   19           0.99   1.00    1.03    1.03    1.02        0.97    0.97    1.01    1.02    1.01
   20+          0.95   0.97    0.99    1.00    1.00        0.95    0.97    0.99    1.01    1.00
================================================================================================

========================================================================================
                         Model Plans: PR03, PR04, PR05
                           GBL Mortality Assumptions
                     Multiples of 1969-71 White Population
----------------------------------------------------------------------------------------
                  Male for Model Ages                    Female for Model Ages
            ----------------------------------------------------------------------------
  Duration    47     52     57     62     67          47     52     57     62     67
----------------------------------------------------------------------------------------
      1      5.70   3.47   2.95   2.00   1.81        5.46   3.14   2.47   1.81   1.24
      2      3.99   2.70   2.19   1.50   1.20        3.24   2.64   1.90   1.55   1.15
      3      3.40   2.36   1.83   1.46   1.14        2.61   2.15   1.67   1.36   1.14
      4      2.61   1.88   1.57   1.31   1.12        2.36   1.57   1.46   1.31   1.12
      5      2.09   1.78   1.46   1.25   1.10        2.09   1.46   1.36   1.25   1.10
      6      1.91   1.75   1.43   1.25   1.09        1.91   1.43   1.31   1.25   1.09
      7      1.64   1.64   1.31   1.21   1.08        1.64   1.31   1.25   1.21   1.08
      8      1.53   1.53   1.25   1.15   1.06        1.43   1.25   1.25   1.15   1.06
      9      1.48   1.67   1.20   1.14   1.05        1.37   1.25   1.20   1.14   1.05
     10      1.43   1.37   1.20   1.08   1.05        1.32   1.20   1.20   1.08   1.05
     11      1.40   1.35   1.19   1.08   1.04        1.31   1.19   1.19   1.08   1.04
     12      1.38   1.32   1.18   1.08   1.04        1.30   1.19   1.18   1.08   1.04
     13      1.36   1.30   1.17   1.07   1.03        1.28   1.18   1.17   1.07   1.03
     14      1.34   1.28   1.16   1.07   1.03        1.27   1.18   1.16   1.07   1.03
     15      1.31   1.26   1.15   1.07   1.02        1.26   1.17   1.15   1.07   1.02
     16      1.29   1.24   1.14   1.06   1.02        1.25   1.17   1.14   1.06   1.02
     17      1.27   1.22   1.13   1.06   1.01        1.24   1.16   1.13   1.06   1.01
     18      1.24   1.19   1.12   1.06   1.01        1.21   1.16   1.13   1.06   1.01
     19      1.22   1.17   1.11   1.05   1.00        1.20   1.15   1.11   1.05   1.00
     20+     1.20   1.15   1.10   1.05   1.00        1.20   1.15   1.10   1.05   1.00
========================================================================================



       ==============================================================
                               Model Plan: PR07
                              Juvenile Whole Life
                             Mortality Assumptions
                     Multiples of 1969-71 White Population
       --------------------------------------------------------------
                                                Scaling Factor
              Duration                      (Applied to all ages)
       --------------------------------------------------------------
                  1                                    67%
                  2                                    70
                  3                                    75
                  4                                    80
                  4                                    85
                  5+                                   90
       ==============================================================

     Mortality assumptions for the Child Rider plan (PR09) are the same as those used for the Academy Children's Term Rider plan discussed later in this section.

For the three CUNA Mutual plans, only a male life model was constructed. To compensate for the better CUNA Mutual experience and the 66% of the CUNA Mutual business that is female, we utilized the following scaling factors applied to the overall mortality:

                           ==============
                           GBL        44%
                           -------------
                           Term 70    55%
                           -------------
                           LTU        44%
                           ==============


ETI Mortality: 70% of 1958 CET Table.
RPU Mortality: 100% of 1969-71 White population.

Lapse rates
-----------

Lapse assumptions were developed based on termination studies provided by PDI and a review of assumptions being utilized in recent pricing.

A summary of the PDI direct response life lapse assumptions is provided below.

===========================================================================
                        Lapse Rates -- Direct Business
---------------------------------------------------------------------------
                                              Model Plans
---------------------------------------------------------------------------
               PR10,PR11   PR01,PR02PR06,PR07               PR08
Policy Year     Term 70        Whole Life       Simplified Issue Whole Life
---------------------------------------------------------------------------
    1             40%              22%                      26%
    2             20               11                       12
    3             15                8                        8
    4             14                7                        7
    5             13                6                        6
    6-10          10                5                        5
    11+            8                3                        3
===========================================================================

       ===================================================================
                                 Model Plans
       -------------------------------------------------------------------
                                     PR03,PR04,PR05          PR13
        Policy Year   PR12 LTU            GBL               GIT/GLT
       -------------------------------------------------------------------
           1             33%              30%                 35%
           2             15               12                  14
           3             10                8                  11
           4              8                6                  10
           5              8                4                   9
           6-10           8                3                   9
           11+            8                3                   9
       ===================================================================

Lapse assumptions for the Child Rider plan are the same as those used for the Academy Children's Term Rider plan discussed later in this section.

                            ==================================
                                 Lapse Rates Cuna Mutual
                            ----------------------------------
                            Policy Year    Term 70   LTU   GBL
                            ----------------------------------
                            1                25%     20%   25%
                            2                18       8     8
                            3                15       7     4
                            4                12       6     3
                            5                10       6     3
                            6-10              9       6     2
                            11+               9       6     3
                            ==================================

RPU Lapse: 2% all years.
ETI Lapse: 0% all years.

ETI from Existing Business
--------------------------

Upon surrender, not all of the surrender value is paid out in cash but rather some of the cash is retained within the Company under nonforfeiture options other than cash surrender. The vast majority of PDI's non-cash nonforfeiture elections are for extended term insurance, which is the automatic option.

To reflect the profit from extended term expected to arise from the June 30, 1996 in force, as well as from new business written, we applied two factors to every dollar of projected surrender value paid from core life premium paying business.

The first factor reflects the proportion of surrender values we assume will be retained by the Company as extended term. This factor was developed based upon PDI's valuation of how much business went into extended term as a percentage of total gross surrender values paid (before reflecting amounts going on to extended term). The factor was estimated as 35% for core life.

The second factor reflects the present value of profit per dollar of cash value which is retained as extended term or reduced paid-up. We calculated this based on the relationship of present value of profit to reserve that resulted from the existing business projections of extended term included in this analysis.

The pre-tax value then attributable to extended term arising from the June 30, 1996 in force is:

=====================================================================================
               (1)             (2)               (3)         (4) = (1) x (2) x (3)
          P.V. of Gross   Proportion of     P.V. Profit per    P.V. Profit of
               Cash         (1) Retained As   $1.00 Retained     Extended Term
Discount    Surrenders      Extended Term      As Extended        Arising From
  Rate      Projected       Insurance        Term Insurance     Existing Inforce
-------------------------------------------------------------------------------------
   9%         $101.3             .35               .33               $11.7
  11%           89.9             .35               .31                 9.7
  13%           80.6             .35               .28                 7.9
=====================================================================================

The amounts from surrenders arising from projected new sales was similarly developed as shown below.

=====================================================================================
               (1)             (2)                (3)         (4) = (1) x (2) x (3)
          P.V. of Gross   Proportion of     P.V. Profit per      P.V. Profit of
               Cash         (1) Retained As   $1.00 Retained      Extended Term
Discount    Surrenders      Extended Term      As Extended         Arising From
  Rate      Projected       Insurance        Term Insurance      Existing Inforce
-------------------------------------------------------------------------------------
   9%         $99.0               .35              .33               $11.4
  11%          77.8               .35              .31                 8.4
  13%          61.9               .35              .28                 6.1
=====================================================================================

Expense and Commissions
-----------------------

Expense assumptions were based on PDI pricing assumptions. These do not cover all expenses of PDI. PDI also provided a total expense projection including corporate overhead, direct marketing costs and indirect marketing costs. Projected total expenses in excess of those produced by the following expense factors are detailed in Section II.

                                   Expenses
===========================================================================
Maintenance                          $9.65/policy ($10 for ETI)
Claims                               $80/claim (except $335 for years 1, 2)
Premium Taxes                        3%
Other Percent of Premium Expenses    2.5%
Commissions                          .8% of premium
Expense Inflation                    3%
===========================================================================

Direct marketing costs were projected as the following percent of annualized premium issued:

            ===========================================
            Projection                 Direct
              Year                Marketing Expenses
            -------------------------------------------
               1                         88.3%
               2                         82.1
               3-on                      85.3
            ===========================================

=======================================================================
                            Expenses -- Cuna Mutual
-----------------------------------------------------------------------
Maintenance                          $8.25/policy GLT and LTU;
                                     $7.50/policy T-370 and GBL
Claims                               0
Premium Taxes                        3%
Other Percent of Premium Expenses    2.0% for GLT; 1% for T-70 and GBL;
                                     1.7% for LTU
Commissions                          Year 1:  6.25%
                                     Year 2+:  3.25%
Expense Inflation                    3%
-----------------------------------------------------------------------

Gross Premiums and Modal Distribution
-------------------------------------

We used the annualized premium for the modelled plan cell as provided on tape to M&R by PDI. We reviewed the modal distributions and selected a monthly mode which is representative of the inforce.

Reserves, Cash Values, Net Premium
----------------------------------

Reserves, cash values, and net premiums incorporated into the models were provided to M&R on tape by PDI.

Investment Income
-----------------

Investment income was calculated based upon investments allocated to PDI, along with a new money assumption on cash flow. The starting portfolio yield, before policy loans, is 8.20% gross effective. The gross effective yield on new money is 7.61%. Asset assumptions are detailed in Appendix A.

Policy loans were assumed to remain at a level percent (7.76%) of cash value based on the aggregate amounts at June 30, 1996. Policy loans are assumed to earn an average rate of 5.74%.

Planned Rate Increase
---------------------

PDI currently is reviewing the rates on their T-70 Veterans Business. They expect that they will file and implement a 15-20% rate increase on this $41.2 million premium block early in 1997. We tested the impact of a 15% rate increase assuming a) 90% approval, b) an effective date of the policy anniversary after July 1, 1997, c) a 4.5% shock lapse and d) a 2.3% increase in mortality (resulting from the shock lapse) grading off over five years. Using these assumptions, we computed that the implementation of a 15% rate increase could increase the pretax actuarial values as follows:


                           ========================================
                                           Value Increase from 15%
                           Discount Rate     T-70 Rate Increase
                           ----------------------------------------
                                 9%              $20.9 million
                                11                18.4 million
                                13                16.3 million
                           ========================================

New Business
------------

New business was assumed to consist of the following five plans (with average size shown):

                        ===========================================
                        Plan                           Average Size
                        -------------------------------------------
                        LTU-75                             $3,650
                        -------------------------------------------
                        Simplified Issue Whole Life         2,410
                        -------------------------------------------
                        Whole Life                          3,760
                        -------------------------------------------
                        ADB Rider                           N/A
                        -------------------------------------------
                        Universal Model                $1,600 Term
                                                       $8,400 ADD
                        ===========================================

Assumptions were kept consistent with those of existing business with the exceptions that:

     A.  Universal Model uses PDI pricing assumptions
     B.  ADB Rider was modelled like the health ADB plan
     C. The Whole Life reflects conversion of inforce business. We used mortality assumptions consistent with the simplified underwritten whole life plan for this business.

Policy issue and marketing costs were provided by PDI:

========================================
                      Percent of Paid
    Issue Period    for Premium Issued
----------------------------------------
     7/96-6/97             88.3%
     7/97-6/98             82.1
       7/99+               85.3
----------------------------------------

Premium issued was provided by PDI by a combination of product and market types. We assigned model plans as follows:

======================================================================
                                      Year Ending
                   ---------------------------------------------------
                    6/97         6/98         6/99          6/00
----------------------------------------------------------------------
LTU                $ 8,519      $13,105      $14,520      $ 15,840
SUWL                 8,530       12,786       14,366        15,573
Universal Model     22,119       48,164       57,500        66,625
ADB Rider            4,202        5,088        5,687         6,173
Whole Life           4,957        4,673        4,588         4,703
----------------------------------------------------------------------
Total              $48,327      $83,816      $96,661      $108,913
======================================================================

For subsequent years, 5% growth is assumed.

Minor Plans and Miscellaneous Reserves
--------------------------------------

Old Agency -- PDI has a small block of agency business consisting of $8.9 million of annuity reserves and $16.8 million of life reserves. We projected these in aggregate using a combination of a) the past several years actual experience and b) assumptions and projections provided by PDI.

Miscellaneous Reserves -- We ran off $6.1 million of non-deduction reserves, $5.8 million of IPC reserves and $4.7 million of a special AIDS adjustment reserve in proportion to the traditional business.

Non-Projected Business
----------------------

The following reserves were not projected:

=========================================================================
                            Providian                         First
                          Life & Health   Veterans Life     Providian
-------------------------------------------------------------------------
                                           (in millions)
-------------------------------------------------------------------------
Paid-Up Business             $ 1.6            $ .3            $  .1
Supplemental Benefits          1.8             2.1
Supplemental Contracts          .5
Extra Life                      .3              .3               .2
Disabled Life Reserve           .3
Waiver of Premium               .1
Union Privilege Block          3.4
Agency Universal Life          2.3
Kroger Life                    1.0
Healthy Life Annuity            .7
SPDA                                            .1
Laurier Life                                   1.7
Ceded Business                 (.4)
-------------------------------------------------------------------------
                              11.4             4.4               .3
-------------------------------------------------------------------------
      Total not Projected                                     $16.1
=========================================================================

Core Health Model and Assumptions
---------------------------------

The following table summarizes the policies inforce and the annualized premiums inforce as of June 30, 1996 for each projection model plan.

=========================================================================
                                                6/30/96
                                                Premiums      6/30/96
                                      Plan      Inforce       Policies
Line of Business                      Name       (000s)       Inforce
-------------------------------------------------------------------------
Accidental Death & Dismemberment      ADD        27,386        304,365
Hospital Accident Plan                HAP        16,766        179,781
Hospital Indemnity Plan               HIP        49,511        284,712
Medicare Supplement                   MSUP       48,536         37,120
FHA Prescription Drugs & Dental       FEEB        5,393         14,347
=========================================================================

Policies and premiums inforce and reserves were obtained from data tapes supplied by PDI. For ADD, HAP, and HIP we pro-rated the inforce premium down by $4 million from the tape data due to the fact that the tape contains policies up to 85 days past due date and only a small portion of these policies are expected to remain inforce. Claim reserves and UPR were not available by plan so aggregate assumptions were utilized. The following describes special policy provisions utilized and model ages used:


   =======================================================================
   M&R Model Plan         Model Ages           Special Benefit Provisions
   -----------------------------------------------------------------------
      ADD           25,35,45,55,62           Benefits reduce 50% at age 75
   -----------------------------------------------------------------------
      HAP           25,35,45,55,62,70        Benefits reduce 50% at age 70
   -----------------------------------------------------------------------
      HIP           25,35,45,55,62,70        Benefits reduce 50% at age 65
                                             for first 60 hospital days
                                             (effective 47% reduction)
   -----------------------------------------------------------------------
      MSUP          67,72,77,82              Modelled as Plan C; includes
                                             Medicare Select
   -----------------------------------------------------------------------
      FEEB          50 (age not relevant)               --
   =======================================================================

Assumptions
-----------

Assumptions used to project the direct response health business are based on our review of recent PDI experience as well as industry experience. The assumptions are described below.

     Morbidity
     ---------

     Claim cost curves were developed for each modelled policy based on PDI's pricing curves modified by our review of recent experience. The aggregate claim costs for each model plan were then validated to the actual levels currently produced by that product with consideration of trends, recent rate increases, and removal of adjustments to claim levels.

     Following shows the initial and first projection year incurred loss ratios for each model plan:

          =====================================
                   Initial           First
                  Loss Ratio    Projection Year
          -------------------------------------

          ADD        39.6%          37.5%
          HAP        19.7           19.9
          HIP        44.0           44.7
          MSUP       66.9           67.5
          FEEB       N/A            N/A
          =====================================

     For FEEB there are no claim costs as this is a prescription drug discount card program.

     For MSUP we included a trend for claims inflation (including utilization) and anticipated rate increases. These are:

          ============================================
          Year Ending       Rate Increases   Inflation
          --------------------------------------------
              6/97               13.5%         7.51%
              6/98                9.0          7.00
              6/99 and later      9.0          7.00
          ============================================

     The rate increase timing and claims inflation are assumed to occur half way through the projection year.

     Termination Rates
     -----------------

     Lapse rate assumptions were developed so that so that voluntary lapses plus mortality would tie to actual historical termination rates for the blocks of business being projected. No explicit mortality factor was included. The following table summarizes, by policy year, the voluntary lapse assumption used for each model plan:

           =================================================
             Duration        ADD   HAP   HIP   MSUP   FEEB
           -------------------------------------------------
                1             35%   50%   60%    23%    55%
                2             25    30    22     18     40
                3             15    20    18     15     33
                4             13    18    17     15     33
                5             11    16    16     15     33
          Grade to 11+        11    10    14     15     33
          =================================================

     Expenses and Commissions
     ------------------------

     Expense assumptions were based on PDI pricing assumptions. These do not cover all expenses of PDI. PDI also provided a total expense projection including overhead, direct marketing costs and indirect marketing costs. Projected total expenses in excess of those produced by the following expense factors are detailed in Section II.

     Direct marketing costs were projected as the following percent of annualized premium issued.

          ==========================
                            Direct
          Projection       Marketing
             Year           Expenses
          ---------------------------
               1               70.2%
               2               59.8
               3-on            62.4
           ==========================

     Maintenance
     -----------

          ADD $16.43 per policy and rider, plus 2% of premium HAP $20.50 per policy and rider, plus 2% of premium HIP $22.34 per policy and rider, plus 2% of premium
          MSUP    $41.20 per policy, plus 1.5% of premium
          FEEB    $ 5.77 per policy and rider, plus 2% of premium

     Premium Tax
     -----------

          3.0% of premium (0% for FEEB)

     Expense Inflation
     -----------------

          3% annually applied to per policy expenses.

     Commissions
     -----------

          Medicare Select:

               ==============================
                              Percent of
               Year       First Year Premium*
               -------------------------------
                1                 30.75%
               2-6                27.00
               7-10               10.00
               11+                 6.00
               ==============================

               * commission is expressed as a percent of premium at issue; with inflation the effective commission decreases over time.

          FEEB: 17% of premium (for this product the commission covers the bank payment and any expenses of customer management; there are no claims in this product.

          ADD/HAP/HIP/Other MSUP:  5% of premium

     Premiums and Mode
     -----------------

     Premiums per policy unit derived by M&R from the tape provided by PDI and used to develop the model.

     All modal payments were assumed to be monthly except for MSUP for which we used the pricing assumption of:


          ==================
           Monthly      40%
           Quarterly    20%
           Annual       40%
          ==================

     Reserves
     --------

     Unearned premium reserves were modelled as a constant percent of June 30 premiums inforce. Claim reserves were modelled assuming that they stay constant as a percent of claims incurred, and that there are no margins being released.

     Additional policy reserve factors were provided by PDI. The level of reserves were adjusted to validate the model. Mid-terminal reserves are established in addition to the gross unearned premium reserves.

     The following table summarizes the starting (6/30/96) unearned premium reserve (UPR), claim reserve and additional policy reserves that were assumed for the projection:

          ==================================================================
                        6/96 UPR   6/96 Claim Reserve   6/96 Policy Reserves
          Model Plan     (000s)          (000s)                (000s)
          ------------------------------------------------------------------
          ADD             $3,476         $ 5,393               $ 1,246
          HAP              3,169           1,237                 6,179
          HIP              7,884           8,115                41,286
          MSUP             4,845          10,545                15,557
          FEEB              N/A             N/A                   N/A
          ==================================================================

     Investment Income
     -----------------

     Investment income was calculated based upon investments allocated to PDI, along with a new money assumption on cash flow. The starting portfolio yield is 8.20% gross effective. The gross effective yield on new money is 7.61%. Asset assumptions are detailed in Appendix A.

     New Business
     ------------

     New business utilized the same five model plans as of existing business. Assumptions were kept consistent with those of existing business with the exception off:

          a) HAP termination rate in year 1 is 40%, year 2 is 25%, reflecting the removal of television promotion,

          b) Medicare Supplement was projected with an ultimate rate increase of 8% (1% over trend) to recognize expected maintenance of a 65% lifetime loss ratio,

          c) policy issue and direct marketing costs which were provided by PDI.

               =======================================
                                       Percent of
               Issue Period    Paid for Premium Issued
               ----------------------------------------
               7/96-6/97               70.2%
               7/97-6/98               59.8
                 7/99+                 62.4
               =======================================

     Premium to be written was provided by PDI by a combination of product and market type. We assigned model plans as follows:


               =====================================================
                                     6/97     6/98     6/99     6/00
               -----------------------------------------------------
               ADD                $ 5,373  $ 8,367  $ 9,983  $11,483
               HIP                  1,739    6,281    7,326    8,780
               HAP                  5,851   13,759   17,616   20,120
               Medicare Select      3,685    7,749    7,564    7,878
               Fee Base             5,913    7,402    8,650    9,123
               -----------------------------------------------------
               Total              $22,561  $43,557  $51,140  $57,384
               =====================================================

     For subsequent years, 5% growth is assumed.

     Minor Plans
     -----------

     Old Agency PDI -- has a small block of agency business consisting of about $1.6 million of health premium. We projected this in aggregate using a combination of the past several years actual experience and assumptions and projections provided by PDI.

     Garden State -- PDI has a small block of Medicare Supplement business which they assumed from Garden State Life Insurance Company which consists of about $3.2 million of premium. We projected this in aggregate using annual rate increases of 7%, claims trend of 7.51% in 1997, and 7% thereafter. All other assumptions are the same as Medicare Supplement.

     Rate Increase Reserve -- at June 30, 1996 Providian is holding a reserve of $4,992,000 for the fact that reserve factors are not adjusted when rate increases are taken. We projected this to run off in proportion to reserves.

     Non-Projected Business

     All the PDI health business was projected.

Academy and Pension Life Model and Assumptions

PDI purchased Academy Life Insurance Company and Pension Life Insurance Company in 1992. The business in these companies is mainly business sold through the Non-Commissioned Officers Association (NCOA) to current and former military personnel. Some Student, old direct response, and other business is also in these companies. We modelled these companies in five segments:

     1.   Interest Sensitive Military Life
     2.   Deposit Funds and Dividend Accumulations
     3.   Old Military Life and other Traditional Life
     4.   Health
     5.   Miscellaneous Other Business

For descriptive purposes in this section, the term "Academy" encompasses the business written in both Academy Life and Pension Life.

     Interest Sensitive Life Insurance Model and Assumptions

     The Interest Sensitive Life Insurance Business (UL) for Academy consists of $52.6 million of annualized premium and $5,751 million of insurance inforce at June 30, 1996. The inforce block of business includes business issued under four plans since 1987 as well as converted policies from Academy's traditional life insurance block of business. This business is offered only to military personnel.

     This business also includes a spouse rider which can be attached to each plan. We projected the spouse rider with the traditional life business.

     For most plans, a majority of the premium is collected under monthly government allotment mode. Therefore, although much of the interest sensitive business consists of flexible premium products, they function like fixed premium products.

     GS-1 is a fixed premium, high cash value plan. The policyholder's accumulation value is credited with a fund premium which is the gross premium less a percent of premium expense load. The policyholder is provided a vanishing premium option when the net surrender value exceeds the guaranteed cash value by at least the amount of one annual premium due. Children's Term Insurance, Option to Buy Additional Insurance, Waiver of Premium, and the ability to participate in the Retirement/Premium Deposit fund are provided with no explicit premiums or cost of insurance charges to the policyholder. All policies issued after August 8, 1991 include a Military Service Benefit (50% of face if death in war), a POW/MIA benefit (waives premium), and

Permanent Change of Status (PCS) rider (10% of face while in transit to new status) with no additional explicit cost of insurance charges or premiums.

GS-2 is a flexible premium UL plan. The policyholder is given a guarantee that the policy will not lapse in the first five years if the basic premium amount for the policy is paid (even though the cash surrender value could be zero). Children's Term Insurance, Option to Buy Additional Insurance, Waiver of Premium, and the ability to participate in Retirement/Premium Deposit fund are provided with no explicit premiums or cost of insurance charges to the policyholder.

GS-4 is a flexible premium plan. GS-4 is designed to appeal to both the younger and older military market, with military benefits and a bonus feature to emphasize long term savings. The product has non-smoker/smoker distinct COIs. GS-3 is modelled into this plan as there have been few GS-3 sales. As with GS-2, the policyholder is given a guarantee that the policy will not lapse in the first five years if the minimum premium amount is paid (even though the cash surrender value could be zero).

All policies issued after August 8, 1991 include a Military Service Benefit, a POW/MIA benefit, and PCS identical to those provided in GS-1 with no additional explicit cost of insurance charges or premiums.

Interest Sensitive Life Insurance Model

Table V-1 provides the gross and net annualized premiums, face amount and reserves as of June 30, 1996.

                                   Table V-1
               Interest Sensitive Life Model As Of June 30, 1996
               -------------------------------------------------
                           (In Thousands of Dollars)
--------------------------------------------------------------------------------
                                                 Before Reinsurance
            -------------------------------------------------------
            GS-1    Annualized Premiums                   11,117
                    Statutory Reserves                    28,357
                    Face Amount                        1,010,450
            -------------------------------------------------------
            GS-2    Annualized Premiums                   24,879
                    Statutory Reserves                    56,506
                    Face Amount                        2,891,335
            -------------------------------------------------------
            GS-4    Annualized Premiums                   11,415
                    Statutory Reserves                     3,798
                    Face Amount                        1,849,602
            -------------------------------------------------------
            Total   Annualized Premiums                   47,411
                    Statutory Reserves                    88,661
                    Face Amount                        5,751,387
            =======================================================

For modeling purposes, we ignored the surplus relief run-off and treated it as an adjustment to the Statutory book value.

The following table summarizes the model plan ages in the interest sensitive projections.

                       =================================
                       Interest Sensitive Life Insurance
                           Model of Business Inforce
                       ---------------------------------
                        Model Plan          Model Ages
                       ---------------------------------
                       GS-1            17,22,27,32,37,42
                       GS-2            17,22,27,32,37,42
                       GS-4            17,22,27,32,37,42
                       =================================


Reinsurance

Portions of the GS-1 and GS-2 business are coinsured to Providian Life and Health Insurance Company. For the projection we ignored reinsurance among legal entities within the Providian Group and treated all direct business as inside Academy.

Mortality

Mortality assumptions are based on industry experience, consideration of underwriting levels and to some degree on plan experience to date. For the interest sensitive products, actual experience is not very credible. Company results from 1993-1995 aggregates to 101.7% of the original assumptions before considering war risk. This aggregate consisted of actual-to-expected ratios of 84% in 1993, 100% in 1994 and 119% in 1995. 1996 experience appears to be continuing at the 1995 level which would move the 4 year average to about 5% above original pricing. We reflected this additional 5% in our assumptions.

The mortality table for GS-1 and GS-2 is the 1975-80 Select and Ultimate Table Male, ALB. Also for GS-1 and GS-2 no adjustment was made for female mortality, i.e., male rates were used regardless of sex. No explicit provision was made for AIDS in the mortality assumption.

Scaling factors were applied to produce durational adjustments to the base mortality table for GS-1 and GS-2. The following shows the mortality scaling factors by plan category and age group.

         =======================================================
                           Mortality Scaling Factors
         -------------------------------------------------------
                                  Plan:  GS-1
         -------------------------------------------------------
         Policy    Issue Age   Issue Age   Issue Age   Issue Age
          Year       17,22        27          32         37,42
         -------------------------------------------------------



       1-5             125%        110%        100%        100%
       6               121         109         101         101
       7               117         108         102         102
       8               113         107         103         103
       9               109         106         104         104
       10+             105         105         105         105
       ========================================================


      ===================================================================
                                  Plan:  GS-2
      -------------------------------------------------------------------
      Policy    Issue Age   Issue Age   Issue Age   Issue Age   Issue Age
       Year       17, 22        27          32          37          42
      -------------------------------------------------------------------
       All         95%          96%         99%         96%        100%
      ===================================================================

For GS-4 we used M&R's smoker/non-smoker adjustments to the 1975-80 Select & Ultimate ALB Mortality table with no additional select factors. This is loaded by 15% plus $.05/1000. GS-4 also uses combined male and female mortality assuming 75% male and also explicitly adjusts for the child benefit by building in an assumption of two children average per policy, using mortality at 90% of the 1975-80 table and a benefit equal to 5% of base (1/2 benefit for first six months after birth). Children are assumed born at insured ages 22 and 27.

An additional cost of 15.4c per $1,000 of face amount is added to the interest sensitive policies to reflect the assumed impact of war risk. This number was used as it is the current reinsurance cost per $1,000 for the Military Service Benefit.


Cost of Insurance Charges

All products are projected using the current cost of insurance charges. For GS-1, the cost of insurance charges equal 110% of the 58 CSO Male Mortality Table, ALB. For GS-2, COI charges equal 100% of the 80 CSO Male Mortality Table, ALB for ages under 39 and slightly higher above 39. For GS-4, cost of insurance rates are based on the 80 CSO Blended Mortality Table B, ALB (80% male). For non-smokers, current charges are 95% of this table except that guaranteed charges are used on the first $10,000 net amount at risk. For smokers, current charges are 100% of this table.


Expense Charges

The account value for GS-2 and GS-4 policies is reduced for contractual expense charges. The expense charges reflected in the projections include a per policy, a percent of premium and a per thousand of face amount component. The components are:

Per Policy:              $4 per month per policy for GS-2
                         $8 per month per policy for GS-4

Percent of Premium:   8% of premium up to basic premium and 4% of the excess per year. After 20 years, this reduces to 4% on all premium.

Per Thousand:  For GS-2, in the first policy year only

                   Age                 Per Thousand Per Month
                   ---                 ----------------------
                   17                           .20
                   22                           .22
                   27                           .24
                   32                           .26
                   37                           .28
                   42                           .31

               For GS-4, the per thousand charges are $.25 per 1,000 per month in the first policy year.


Surrender Charges

Each of the policies have back-end loads in the form of surrender charges. GS-1 surrender charges equal a percent of the sum of all fund premiums collected. The percentages are as follows:


      ====================================================================
          GS-1 Surrender Charge as Percent of Cumulative Fund Premiums
      --------------------------------------------------------------------
      Policy      Issue     Issue     Issue     Issue     Issue     Issue
       Year       Age 17    Age 22    Age 27    Age 32    Age 37   Age 42
      --------------------------------------------------------------------
      1              125%      125%      125%      125%      125%     125%
      2              100       100       100       100        97       85
      3               94        90        85        80        70       60
      4               88        80        70        65        57       45
      5               80        72        65        55        50       38
      6               72        64        60        53        47       35
      7               64        59        55        50        43       30
      8               56        55        50        47        40       27
      9               53        50        47        45        37       25
      10              50        47        45        43        35       20
      11              49        46        43        41        33       18
      12              47        45        41        38        30       16
      13              45        40        38        35        27       14
      14              40        35        35        30        25       12
      15              35        30        30        25        20       10
      16              30        25        25        20        15        8
      17              20        20        20        15        10        6
      18              10        10        10        10         7        4
      19               5         5         5         5         3        2
      20+              0         0         0         0         0        0
      ===================================================================

Surrender charges for GS-2 are assessed per thousand of face amount. The surrender charges reflected in the projection are:


       ========================================================
           GS-2 Surrender Charge Per Thousand of Face Amount
       --------------------------------------------------------
       Policy    Issue   Issue   Issue   Issue   Issue   Issue
       Year      Age 17  Age 22  Age 27  Age 32  Age 37  Age 44
       --------------------------------------------------------
       1-5       $15.00  $16.00  $17.00  $20.00  $23.00  $26.00
         6        14.50   15.50   16.50   19.50   22.25   25.25
         7        14.25   15.25   16.25   18.75   21.50   24.50
         8        13.75   14.75   15.75   18.25   20.50   23.50
         9        13.50   14.50   15.50   17.50   19.75   22.75
        10        13.00   14.00   15.00   17.00   19.00   22.00
        11        12.25   13.00   13.75   15.25   16.75   19.00
        12        11.50   12.00   12.50   13.50   14.50   16.00
        13        10.75   11.00   11.25   11.75   12.25   13.00
        14        10.00   10.00   10.00   10.00   10.00   10.00
        15+        0.00    0.00    0.00    0.00    0.00    0.00
        =======================================================

Surrender charges for GS-4 are assessed per thousand of face amount. The surrender charges reflected in the projection are:

================================================================================
               GS-4 Surrender Charge Per Thousand of Face Amount
--------------------------------------------------------------------------------
            Issue Ages
Policy Year  17, 22   Issue Age 27  Issue Age 32  Issue Age 37  Issue Age 42
--------------------------------------------------------------------------------
      1        $12.00     $13.00        $14.60        $16.40        $19.00
   2-10         10.80      11.70         13.14         14.76         17.10
     11          9.60      10.40         11.68         13.12         15.20
     12          7.20       7.80          8.76          9.84         11.40
     13          4.80       5.20          5.84          6.56          7.60
     14          2.40       2.60          2.92          3.28          3.80
     15+         0.00       0.00          0.00          0.00          0.00
================================================================================

GS-4 surrender charges are the same for smokers and non-smokers. GS-4 surrender charges are constrained such that the resulting surrender value at the end of a policy year is at least the product of:

          .    Number of years inforce
          .    1/12 the premium paid in the past year.

Lapses

Base lapse rates were developed after reviewing recent company experience for each interest sensitive plan. The base lapse rates used in the projections varied by plan, issue age and duration and are summarized below:

         ============================================================
                               Base Lapse Rates
                                  Plan:  GS-1
         ------------------------------------------------------------
                        Issue Age   Issue Age   Issue Age   Issue Age
         Policy Year      17,22         27          32        37,42
         ------------------------------------------------------------
                1            35%         33%         29%         25%
                2            25          22          20          15
                3            20          20          18          14
                4            18          18          17          14
                5            17          17          16          13
                6            16          16          15          12
                7            15          15          14          11
                8            15          15          14          10
                9            14          14          13           9
               10            13          13          12           8
               11            11          11          10           8
               12+           10          10           9           8
         ============================================================

      ====================================================================
                                  Plan:  GS-2
      --------------------------------------------------------------------
      Policy  Issue Age  Issue Age   Issue Age   Issue Age   Issue Age
       Year     17,22        27          32          37          42
      --------------------------------------------------------------------
         1       36%         31%         27%         22%         22%
         2       28          25          20          15          15
         3       22          20          15          14          14
         4       18          15          13          13          13
         5       15          14          12          12          12
         6       14          13          12          11          11
         7       13          12          12          10          10
         8       13          11          12          10          10
         9       12          10          11          10          10
        10       11          10          11          10          10
        11       10          10          10           9           9
        12+       9          10           9           9           9
      ====================================================================




      ====================================================================
                                  Plan:  GS-4
      --------------------------------------------------------------------
      Policy    Issue Age    Issue Age   Issue Age   Issue Age   Issue Age
       Year       17,22          27          32          37          42
      --------------------------------------------------------------------
         1         33.0%        31.0%       27.0%       23.0%       20%
         2         23.0         21.0        17.0        13.0        11
         3         18.0         15.5        12.0        10.0         9
         4         15.5         14.0        10.5         8.5         8
         5         13.5         12.0        10.0         8.5         8
         6         12.0         11.5         9.5         8.5         8
         7         11.5         11.0         9.5         8.5         8
         8         11.0         10.5         9.0         8.5         8
         9         10.5         10.0         9.0         8.0         8
        10         10.0          9.5         9.0         8.0         8
        11          9.5          9.0         8.5         8.0         8
        12+         9.0          9.0         8.5         8.0         8
      ===================================================================

Interest Sensitive Lapses

We have adjusted the base lapses by the following formula to reflect the sensitivity of lapses to changing interest rate environments:


Increment to Base Lapse:

                                Cash Value    /2/
                         1 -    ----------
                               Account Value
      1.5 [(MR  -  CR) -       ------------- ]
                                    4

where
      MR = market or competitors rate
      CR = credited rate

The above formula is constrained so that (1) total lapses will not exceed 50% and (2) the increment to base lapses are not less than minus 2%.

The above is less sensitive to interest changes than many Universal Life products because of the government allotment mode of collection generally used. We believe that the nature of these sales to military personnel will make overall lapses less sensitive to the interest rate than many other life policies.


Premium Suspension

                ===================
                Year    GS-2   GS-4
                -------------------
                 1       0%     0%
                2-6      5      1
                7-19     5      2
                20+      5      0
                ===================

Credited Interest Rates

GS-1 guarantees (cumulatively) 6% for ten years and 4% thereafter. GS-2 and GS-4 guarantee 4% interest. Each contract may credit excess interest at the company's discretion. The credited rate for GS-1 is guaranteed for a policy year. For GS-4 the excess interest is applied after an initial corridor of $500 of account value. At June 30, 1996 the credited interest rate for inforce business was:

          GS-1:          6.00%
          GS-2:          6.25%
          GS-4:          7.00% (7.50% for first year)

The company's crediting strategy will be to generally credit a rate at a spread below the net earned rate on the portfolio. For projection purposes, we set the credited rate for the upcoming year based on the portfolio net earned rate of the prior year-end. The credited to earned spread targeted is:

          GS-1:          150 basis points
          GS-2:          125 basis points
          GS-4:          125 basis points

The spreads are constrained such that they will never be more than 200 basis points above or less than 100 basis points below that of competitors' rates. Competitors' rates are defined as five year treasuries.


Persistency Bonus

GS-1 and GS-2 issues after June 1991 are projected to pay a non-guaranteed bonus payable beginning in the 16th policy anniversary and continuing until the later of age 70 or the 20th policy anniversary if the policy is inforce and premium paying. This bonus level is a predefined function by age and duration.

For GS-1 and GS-2 issues before July 1991, PDI is planning no bonus.

GS-4 is projected to pay a non-guaranteed bonus at the 20th policy anniversary and at age 65. The bonus rate for the 20th policy anniversary accumulates at 2%. A second non-guaranteed bonus accumulates at 2% for 20 years and 4% subsequently until age 65. This second bonus is transferred to the account value at 20% at age 60, 40% of remaining at age 62 and 100% of remaining at age 65.


Expenses

Expense assumptions were based on recent pricing expenses as developed by
Providian:

     Acquisition and Issue:      20% of annualized premium plus $65/policy
     Per Policy Maintenance:     $48 per policy plus 2% of premium
     Premium Tax:                3% of premium
     NCOA Fees:                  1% of premium

The per policy maintenance expense was assumed to inflate at 3% per year. No per policy expenses were assumed separately on the spouse rider.


Commissions

Commission for the UL business reflects agent, area manager and regional manager commissions, performance bonuses, deferred compensation and miscellaneous benefit costs. Commissions are paid on all premiums in the first three policy years. The second and third year commission is based on the annualized 13th month and 25th month premium respectively. The percent of premium commission reflected in the projections is:

     ====================================================================
                       GS-1, GS-2             GS-1, GS-2
     Policy Year  (Issues Before 1994)*   (Issues After 1993)
     --------------------------------------------------------------------
          1                 82.6%                84.0%
          2                 22.7                 10.0
          3                 16.8                    0
          4+                 0.0                    0
     ====================================================================

     *NOTE: creates no commission in the projection

================================================================================
                                     GS-4
--------------------------------------------------------------------------------
                                               Percent of           Percent of
          Percent of       Percent of          Annualized           Annualized
 Year   Target Premium   Excess Premium      Target Premium       Excess Premium
--------------------------------------------------------------------------------
  1          12%              2.7%                69%                 29.75%
  2           0                 0                 10%                   3.3%
  3           0                 0                  0                      0
================================================================================


Inherent Benefits

The interest sensitive policies provide the policyholder with waiver of premium or monthly deduction, option to buy additional insurance, child's term insurance, a premium deposit fund, PCS, POW/MIA coverage and a Military Service Benefit. There is no additional explicit premium or cost of insurance charge assessed to provide for the cost of these benefits. The most costly of these benefits is estimated to be the Military Service Benefit. This rider will pay the policyholder 50% of the base policy face amount if the insured dies while serving in the U.S. Armed Forces. This rider was introduced in 1991. We have reflected an assumed cost of this benefit for all business issued after August 8, 1990, equal to $0.077 per thousand of face amount.


Policy Loans

Policy loans were provided by PDI for each policy. A portion of the loans are APL (Automatic Premium Loans). We assumed the initial utilization rate equal to actual. This consists of 75% related to cash value and 25% related to premium level. We assumed future utilization will grade to 50% cash value related loans and 50% premium related loans.


Policy loans earn 100 basis points above the credited rate.

Deposit Fund and Dividend Accumulation Assumptions

Deposit Funds

We projected $55.2 million of deposit funds as of June 30, 1996 ($53.0 million in ALIC and $2.2 million in PLIC). ALIC and PLIC policyholders are allowed to make deposits to or withdrawals from these funds. The aggregate outstanding balance is increased for deposits and credited interest and decreased for withdrawals.

New deposits have been $14-15 million per year for ALIC and $.6 million per year for PLIC. To project a closed block of business we assumed $14.0 million deposited for ALIC and $.6 million for PLIC in the first projection year, each decreasing by 10% per year.

The interest credited rate varies based on the underlying insurance product to which the funds are attached. We assumed this to be 6.25% at June 1996. Future credited rate on deposit funds are based on the net earned rate less a spread. The targeted spread is 150 basis points.

Withdrawals are charged the amount of interest credited for the calendar year. Therefore, for the projections, we assumed withdrawals in a calendar year lose an average of one-half year's interest.

We used a base withdrawal rate of 29% and an interest sensitive adjustment of

                                   (MR - CR)

           where both MR and CR are defined as for the GS-2 product.

No expenses are applied to the deposit funds as all expenses are allocated to the life products.


Dividend Accumulations

We projected $18.5 million of dividend accumulations as of June 30, 1996 ($17.8 million in ALIC and $.7 million in PLIC). We assumed a base lapse of 7% of the beginning of the year dividend accumulation is surrendered each year. We added an interest sensitive lapse rate equal to (MR -CR) as defined above.

We assumed dividend accumulations are increased by 60% of dividends paid each year plus interest credited. The initial interest credited rate to dividend accumulation is 5.5%. We assumed a 200 basis point spread to the net earned rate would be used in the projection.

No expenses are applied to the dividend accumulation as all expenses are allocated to the life products.

Old Military and Other Traditional Life Assumptions

The Traditional Life Insurance model consists of three major blocks: military, direct response, and extended term. Table VI-1 summarizes the model plans used in our projections. Table VI-2 compares model amounts to actual as of June 30, 1996 for annualized premiums, face amount and statutory reserves.

The traditional military segment inforce is dominated by a participating whole life product known as the Career Option plan which represents nearly $94.5 million of the $138.4 million of reserves modelled. Dividends per thousand dollars of face amount have been frozen on this product since the later of 1990 or the fifth policy anniversary.

This block includes spouse riders attached to military traditional policies. The spouse rider provides decreasing term insurance with a level premium. This same product is also attached to the interest sensitive products and is discussed in
Section V of this report. The riders attached to interest sensitive products are not included in this block.

In addition to the plans listed in Table VI-1, the military segment includes paid-up additions, reduced paid-up insurance and one year term (OYT) insurance riders. The one year term rider attaches to policies with a ten year term rider. When the ten year term expires, the policyholder may continue a level amount of coverage with the OYT rider. These three plans currently consist of $150.8 million of face amount and $6.3 million of reserve.

The majority of the inforce for the direct response group consists of graded benefit whole life products and a level premium decreasing term plan known as the Family Security plan. The business was issued primarily on a guaranteed issue basis.

==============================================================================
                                  Table VI-1
                        Academy Life Insurance Company
                       Traditional Life Insurance Model
------------------------------------------------------------------------------
 Model     Academy
 Plan     Plan Code        Description                          Model Ages
------------------------------------------------------------------------------
                                   Military
------------------------------------------------------------------------------
AL01     130-141-U25  Spouse Rider                         17,22,27,32,37,42
AL02     130-163-U04  Mod 70 Whole Life                      22,32,42,52,57
AL03     130-166-U01  Non Par Whole Life                       22,32,42,52
AL04     13A-1C6-TO1  Non Par Whole Life - 80 CSO          22,37,47,52,57,65
AL05     130-163-U33  Mortgage Term -25 Years                  27,32,37,42
AL06     130-141-V32  Family Insurance Rider                   17,27,37,47
AL11     13B-1C3-T25  Spouse Rider - 80 CSO                17,22,27,32,37,42
AL12     13O-143-U27  6th Dividend Option               7,17,22,27,32,37,42,47
AL15     120-143-U16  Career Option Plan (COP)             12,22,27,32,37,42
AL16     120-143-U22  Career Option Plan (CXP)          7,17,22,27,32,37,42,47
AL17     12A-1C3-T22  Career Option Plan - 80 CSO           7,17,22,27,32,37
AL18     12A-1C3-T23  Career Option Plan (CPA)              7,17,22,27,32,37
AL19     130-141-U23  Children's Term Rider                        7
AL21     13A-1B3-T92  Step Term Rider                          27,32,37,43
------------------------------------------------------------------------------
                                Direct Response
------------------------------------------------------------------------------
AL07     13S-183-U48  Graded Benefit Whole Life (GBWL)        45,54,63,70
AL08     13S-181-U85  Family Security Plan                 47,51,57,61,67,72
AL09     13S-183-U80  GBWL with Excess Interest               45,52,62,70
AL13     13A-189-U93  Money Back E95 - High CV             22,27,32,37,42,50
------------------------------------------------------------------------------
AL24                        EXTENDED TERM INSURANCE          Attained Age
------------------------------------------------------------------------------
AL25                              Paid-up/RPU                Attained Age
------------------------------------------------------------------------------
AL26                          One Year Term Rider            Attained Age
==============================================================================

===============================================================================
                                  Table VI-2
                   Reconciliation of Traditional Life Model
                              As of June 30, 1996
                           (in thousands of dollars)
-------------------------------------------------------------------------------
                           Model           Actual       Model To Actual
-------------------------------------------------------------------------------
Traditional Military
--------------------
Annualized Premiums        15,146           15,266            99.21%
Statutory Reserves        113,425          112,607           100.73
-------------------------------------------------------------------------------
Direct Response
---------------
Annualized Premiums         3,970            3,974            99.90%
Statutory Reserves         16,116           15,325           106.16
-------------------------------------------------------------------------------
Total
-----
Annualized Premiums        19,116           19,240            99.36%
Statutory Reserves        129,541          127,932           101.26
Face Amount             1,647,405        1,745,457            94.38*
===============================================================================

* Actual face amounts received on tape were at original rather than current levels for some plans. Therefore the "actual" is overstated.

We projected $11.1 million of reserve and $146.6 million of face amount as of June 30, 1996 for extended term insurance (ETI).

Mortality
---------

The following sections summarize the mortality assumptions for the traditional life block.

A. Model Plans: AL01, AL11 (Spouse Rider)
   --------------------------------------

   The following scaling factors are applied to 1975-80 Select and Ultimate Male or Female ALB Table:

   Issue Ages 17, 22:       120% in policy years 1 through 5, grading
                            linearly to 100% in years 10 and later.
   Issue Age 27:            105% in policy years 1 through 5, grading
                            linearly to 100% in years 10 and later.
   Issue Ages 32, 37, 42:   95% in policy years 1 through 5, grading
                            linearly to 100% in years 10 and later.

B.   Model Plans: AL02, AL03, AL04, AL05, AL12, AL15, AL16, AL17, AL18, AL19,
     AL21 (Military)

     125% of the 1975-80 Select and Ultimate Male and Female ANB for policy years 1 through 5, grading linearly to 100% in years 10 and later. In addition to the above, we added .154 per thousand of net amount at risk each year to reflect war risk.

C.   Model Plan: AL06 (Family Insurance Rider)

     125% of the 1975-80 Select and Ultimate Male and Female ANB for policy years 1 through 5, grading linearly to 100% in years 10 and later.

D.   Model Plans: AL07, AL08, AL09, AL13 (Direct Response)

     The following scaling factors are applied to 1969-71 U.S. White Male Population Table:

                               =================
                               Issue Age  Scaler
                               -----------------
                                  0-49     130
                                 50-59     120
                                 60-69      90
                                 70+        80
                               ==================

E.   Paid Up, RPU, OYT

     100% of the 1975-80 Ultimate Male ANB Table

F.   Extended Term

     100% of the CET Table.

Lapses
------

The following tables summarize lapse assumptions.

A. Military - Model Plans: AL01, AL02, AL03, AL04, AL05, AL06, AL11, AL12, AL15, AL16, AL17, AL18, AL19, AL21

          =======================================
                               Issue Ages
                       --------------------------
          Policy Year  0-24   25-29   30-34   35+
          ---------------------------------------
              1*       18%    16%     14%     12%
              2*       15     14      12      11
              3*       15     14      12      10
              4*       14     13      11      10
              5*       14     13      11       9
              6+       13     12      10       9
          =======================================

               *  minimal exposure

B.   Direct Response

          ==================================
                            Model Plan
                       ---------------------
          Policy Year  AL08   AL07,AL09,AL13
          ----------------------------------
          All          10%         5%
          ==================================

C.   Paid Up Additions, One Year Term

          10% in all years.

Expenses
--------

A.   Military Policies: Model Plans: AL02, AL03, AL04, AL05, AL15, AL16, AL17,
     AL18

     $43.71 per policy

B.   Direct Response - Model Plans: AL07, AL08, AL09, AL13

     $18.63 per policy

C.   Extended Term, RPU

     $10 per policy

     All per policy expenses assume inflation of 3% per year. No per policy expenses are assumed on riders. All lines assume 3% premium tax.

Commissions
-----------

A. Model Plans: AL01, AL02, AL03, AL04, AL06, AL11, AL12, AL15, AL16, AL17, AL17, AL19, AL21



          =========================      =========================
          Issues Prior to 4/1/87/2/      Issues After 3/31/87/1,3/
          -------------------------      -------------------------
          Policy Year         Rate       Policy Year         Rate
          -------------------------      -------------------------
               1               90%            1             82.6%
              2-10              7             2             22.7
              11+             3.5             3             16.8
                                             4+                0
           ========================       ========================

B.   Model Plan: AL05/1/

          =========================      =======================
          Issues Prior to 4/1/87/1/      Issues After 3/31/87/2/
          -------------------------      -----------------------
          Policy Year         Rate       Policy Year       Rate
          -------------------------      -----------------------
               1               50%            1           82.6%
              2-10              5             2           22.7
              11+               0             3           16.8
                                             4+              0
          =========================      =======================

Modal Distribution
------------------

100% monthly

Dividends
---------

Plans AL15, AL16, AL17, AL18 dividends remain at the current level.

Investment Income
-----------------

Investment income was calculated based upon investments allocated to PDI, along with a new money assumption on cash flow. The starting portfolio yield, before policy loans, is 8.00% gross effective. The gross effective yield on new money is 7.61%. Policy loans at June 30, 1996 were $24.2 million earnings 5.74%. We assumed policy loans remained a constant percentage of reserves. Asset assumptions are detailed in Appendix A.

-----------------
/2/  Model uses 7/1/87 break date

/3/  Creates no commission in the projection

Health Assumptions
------------------

The Military Health consists primarily of CHAMPUS Supplement plans sold to members of the NCOA. It includes Medicare Supplement plans used as conversions from CHAMPUS. A small old block of Direct Response Health consisting of HIP and other supplemental plans is included here.

Because of the size of these blocks, we projected them in aggregate. The following table summarizes the initial validation points and assumptions used:

================================================================================
                                                CHAMPUS                Old
                                         & Medicare Supplement   Direct Response
                                         ---------------------------------------
                                                    (in millions)
--------------------------------------------------------------------------------
Annualized Premium Inforce                     $13.0                  $ 1.3
--------------------------------------------------------------------------------
Initial UPR                                      1.9                     .2
--------------------------------------------------------------------------------
Initial Claim Reserve                            3.3                     .4
--------------------------------------------------------------------------------
Initial Additional Reserve                        --                     --
--------------------------------------------------------------------------------
Initial Incurred Loss Ratio                     71.0%                  61.3%
================================================================================

The CHAMPUS and Medicare Supplement are assumed to have:

 .    Lapses at 22% first projection year and 20% thereafter (net of rate increases). Lapse rates are assumed to remain at current experience levels due to the implementation of the TRICARE program.

 .    A level ultimate loss ratio of 68.3% in all years reflecting rate increases sufficient to offset trending. Trending of premiums and claims was assumed to be 4% (2% inflationary and 2% utilization and cumulative antiselection).

 .    Commissions of .3% of premium

 .    Expenses of $30 per policy inflated at 3% plus 3% of premium.

The Old Direct Response are assumed to have:

 .    Lapses at 17% level

 .    A loss ratio slope equal to 61% increasing by .5% per year to reflect utilization and aging.

 .    Commissions of .3% of premium

 .    Expenses of $20 per policy inflated at 3% plus 3% of premium.

Other Business Assumptions
--------------------------

Bollinger -- Academy also contains some Student Life, Accident and Health business sold by the C.W. Bollinger Agency and administered by the agency. Health rates are set and revised by the Bollinger Agency. On the Health, ALIC receives a based projected profit of 6% (before expenses) and a profit sharing arrangement for amounts above 6% based on the following profit sharing formula:

     2/3 x  [94% of earned premium - claims - commissions]

The Student Life block is level term to age 21 at which point the policyholder may convert to LPU 65. We projected the Bollinger Health business using a level premium for 10 years and the Life business with a net 2% annual decrease in premium for 10 years. This is a group projection approach which we used where it is difficult to distinguish between new and existing business.

We projected both the health and life claims and expenses consistent with recent experience. This produces annual profit margins as a percent of premium of 6.3% for health and about 74% for life.

Future Issues
-------------

New business production was supplied by PDI and is assumed to be:

          ===========================================
                 Year Ending    $ Millions of Premium
          -------------------------------------------
          Life      6/97                 $12.9
                    6/98                  14.8
                    6/99                  17.0
                    6/00                  18.7
          -------------------------------------------
          Health  All years                 .2
          ===========================================

Years after 2000 assume 5% annual growth in production. The life new issues consist of 23% GS-1 and 77% GS-4. The health new business is based on recent CHAMPUS Supplement pricing.

Miscellaneous Reserves
----------------------

We did not project $5.3 million of miscellaneous direct reserves. These reserves represent business shown in Exhibit 8, Sections B through G, and includes $1.6 million of annuities.

                                  APPENDIX D
                                  ----------

                         Providian Capital Management
                       Summary of Models and Assumptions
                       ---------------------------------

Summary of Current Inforce
--------------------------

The following table summarizes the modeled inforce, based on seriatim data provided by Providian. Additional detail for the individual deferred annuity model is provided on the following page. The PCM liabilities were projected for a thirty-year period.

=============================================================================================
                                  PCM Inforce
                              As of June 30, 1996
                              -------------------
                              (dollars in millions)
---------------------------------------------------------------------------------------------
                                            Account                    Statutory      Face
Line of Business                 Count       Value       Cash Value     Reserve      Amount
---------------------------------------------------------------------------------------------
Individual
----------
Deferred Annuity
 .  General Account             101,403     $ 2,624.7      $ 2,579.2    $ 2,624.7        --
 .  Separate Account              5,777         222.4          215.4        222.5        --
Single Premium Life
 .  General Account              14,342         676.3          671.1        676.3    $1,086.0
 .  Separate Account                505          18.5           18.4         18.5        36.6
Vanguard Annuity                31,000       1,655.5        1,655.5      1,657.1        --
MVP                              4,700         209.8          206.1        209.8        --
SPIA                                --            --             --      1,498.8        --
NASL                            22,945         598.3          575.9        581.8        --
---------------------------------------------------------------------------------------------
Group
-----
GIC
 .  Fixed Rate                       --     $ 3,825.5      $ 3,825.5    $ 3,825.5        --
 .  Floating Rate                    --       2,119.6        2,119.6      2,119.6        --
TRAC                                --         804.3          804.3        804.3        --
---------------------------------------------------------------------------------------------
Off - Balance Sheet
-------------------
Trust GIC                           --     $12,473.1      $12,473.1    $    21.2        --
---------------------------------------------------------------------------------------------
Subtotals
---------
General Account Liability                                              $11,326.7
Modified S.A. Liability                                                  1,014.1
Separate Account Liability                                               1,898.1
Off-Balance Sheet Liability                                                 21.2
=============================================================================================

Inforce amounts for the individual deferred annuity model were split by duration from issue, sex, guarantee period and decennial age group, beginning at central age 25 and ending at age 75. Payments, on fixed GICs were projected on a seriatim basis. Payments by contract on the individual SPIA block of business were provided by Providian.

                                                    Providian Corp
                                    Retail and Variable Annuities as of 06/30/1996
                                                                                     Variable       Variable
Company              Model              Policy        General          Cash           Account         Cash
Code                 Plan                Count     Account Value       Value           Value          Value
--------------------------------------------------------------------------------------------------------------
NHL        01  -  MVP                     4,700      209,812,089     206,078,357              0              0
           02  -  Personal 2000           8,343      191,246,141     188,317,608              0              0
           03  -  Personal 2000 Plus     30,449      693,982,569     679,429,051              0              0
           04  -  PVN Flex Plus          18,372      461,607,949     439,293,609              0              0
           05  -  Special Offer Prod      1,613       65,685,236      65,685,236              0              0
           06  -  Personal 1 & 3          6,892      202,306,029     201,623,938              0              0
           07  -  SPDA Personal Ind      25,561      860,790,436     857,595,437              0              0
           08  -  SPL Floor Product       4,326      193,343,031     158,084,977              0              0
           09  -  Pacer Annuity             551          874,943         871,003     26,471,773     26,378,715
           10  -  Pacer Life                505       24,282,566      20,365,001              0              0
           11  -  PVN Advisor's Edge        463          705,066         700,397     39,903,683     39,903,683
           12  -  PVN Marquee A             423       10,268,007      10,270,954      4,300,234      4,300,234
           13  -  PVN Marquee B           1,819        6,180,752       5,875,957    108,245,612    102,515,129
           14  -  PVN PRISM A             1,434       28,783,940      28,779,205     10,565,596     10,565,596
           15  -  PVN PRISM B             1,111        1,178,345       1,122,879     32,916,932     31,686,044
           16  -  IRA                     2,706       24,821,639      24,821,639              0              0
           17  -  SPL Index Product      10,016      477,157,956     380,173,696              0              0
                                        -------    -------------   -------------    -----------    -----------
                                        119,284    3,453,026,693   3,269,088,945    222,403,830    215,349,401
                                        =======    =============   =============    ===========    ===========

NNY        06  -  Personal 1 & 3          2,699       75,458,177      74,048,881              0              0
           07  -  SPDA Personal Ind          44          836,503         801,993              0              0
                                        -------    -------------   -------------    -----------    -----------
                                          2,743       76,294,680      74,850,874              0              0
                                        =======    =============   =============    ===========    ===========

                                        =======    =============   =============    ===========    ===========
                                        122,027    3,529,321,373   3,343,939,819    222,403,830    215,349,401
                                        =======    =============   =============    ===========    ===========

                                                          Previous                       Market      Average
Company              Model                Insurance         Year           Loan          Value       Credited
 Code                Plan                  Amount          Premium        Balance      Adjustment      Rate
-------------------------------------------------------------------------------------------------------------
NHL        01  -  MVP                               0      1,513,718              0      699,230        6.77%
           02  -  Personal 2000                     0        933,310              0            0        5.01%
           03  -  Personal 2000 Plus                0      4,627,884              0            0        5.02%
           04  -  PVN Flex Plus                     0      5,603,664              0            0        5.11%
           05  -  Special Offer Prod                0         59,793              0            0        5.50%
           06  -  Personal 1 & 3                    0        202,856              0            0        5.00%
           07  -  SPDA Personal Ind                 0        535,747              0     -121,259        5.55%
           08  -  SPL Floor Product       308,899,774              0     34,869,889            0        4.50%
           09  -  Pacer Annuity                     0         76,465              0            0        0.00%
           10  -  Pacer Life               48,037,835              0      3,776,491            0        5.00%
           11  -  PVN Advisor's Edge                0     31,208,532              0       -2,956        0.00%
           12  -  PVN Marquee A                     0     10,547,143              0        3,958        0.00%
           13  -  PVN Marquee B                     0     81,161,438              0        5,239        0.00%
           14  -  PVN PRISM A                       0      7,637,482              0       -2,981        0.00%
           15  -  PVN PRISM B                       0      5,679,459              0       -2,286        0.00%
           16  -  IRA                               0        202,687              0            0        5.02%
           17  -  SPL Index Product       765,669,169              0     95,707,914            0        4.44%
                                        -------------    -----------    -----------      -------        -----
                                        1,122,606,778    149,990,179    134,354,294      578,945        5.10%
                                        =============    ===========    ===========      =======        =====

NNY        06  -  Personal 1 & 3                    0              0              0            0        5.07%
           07  -  SPDA Personal Ind                 0        193,361              0            0        5.18%
                                        -------------    -----------    -----------      -------        -----
                                                    0        193,361              0            0        5.07%
                                        =============    ===========    ===========      =======        =====

                                        =============    ===========    ===========      =======        =====
                                        1,122,606,778    150,183,539    134,354,294      578,945        5.10%
                                        =============    ===========    ===========      =======        =====

  The following major product lines comprise the insurance operations of PCM.

  Individual Annuities: Individual SPDA's consist primarily of general account funds. Most of the products inforce contain either bailout provisions or guaranteed rates tied to various indexes. PCM has recently shifted production to variable annuity products, and offers both no-load products, sold through independent financial advisors, and front-end commission products. PCM has an affiliation with the Vanguard mutual fund group under which Vanguard markets and administers low load variable annuity business through Providian Life.

  Payout Annuities: This block consists of structured settlements, pension buy out blocks, and retail immediate annuities. Benefits are locked in at issue.

  Guaranteed Investment Contracts (GIC): PCM has large blocks of fixed-rate and floating-rate GICs in force, and continues to market these products actively. Fixed rate contracts typically have scheduled payments and maturity dates, with limited withdrawal facilities. Floating rate contracts can be surrendered at any time, subject to a 90-day to 180-day delay after notification. Historically, the practice in PCM has been to enter into fixed-for-floating swap contracts against each fixed rate contract, or block of contracts, in order to create a net floating rate liability. TRAC is a unique GIC marketed by PCM which guarantees an index return, either Shearson-Lehman bond index or S&P 500 equity index, plus a 10bp to 25bp enhancement. PCM enters into swap and futures contracts to convert these guarantees to floating interest rate liabilities, as well.

  Trust GIC (Synthetic GIC): PCM enters into contracts with pension funds to guarantee book value benefit responsive payments for the fund in exchange for an annual fee of 12bp to 15 bp. Assets are retained by the pension fund and do not appear on Providian's balance sheet. The contracts are structured so that PCM believed its risk exposure is extremely limited, but the pension fund is allowed to maintain book value accounting.

  Single Premium Life: This block consists of products sold primarily in the late 1980's. The cost of mortality for most of the block is covered through additional spread. Much of the block has credited rates tied to external indexes.

  North American Security Life (NASL): In 1995, PCM purchased the general account portion of NASL's variable annuity products. The block is a mixture of one-year guarantee bonds and MVA products with guarantees primarily of six years. PCM maintains an on-going relationship with NASL, and receives the general account portions of the new sales.

Future Production
-----------------

The following table summarizes future PCM production amounts, as provided by Providian.

=================================================================
                       Production Amounts
                       ------------------
                          (in millions)
-----------------------------------------------------------------
Line & Business               1996    1997    1998   1999 & Later
-----------------------------------------------------------------
Floating GIC                 $  385  $  150  $  150     $  150
Fixed GIC (5 year bullet)     1,287   1,148     901        865
TRAC                            230     200     200        200
SPDA (Tax Smart)                 50     250     350        450
NASL                            150     150     150        150
SPIA                            150     175     200        250
Vanguard                        500     600     700        800
Advisors Edge                    75     250     350        450
Marquee                         165     280     450        575
Trust GIC                     2,330   2,500   2,500      2,500
==================================================================

Lapse Rates
-----------

Lapse rates are based on a comparison of June 30, 1995 and June 30, 1996 inforce tapes and on internal company studies. Lapse assumptions are summarized as follows:

===================================================================================================================================
                                                          Base Lapse Rate
------------------------------------------------------------------------------------------------------------------------------------
                           Providian                                         Marquee/2/  Prism/2/
                 Personal  Flex Plus,                                        ----------  --------
  Policy          2000/     Special    SPDA          Pacer    Pacer Advisor's                                               Tax
 Duration  MVP   Plus/1/     Offer   Personal  SPL  Annuity   Life    Edge    A     B    A     B   IRA   Vanguard   NASL    Smart
------------------------------------------------------------------------------------------------------------------------------------
   1      3%     5%         5%         4%      6%      4%       5%      4%     4%    4%    4%   4%   15%    6%       15%      3%
------------------------------------------------------------------------------------------------------------------------------------
   2      3%     6%         5%         5%      6%      4%       5%      5%     5%    5%    5%   5%   15%    7%       15%      4%
------------------------------------------------------------------------------------------------------------------------------------
   3      3%     7%         5%         6%      6%      4%       5%      6%     6%    6%    6%   6%   15%    8%       15%      4%
------------------------------------------------------------------------------------------------------------------------------------
   4      3%     8%         5%         6%      6%      4%       5%      7%     7%    7%    7%   7%   15%    9%       15%      5%
------------------------------------------------------------------------------------------------------------------------------------
   5      3%     9%         5%         6%      6%      4%       5%      8%     8%    8%    8%   8%   15%   10%       15%      8%
------------------------------------------------------------------------------------------------------------------------------------
   6      3%    25%         5%         6%      6%      4%       5%      9%     9%    9%    9%   9%   15%   11%       15%     30%
------------------------------------------------------------------------------------------------------------------------------------
   7     50%    20%         5%        25%      6%     35%       5%     10%    10%   20%   10%  20%   15%   12%       15%     20%
------------------------------------------------------------------------------------------------------------------------------------
   8    12%     12%        30%        20%      6%     25%       5%     10%    11%   15%   11%  15%   15%   12%       15%     15%
------------------------------------------------------------------------------------------------------------------------------------
   9    12%     12%        25%        12%      6%     12%       5%     10%    12%   12%   12%  12%   15%   12%       15%     15%
------------------------------------------------------------------------------------------------------------------------------------
  10    12%     12%        12%        12%      6%     12%       5%     10%    12%   12%   12%  12%   15%   12%       15%     15%
------------------------------------------------------------------------------------------------------------------------------------
  11    12%     12%        12%        12%      6%     12%       5%     10%    12%   12%   12%  12%   15%   12%       15%     15%
------------------------------------------------------------------------------------------------------------------------------------
  12+   12%     12%        12%        12%      6%     12%       5%     10%    12%   12%   12%  12%   15%   12%       15%     15%
===================================================================================================================================

--------------

   /1/ Duration 5 and later business has already pierced the bailout and exhibited shock lapses. Therefore, the lapse assumption on this business in durations 6 and 7 is assumed to be 15%.

  /2/ Lapse rates on the GEO option, which does not allow surrender during each five year period, are as follows: 0%, 0%, 0%, 0%, 27%, 0%, 0%, 0%, 0%, 44% (52% on B units), and 12% annually thereafter.

  The above lapse rates are subject to the following interest sensitive lapse adjustment, as a percent:

                                                                SC
       Z x (MR - CR - SC/4)/2/        if MR (greater than) CR + --
                                                                4

                                                                            SC
                            0         if CR (less than) MR (less than) CR + --
                                                                            4

             -Z x (MR - CR)/2/        if MR (less than) CR
     where, MR  =  The market competitor rate, as a percent.
            CR  =  The current credited rate, as a percent.
            SC  =  The surrender charge, as a percent of account value.
            Z   =  2 for deferred annuities
                =  1 for SPWL
                =  0 for separate account funds and GEO
                =  0 for group annuities

Lapse rates are subject to a maximum of 75% for deferred annuities. Lapse rates are subject to a minimum of one-half the base rate. No interest sensitive adjustment is assumed for separate account funds.

Lapse rates on group funds as summarized below.



                              Lapse Rates - Group
          ==========================================================
          Floating Rate GIC            12%
          ----------------------------------------------------------
          Fixed Rate GIC               100% at end of term;
                                       scheduled payments; 3.5%
                                       benefit responsive payments
          ----------------------------------------------------------
          TRAC                         100% at end of term
          ----------------------------------------------------------
          Trust GIC                    15%
          ==========================================================

Partial Withdrawal Rates
------------------------

Free partial withdrawal utilization is assumed to be 10% of the maximum free partial withdrawal amounts available during the surrender charge period. Free partial withdrawal provisions are summarized below.

================================================================================
                     Free Partial Withdrawal Provisions
--------------------------------------------------------------------------------
               Product                                    Type
--------------------------------------------------------------------------------
MVP, Personal 2000,                       10% of Account Value Each Policy Year
 Personal 2000 Plus, SPL, Tax Smart
--------------------------------------------------------------------------------
Providian Flex Plus,                      15% of Account Value Each Policy Year
 Special Offer Product
--------------------------------------------------------------------------------
SPDA Personal 1,3, SPDA                   10% of Account Value Each Policy Year,
 Index                                    Cumulative
================================================================================

The NASL block is assumed to exhibit partial withdrawals of 2% of account value each year.


Premium Suspension
------------------

Projected premiums are based on renewal premiums paid in the twelve months ending June 30, 1996. Premium suspension of 5% per year is applied going forward.


Mortality
---------

Mortality as deferred annuities is assumed to equal 100% of the 1983 Basic table.

Mortality rates for SPL are assumed to equal 100% of the 1975-1980 Select and Ultimate table.

Mortality rates on SPIA business are equal to the GAAP mortality assumption.


Expenses
--------

Unit expense allowables are based on internal Company studies, as follows:


====================================================================================================
                                 Unit Expense Allowables
----------------------------------------------------------------------------------------------------
    Line of Business                   Maintenance                         Acquisition
----------------------------------------------------------------------------------------------------
Individual
  Deferred annuity and SPL       $45 per policy                   $100 per policy, 1.5% of premium
  Variable annuity               $60 per policy                   $130 per policy, 1.5% of premium
  Payout annuity                 18 bp of reserve                 145 bp of premium
  Vanguard                       3 bp of fund                     $0
Group
  GIC, TRAC                      4.5 bp of account value          50 bp of premium
  Trust GIC                      1.5 bp of account value          15 bp of premium
====================================================================================================

Expense allowances paid to NASL under the reinsurance agreement in place are 15 bp of account value maintenance and 28 bp of premium acquisition. In addition, there is a $30 per policy expense allowance spread pro-rata over fixed and separate accounts, which is offset by a $30 policy fee, so neither has been reflected in this analysis.


Credited Interest Rates
-----------------------

Credited interest rates for the remainder of 1996 are assumed to equal current credited rates. Thereafter, credited rates are assumed to move as described below.

Individual spread products: Credited rates are based on the net effective portfolio earnings rate less the following target spreads:


     =====================================================================
                                Target Spreads
      --------------------------------------------------------------------
                                         In Surrender   Out of Surrender
                  Product                Charge Period    Charge Period
      --------------------------------------------------------------------
      MVP                                     195 bp           195 bp
      Personal 2000, Personal 2000 Plus       280              260
      Providian Flex Plus                     225              240
      Special Office Product                  N/A              200
      SPDA Personal 1,3                       265              250
      SPL Floor                               N/A              325
      NASL                                    235              235
     =====================================================================

Individual index products:  Credit the index in all years, as follows:

==============================================================
                                         Actual
                          ------------------------------------
     Product                      Index         Spread
--------------------------------------------------------------
  SPDA Index:
         Multi              20 year Treasury     150 bp
         Other              AAA Industrial       200
--------------------------------------------------------------
  IRA                       AAA Utility          250
--------------------------------------------------------------
  SPL                       20 year Treasury     238*
--------------------------------------------------------------
  Pacer, Advisor's          90% of 1 year        0
  Edge                      Treasury
==============================================================

* Represents a weighted average of spreads by plan; actual spreads are 200 bp, 225 bp or 250 bp depending on plan code.

Future Business
---------------

Future business pricing spreads are summarized in the following table.


=========================================
             Future Business
-----------------------------------------
Line of Business    Spread  Cost of Funds
-----------------------------------------
SPIA                115 bp
NASL                215 bp
Tax Smart           225 bp
GIC                 80 bp   LIBOR + 15bp
TRAC                80 bp   LIBOR + 15 bp
=========================================


Bail-Out Provisions
-------------------

Personal 2000, Personal 2000 Plus and SPDA Personal 1,3 plans have bail-out rates equal to the initial credited rate less 1%.

The bail-out rate on the SPDA product and 1992 and prior issues of the P2000 were pierced prior to the valuation date. The lapse assumption for these products reflect this event.


Guaranteed Equity Option (GEO)
------------------------------

The Marquee and Prism products offer an equity guarantee option which provides for 100% of the growth in the S&P 500 index (including dividends) over five years. A minimum return of 3% is guaranteed on the principal. No amounts can be withdrawn during the five year period. The cost of hedging this option is assumed to be 3.50% per year, based on a Black-Scholes estimate.


Guaranteed Minimum Death Benefit (GMDB)
---------------------------------------

GMDB provisions for the variable annuity products, and the associated cost, are summarized in the following table.


================================================================
                        GMDB Provisions
----------------------------------------------------------------
Product                   Guaranteed Death Benefit  Assumed Cost
----------------------------------------------------------------
Vanguard                      Principal only            5 bp
Other Variable Annuity        Six-year ratchet          7 bp
================================================================


TRAC
----

The TRAC funds were projected based on a net effective earnings rate of LIBOR + 80 bp and a cost of funds of LIBOR + 15 bp, for a net spread of 65 bp.

Market Rates
------------

The rates on competitor products are represented by the following nominal treasury yields:

                =============================================
                     Product               Market Rate
                ---------------------------------------------
                Deferred Annuity    7-year Treasury less .5%
                ---------------------------------------------
                SPL                 7-year Treasury less 1.0%
                ---------------------------------------------
                MVA                 5-year Treasury less 1.0%
                =============================================

Policy Loan
-----------

The SPL and VL products offer zero-spread loans. Loan amounts are projected based on loans outstanding at June 30, 1996 as a constant percent of free loan available.

Reserves
--------

Reserves on inforce deferred annuities, SPL, and GICs were assumed equal to account value, with the exception of the NASL block of business where reserve is based on a CARVM calculation.

Reserves on future deferred annuity issues are assumed to equal cash surrender value. The company intends to either (1) hold account value for statutory reserve and tax reserve, if it can get rating agency credit for the excess reserve; or (2) change practice to hold cash surrender value as statutory and tax reserve.

Reserves on Trust GIC are equal to the following:

       ==================================================================
                               Trust GIC Reserve
       ------------------------------------------------------------------
       Existing Business:        6/96 reserve of 17 bp growing 7.5 bp
                                 per year to a maximum of 41 bp.

       Future Business:          7.5 bp increase in reserve per year,
                                 growing to maximum of 41 bp.
       ==================================================================

Product Specifications
----------------------

Commissions
-----------

             =====================================================
                               Commission Rates
             =====================================================
             Plan             Percent of Premium   Percent of Fund
             -----------------------------------------------------
             Tax Smart                6%                        --
             Advisors Edge            0                         --
             Marquee                  6                         --
             NASL                     7            25 bp years 6 +
             GIC                      0                         --
             =====================================================

An additional trail commission of 4.5 bp is charged on existing general account individual annuity and SPL funds.

Mortality and Expense Charges
-----------------------------

              ====================================================
                    Plan                             M & E Charge
              ----------------------------------------------------
              Advisor's Edge                            50 bp
              ----------------------------------------------------
              Marquee - A Units                         65 bp
              ----------------------------------------------------
              Marquee - B Units                        125 bp
              ----------------------------------------------------
              PRISM - A Units                           65 bp
              ----------------------------------------------------
              PRISM - B Units                          125 bp
              ----------------------------------------------------
              Pacer Annuity                            120 bp
              ----------------------------------------------------
              Pacer Life                                70 bp
              ----------------------------------------------------
              Vanguard                                37.5 bp
              ----------------------------------------------------
              Vanguard Future Issues                  30.0 bp
              ====================================================

In addition, PCM currently receives 4 bp on average from the investment fund managers for the Advisors Edge, Marquee and PRISM products.

Front End Sales Loads
---------------------

The Marquee - A Units and PRISM - A Units plans have the following sales loads as a percentage of deposit:

===============================================================================
                             Marquee-A and Prism-A
-------------------------------------------------------------------------------
Deposit Amount                                                         Load
-------------------------------------------------------------------------------
Lesser-than $100,000                                                   5.75%
-------------------------------------------------------------------------------
$100,000 to $249,999                                                   4.75%
-------------------------------------------------------------------------------
$250,000 to $499,999                                                   3.75%
-------------------------------------------------------------------------------
$500,000 to $1,000,000                                                 2.75%
-------------------------------------------------------------------------------
Greater-than $1,000,000                                                1.75%
===============================================================================

Administrative Charges
----------------------

Advisor's Edge, Marquee (A and B Units) and PRISM (A and B Units) plans charge the following fees on separate account business to cover administrative expenses:

                 .    .15% of fund value
                 .    $30 per policy

Pacer products charge 0.3% of fund value for administrative costs.

Surrender Charges
-----------------

Surrender charges by plan are summarized in the tables below.
================================================================
           Surrender Charge - Percent of Account Value
----------------------------------------------------------------
                                       Policy Year
                         ---------------------------------------
      Plan               1   2   3   4   5   6   7   8   9   10+
----------------------------------------------------------------
MVP                      6%  5%  4%  3%  2%  1%  0%  0%  0%   0%
----------------------------------------------------------------
Personal 2000            5%  4%  3%  2%  1%  0%  0%  0%  0%   0%
----------------------------------------------------------------
Personal 2000 Plus       5%  5%  4%  3%  2%  0%  0%  0%  0%   0%
----------------------------------------------------------------
Providian Flex Plus      7%  7%  7%  7%  7%  7%  7%  0%  0%   0%
----------------------------------------------------------------
Special Offer Product    7%  7%  7%  7%  7%  7%  7%  0%  0%   0%
----------------------------------------------------------------
SPDA Personal 1,3        5%  5%  5%  5%  5%  5%  0%  0%  0%   0%
----------------------------------------------------------------
SPDA Personal Index      5%  5%  5%  5%  5%  5%  0%  0%  0%   0%
----------------------------------------------------------------
SPL Floor                5%  5%  5%  5%  5%  5%  0%  0%  0%   0%
----------------------------------------------------------------
SPL Index                5%  5%  5%  5%  5%  4%  3%  2%  1%   0%
----------------------------------------------------------------
Pacer Annuity            6%  6%  6%  6%  6%  6%  0%  0%  0%   0%
----------------------------------------------------------------
Pacer Life               8%  8%  7%  6%  5%  4%  3%  2%  1%   0%
----------------------------------------------------------------
Marquee - B              6%  5%  4%  3%  2%  1%  0%  0%  0%   0%
----------------------------------------------------------------
PRISM - B                6%  5%  4%  3%  2%  1%  0%  0%  0%   0%
----------------------------------------------------------------
Tax Smart                6%  5%  4%  3%  2%  0%  0%  0%  0%   0%
----------------------------------------------------------------
NASL                     6%  6%  5%  5%  4%  3%  2%  0%  0%   0%
================================================================

Note that surrender charges are not applicable for the following plans:
Advisor's Edge, Marquee-A Units and PRISM - A Units.

The IRA business is all out of the surrender charge period and therefore surrender charges are not applicable.

Duration 5 and later P2000 business has pierced the bailout and therefore has no surrender charge in effect.

Trust GIC Fees
--------------

Fees charged on Trust GIC are assumed to equal 15 bp of notional amount grading to 12 bp over five years on existing business, and 12 bp on future issues. Zero cost is associated with the guarantees on Trust GICs based on the lack of historical cost and the underwriting practices in place at the Company.

Market Value Adjustment - MVP
-----------------------------

The market value adjustment on the MVP products equals the change in the Merrill Lynch Mortgage Master Index (from the premium payment date to the surrender date) multiplied by a timing factor. The timing factor is based on the time remaining in the surrender charge period and grades to zero at the end of the surrender charge period. We have modelled this provision based on data provided to us by Providian and the market-value adjustment outstanding as of June 30, 1996.

Guaranteed Interest Rates:
--------------------------

=====================================================
Plan Number     Plan Description      Guaranteed Rate
-----------------------------------------------------
    1           MVP                        4.0%
-----------------------------------------------------
    2           Personal 2000              4.0%
-----------------------------------------------------
    3           Personal 2000 Plus         4.0%
-----------------------------------------------------
    4           Providian Flex Plus        4.0%
-----------------------------------------------------
    5           Special Offer Product      4.0%
-----------------------------------------------------
    6           SPDA Personal 1,3          4.0%
-----------------------------------------------------
    7           SPDA Personal Index        4.0%
-----------------------------------------------------
    8           SPL                        4.0%
-----------------------------------------------------
    9           Pacer Annuity              N/A
-----------------------------------------------------
    10          Pacer Life                 N/A
-----------------------------------------------------
    11          Advisor's Edge             3.0%
-----------------------------------------------------
    12          Marquee - A Units          3.0%
-----------------------------------------------------
    13          Marquee - B Units          3.0%
-----------------------------------------------------
    14          PRISM - A Units            3.0%
-----------------------------------------------------
    15          PRISM - B Units            3.0%
-----------------------------------------------------
    16          IRA                        4.0%
=====================================================